UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MYLAN N.V.

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Proxy Statement
2018 Annual Meeting of Shareholders
Mylan Better Health for a Better world

A MESSAGE FROM THE BOARD’S LEADERSHIP

Robert J. Coury Chairman	Mark W. Parrish Vice Chairman and Lead Independent Director

On behalf of the Board of Directors, we note that one of our most important responsibilities as directors of a global company is to focus on long-term value creation for the Company and its stakeholders. We are privileged and honored as Chairman and Lead Independent Director, respectively, to lead and serve with a talented group of directors with tremendous diversity in terms of skills, background and experience, eight of whom are independent and all of whom are fully dedicated and committed to delivering sustainable long-term value to Mylan shareholders while also serving the interests of Mylan’s other stakeholders.

STRATEGY FOR LONG-TERM SUSTAINABILITY

Mylan’s Board has been and remains committed to sustainability and the creation of long-term shareholder value. One of the most important responsibilities of the Chairman is developing our long-term vision and strategy to create this value, and providing overall strategic leadership for the Company. Our independent directors oversee management’s execution of this strategy and represent, among other things, the interests of shareholders and other stakeholders in the Boardroom. Our strategy over the past decade has resulted in the development of a true, one-of-a-kind global company that encompasses diversified global research, manufacturing and commercial platforms, a highly diversified product portfolio, and substantial capabilities that are unmatched in the industry. Equally as important to the success of our strategy has been the outstanding talent, experience and tenure of our extraordinarily dedicated and high-performing executive management team. Its exceptional leadership has been critical as the industry and healthcare systems around the world continue to rapidly evolve and our peers have experienced periods of management changes and other disruptions.

Mylan once again delivered strong results in 2017, and our strategy and long-tenured management team have truly and demonstrably served Mylan shareholders and all other stakeholders well. Over the coming years, we and our fellow directors will remain focused on overseeing the continued execution of the Company’s global strategy; developing new and robust strategies for future long-term success and sustainability; and continuing succession planning to further enhance the depth, talent and experience of our leadership team as well as other levels of management.

CONTINUED SHAREHOLDER ENGAGEMENT

We also remain committed to ongoing shareholder dialogue. As has been our longstanding practice, we have been discussing matters of importance to shareholders over the past year, including among others, their reasons for the vote at the 2017 Annual General Meeting of Shareholders. We were naturally disappointed in the vote but continue to engage with shareholders to both understand their views as well as help them to understand our perspectives on these matters. These shareholder engagement meetings have included five independent directors and our Chairman, in addition to separate meetings with our CEO and other executives. The Board and management met with shareholders representing [●]% of shares outstanding, which included [●]% of the shares held by our 50 largest shareholders. Topics have included Board refreshment, the Board’s role in risk oversight, executive compensation, recent dynamic industry developments, global social responsibility and the opioid crisis, among others.

2018 Proxy Statement

Over the past several years, we have taken many important actions that are directly relevant to many of the points discussed with shareholders and which are addressed in detail throughout this Proxy Statement. These include, among others, the continued refreshment of the Board with a view to its and the Company’s future needs and expectations; the recent establishment of a new Risk Oversight Committee at the Board level; appointment of a new Lead Independent Director; a reconfirmation that 2017 executive compensation is fully in line with our peer group and reflects a simplified structure compared to past years; and our actions relating to global social responsibility and the opioid crisis. Based on our discussions with shareholders, we also have revised the look and feel of this Proxy Statement.

In closing, we have never been more confident in, and proud of, our Board, executive leadership team and global workforce, the Company’s ability to meet challenges and seize opportunities in the complex global healthcare environment, and in our commitment to sustainable long-term value to Mylan shareholders while also serving the interests of Mylan’s other stakeholders.

Thank you for your interest in Mylan and for your continued confidence in the Board and management team.

Sincerely,

Robert J. Coury Chairman	Mark W. Parrish Vice Chairman and Lead Independent Director

2018 Proxy Statement

A LETTER FROM OUR CEO

Heather Bresch Chief Executive Officer

Mylan	Built to Last

To Our Valued Shareholders,

2017 marked yet another pivotal and successful year for Mylan. We maintained our multiyear track record of delivering strong financial results while further leveraging our transformation into a highly differentiated global pharmaceutical company that is truly built to last.

Our transformation strategy, executed over the last decade, involved creating robust research, manufacturing, supply chain and commercial platforms on a global scale; substantially expanding our portfolio of medicines; diversifying by geography, product type and channel; maintaining our historic commitment to quality; cultivating an extraordinary workforce; and managing for the long-term.

The results have set Mylan apart as a strong and reliable performer within an industry now undergoing seismic change. We have generated, for instance, outstanding shareholder returns and significant, durable cash flows while successfully facing intense competition, customer consolidation, unpredictable regulatory environments and macro-economic fluctuations.

Our Mission

At Mylan, we are committed to setting new standards in healthcare. Working together around the world to provide 7 billion people access to high quality medicine, we:

•  Innovate to satisfy unmet needs;

•  Make reliability and service excellence a habit;

•  Do what’s right, not what’s easy; and

•  Impact the future through passionate global leadership.

We have stayed true to our mission of providing patients access to high quality medicines around the world. In addition, we have made possible meaningful careers for our employees, served local communities, incorporated responsible corporate citizenship and sustainability practices, and served other stakeholder interests.

As important, we are doing our part to help build or transform healthcare systems, guided by our view that keeping people healthy is as important as treating them when they’re sick. We believe doing so will have a lasting impact on society by delivering better health for a better world.

2018 Proxy Statement

DELIVERING RESULTS FOR SHAREHOLDERS

Revenues totaled nearly $12 billion, an 8% increase compared to the prior year. Our Europe and Rest of World segments experienced double-digit sales increases driven by organic growth and incremental sales from Meda, and efforts to bring those products from Meda, acquired in 2016, to an expanded customer base. The increases offset lower sales in North America, where the U.S. pharmaceutical marketplace continues to undergo rapid and unprecedented change.

On a U.S. GAAP basis, diluted earnings per share (EPS) totaled $1.30, an increase of 41% compared to 2016. This result was driven primarily by the impacts of lower costs related to litigation settlements and incremental results of acquisitions and restructuring programs, partially offset by higher interest and income-tax expense. Adjusted EPS fell 7%, to $4.56, as we absorbed the lower profitability associated with EpiPen® Auto-Injector.

Our cash flow generation reflects the resilience of our global business and the power of our built-to-last model. In fact, we estimate that approximately 75% of our cash flows now stem from largely predictable, recurring revenues across all markets around the world, with the remainder coming from a smaller basket of more-variable products, primarily in the U.S. generics market.

In addition, 2017 was outstanding in that we filed 184 global regulatory submissions. Upon launch, these products will result in further diversification across our therapeutic areas, which in turn will drive expanded access for patients and ongoing growth for Mylan.

PROVIDING LEADERSHIP TO DELIVER BETTER HEALTH FOR A BETTER WORLD

Tremendous opportunity awaits the company that is both willing and able to break down the barriers to access to affordable medicine around the world, invest in capacity and launch new products.

Mylan is that company. Having built a one-of-a-kind global platform whose strength, diversification and resilience position us like no other organization, we continued throughout 2017 to provide the leadership needed to deliver better health for a better world.

For instance, we launched Glatiramer Acetate, part of our CNS & Anesthesia therapeutic area, in the U.S. (40 mg/mL for three-times-a-week injection and 20 mg/mL for once-daily injection), reinforcing our scientific and commercial capabilities in bringing to market complex and difficult-to-manufacture products.

We received approval for Ogivri™, the U.S.’s first biosimilar for Trastuzumab and part of our oncology therapeutic area. In addition, the U.S. Food and Drug Administration (FDA) accepted for review our New Drug Application for Revefenacin, part of our respiratory and allergy therapeutic area, and our Biologics License Application for Pegfilgrastim, a biosimilar to Neulasta® and part of our oncology therapeutic area.

2018 Proxy Statement

In Europe, we received approval to market the first generic of the 40 mg/mL strength of Glatiramer Acetate. In addition, the European Medicines Agency (EMA) accepted marketing authorization applications for our Trastuzumab and Pegfilgrastim biosimilars. Early this year, EMA’s Committee for Medicinal Products for Human Use recommended approval of Semglee™, a biosimilar insulin glargine.

In various emerging markets, we have partnered with other companies to break down barriers. For example, we launched MyHep All, which treats hepatitis C in India, and introduced the first Tenofovir Alafenamide-based, fixed-dose combination product to be offered to patients being treated for HIV in developing countries.

Indeed, our commitment to stemming the tide of HIV is perhaps the most compelling example to date of our commitment to removing barriers. More than 40% of people being treated today for HIV globally depend on a Mylan product. Moreover, we hope to do next for cancer and diabetes what we’ve already done for HIV as we dramatically expand the number of patients served.

CONTINUING TO DO WHAT’S RIGHT

Mylan was founded nearly 60 years ago for the express purpose of providing patients access to medicine. We continue to put that purpose into action today.

One way we did so during 2017 was to begin formalizing a companywide Global Social Responsibility program. As a part of that effort, Mylan joined the United Nations Global Compact, the world’s largest business community for sustainable development. You can learn about the work we’re doing by reading our Better Health for a Better World Progress Report.

We also undertook an initiative to communicate more broadly how Mylan is delivering better health for a better world. As a part of the initiative, we launched mylanbetterhealth.com, a website highlighting our impact in the areas of access, innovation and science, public and health policy, and community support. We’re now expanding the site’s focus beyond the U.S.

LOOKING AHEAD WITH CONFIDENCE AND EXCITEMENT

We are more confident and excited than ever about Mylan’s future. We see significant opportunity to continue doing good and doing well, serving the interests of shareholders and other stakeholders. That’s because, having built the company to last, we’re moving forward from a position of great strength.

Making it all possible is Mylan’s greatest resource, our people. For once again delivering and differentiating Mylan in a rapidly changing industry, I’d like on behalf of our entire leadership team to thank our employees around the world for their outstanding teamwork and execution and for their commitment to delivering better health for a better world.

Finally, I would like to invite our shareholders to attend the Company’s Annual General Meeting of Shareholders, which will be held on June 29, 2018 at [•] CEST, at [•].

Sincerely,

Heather Bresch

CEO

2018 Proxy Statement

PRELIMINARY — SUBJECT TO COMPLETION

NOTICE OF 2018

ANNUAL GENERAL MEETING OF SHAREHOLDERS

When: Friday, June 29, 2018, [●], CEST

Where: [●]

You are invited to attend the 2018 Annual General Meeting of Shareholders (the “AGM” or the “2018 AGM”) of Mylan N.V. (the “Company” or “Mylan”).

Items of Business:

1.	To appoint two executive directors and ten non-executive directors to the Board of Directors of Mylan N.V. (the “Board”) (Voting Item 1)

2.	Explanation of remuneration policy for the Board (Discussion Item)

3.	To approve, on an advisory basis, the compensation of the named executive officers of the Company (Voting Item 2)

4.	Mylan’s Dutch Board report for fiscal year 2017 (Discussion Item)

5.	To adopt the Dutch annual accounts for fiscal year 2017 (Voting Item 3)

6.	To ratify the selection of Deloitte & Touche LLP as Mylan’s independent registered public accounting firm for fiscal year 2018 (Voting Item 4)

7.	To instruct Deloitte Accountants B.V. for the audit of Mylan’s Dutch statutory annual accounts for fiscal year 2018 (Voting Item 5)

8.	To authorize the Board to acquire shares in the capital of the Company (Voting Item 6)

No business will be voted on at the AGM except such items as are included in the agenda above.

Record Date:

Pursuant to Dutch law, June 1, 2018, is the record date for the AGM in respect of our ordinary shares; no record date applies in respect of our preferred shares. This means that holders of Mylan ordinary shares as of the close of business on June 1, 2018 and holders of Mylan preferred shares as of June 29, 2018 are entitled to receive this notice of the meeting and vote at the AGM and any adjournments or postponements of the AGM. The accompanying Proxy Statement is dated [●], 2018 and is first being mailed to the shareholders of Mylan on or about [●], 2018. As of the close of business on [●], 2018 (the last practicable date prior to the record date and the mailing of the Proxy Statement), there were [●] Mylan ordinary shares and no Mylan preferred shares outstanding and entitled to vote.

Important Meeting Information:

If you plan to attend the AGM in person, you must register in advance. See the question titled “How can I attend the AGM?” on page [●] for information about the location, format and how to register to attend the meeting.

[●], 2018

By order and on behalf of

the Mylan N.V. Board of Directors,

Joseph F. Haggerty

Corporate Secretary

Voting Information

Please know that your vote is very important, and you are encouraged to vote  promptly. Please carefully review the proxy materials for the AGM and follow the  instructions below to cast your vote on all of the voting matters.

How to Vote: Please vote using one of the following advance voting methods.  Make sure to have your proxy card or voting instruction form in hand and  follow the instructions.

SHAREHOLDERS OF RECORD	BENEFICIAL OWNERS
(shares registered on the books of the Company via American Stock Transfer)	(shares held through your bank or brokerage account)

Via Internet Visit https://www.proxyvotenow.com/myl	Via Internet Visit www.proxyvote.com

By phone Call 1-866-242-2716 or the telephone number on your proxy card	By phone Call 1-800-454-8685 or the telephone number on your voting instruction form

By mail Sign, date and return your proxy card	By mail Sign, date and return your voting instruction form

All shareholders of record may vote in person at the AGM. Beneficial owners  may vote in person at the AGM if they have a legal proxy, and follow the  instructions described in the response to the question titled “How do I vote if  I am a beneficial owner of Mylan ordinary shares and hold them in street  name?” on page [●].

For important information concerning the AGM, voting and other matters, please refer to Appendix A-Questions and Answers, on page [●].

2018 Proxy Statement

Compensation	34
Voting Item 2 – Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers of the Company	34
Compensation Discussion & Analysis	35
Executive Compensation Tables	53
CEO Pay Ratio	64

Other Voting Matters	65
Voting Item 3 – Adoption of Dutch Annual Accounts for Fiscal Year 2017	65
Voting Item 4 – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2018	66
Report of the Audit Committee of Mylan’s Board	67
Voting Item 5 – Instruction to Deloitte Accountants B.V. for the Audit of the Company’s Dutch Statutory Annual Accounts for Fiscal Year 2018	68
Voting Item 6 – Authorization of Mylan’s Board to Acquire Shares in the Capital of the Company	69

Appendix A – Questions and Answers	A-1

Appendix B
Forward-Looking Statements	B-1
Reconciliation of Non-GAAP Measures	B-2

2018 Proxy Statement

Introduction

As a Dutch company, Mylan focuses on the interests of all corporate stakeholders, and believes its most important objectives are to position the organization to deliver sustainable long-term value to shareholders while also serving the interests of its other stakeholders.

The Board oversees and empowers Mylan’s talented management team to execute on these objectives through the Company’s clear, consistent and differentiated strategy.

As you think about how to vote your shares, consider the extraordinary result of that strategy to date: it has produced a sustainable company that is making great strides in its mission of delivering better health for a better world by providing 7 billion people access to high quality medicine.

That mission to provide access is grounded in our belief that every person in this world matters and that the opportunity to live the healthiest life is one that should be attainable by all.

To provide access, we must be able to satisfy the needs of an incredibly diverse global marketplace with economic and political systems, approaches to delivering and paying for healthcare, languages and traditions, and customer and patient requirements that vary by location and over time.

It is with these considerations in mind that we built and scaled our commercial, operational and scientific platforms to meet the evolving needs of customers in ways that are globally consistent and locally sensitive. As a result, Mylan now reaches patients in more than 165 countries with a tremendous range of brand-name, generic and over-the-counter products.

As important, with each additional patient we reach, our diversification grows, further reinforcing our business model’s durability.

Durability allows Mylan to withstand and overcome competitive pressures while innovating to expand the world’s access to medicine. In addition, durability means that Mylan’s shareholders and other stakeholders can expect us to continue to “do good” by expanding access to medicine and “do well” by generating consistent financial results, including reliable cash flows capable of supporting ongoing investments in long-term growth. These efforts differentiate and underscore the strength of Mylan’s business model.

About Mylan

Mylan is a global pharmaceutical company committed to setting new standards in healthcare and providing 7 billion people access to high quality medicine. We offer a growing portfolio of more than 7,500 products, including prescription generic, branded generic and brand-name drugs and over-the-counter remedies. We market our products in more than 165 countries and territories. Every member of our approximately 35,000-strong workforce is dedicated to creating better health for a better world.

2018 Proxy Statement	1

INTRODUCTION

Mylan – Built to Last

Mylan’s mission and strategy distinguish us from all other pharmaceutical companies. It is with this backdrop that we invite you to carefully review the rest of the materials in this Proxy Statement. Our hope is that they will inform your decision to vote to support Mylan’s ongoing journey to make a lasting and positive difference in the world. Thank you.

Our Differentiated Business Model

Diversification Across Products, Markets and Channels Produce Durable Results

Access Diversity Durability Deliver on our mission to provide medicine to the world’s 7 billion people Set new standards in healthcare Provide passionate global leadership Launch products in markets where they previously weren’t accessible Serve both developed and developing markets Invest in R&D across commodity. complex and bio similar products Optimize broad range of manufacturing capabilities and operational expertise Leverage scale across Rx/Gx/OTC Deliver strong product and revenue mix across segments Focus efforts to expand patient access across 10 major therapeutic franchises Live commitment to quality and safety Diversify revenue streams- no single product generates more than 4% of total revenue Develop and launch complex products Execute on strong scientific, regulatory, clinical , medical and legal IP capabilities Leverage sites with close proximity to key markets Capitalize on vertically integrated portfolio Access In our core purpose The more diversity we achieve though driving access, the more it enhance the Durability of our business model. Better heath for a better world To drive access, Mylan had build tremendous Diversity into our commercial, operational and science platforms.

2	2018 Proxy Statement

INTRODUCTION

Mylan – Built to Last

Our Value Chain

Mylan delivers value by focusing on the activities listed above, some of which are conducted in partnership with other organizations. While each activity represents a major contribution in its own right, taken together they represent one of our industry’s most diverse and durable platforms.

Credit for executing these activities successfully is owed to Mylan’s employees who thrive in the Company’s culture. This culture unites our employees around the world in what they recognize as an important and noble cause. As such, when creative solutions and tough decisions are called for, they rise to the occasion. When the way forward is unclear, they figure it out. When challenges arise, they don’t blink; they simply remain focused on executing to deliver on Mylan’s commitments. After all, our employees know that 7 billion people are depending on them to fulfill our mission.

OUR CULTURE
PASSIONATE	COMMITTED	RELENTLESS	UNCONVENTIONAL

We’re constantly sparked by the urge to make a difference.	We do what’s right, not what’s easy.	We’ll each do our part every day to provide 7 billion people access to the medicine they deserve.	In a world full of watchers, we’re doers. And together we can do anything.

2018 Proxy Statement	3

Governance

Executive Summary

Mylan’s Board oversees a clear and effective governance structure that complements the one-of-a-kind global platform we have built over the past decade. This structure helps the Company meet challenges in the complex and evolving healthcare industry. Our approach to governance, and the outstanding execution of our management and global workforce, have enabled us to deliver sustainable long-term value to shareholders while serving the interests of other stakeholders.

We remain committed to implementing enhancements to our governance structure where appropriate, and we seek and welcome input from shareholders, outside experts and advisors. Since the beginning of 2017, we have made enhancements to our governance structure and related programs that reflect extensive Board analysis and discussion as well as consideration of comments received during shareholder engagement.

In this Governance section, we discuss the following:

•  Our extensive shareholder engagement in 2017 and early 2018, including enhancements implemented to our governance structure and compensation programs that we have communicated to shareholders, a discussion of global social responsibility and a statement on the opioid epidemic (Shareholder Engagement, pages [•] to [•])

•  How the Board provides effective oversight (Board Highlights, pages [•] to [•])

•  What we consider when making director nominations and the diverse viewpoints, experiences, personal backgrounds and qualifications of our nominees (Our Directors, pages [•] to [•])

•  The committees of the Board and Board meetings (Board Information, pages [•] to [•])

•  How we continue to build the Board for the future (Succession Planning, page [•])

•  How the Board oversees risk management (Risk Oversight, page [•])

•  Director independence (page [•]) and certain relationships and related transactions (page [•])

•  Non-employee director compensation (pages [•] to [•])

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GOVERNANCE

Shareholder Engagement

Shareholder Engagement

CONTINUING COMMITMENT TO ENGAGEMENT

Robust shareholder engagement remains a priority for Mylan’s Board and management as the Company continues to drive long-term shareholder value while also striving to serve the interests of other stakeholders in a complex and evolving healthcare environment. We are committed to maintaining a dialogue with our shareholders to ensure that they understand our differentiated strategy and business model and that together we take the opportunity to discuss and engage on topics of interest regarding their investment in Mylan.

At the 2017 Annual General Meeting of Shareholders (“2017 AGM”), over a majority of shareholders voted against the Company’s advisory Say-on-Pay vote, and we were disappointed by the result. Accordingly, following the 2017 AGM and into the second quarter of 2018, five independent directors and the Chairman and, separately, the Chief Executive Officer (“CEO”) and other members of management, undertook an extensive shareholder-outreach initiative, meeting with shareholders representing [•]% of shares outstanding, which included [•]% of shares held by our 50 largest shareholders. These meetings included governance leads and portfolio managers, among others.

During our recent outreach, we discussed the Company’s structure, strategy and business model and sought to better understand shareholders’ voting decisions. Topics of discussion included, among others:

During our meetings, shareholders remained supportive of members of the Board and management, but did request the Board to discuss its response to the 2017 AGM voting results. In doing so, and as part of our response, we had the opportunity to remind shareholders that the vast majority of Mr. Coury’s compensation reported in 2016 had been previously approved by our shareholders as disclosed in certain of our public filings prior to the 2016 annual general meeting of shareholders (please see our Current Report on Form 8-K, filed with the SEC on June 3, 2016 and our Supplemental Proxy Soliciting Materials, filed with the SEC on June 2, 2017), included compensation that had accrued or was granted over his successful 15-year tenure as CEO and Executive Chairman, and became payable under the terms of compensation programs and applicable tax law upon his transition from an executive officer role. We also discussed the compensation arrangement, which is highly aligned with shareholder interests, as well as the rationale for the Board’s decision to retain Mr. Coury’s continued unique and dedicated service as Chairman into 2021.

The charts and other information on pages [•] to [•] provide further information regarding the engagement discussed above, including the Board’s process for engagement, matters discussed with shareholders, and continued enhancements to our governance structure and compensation programs. Given that 2017 compensation decisions were made prior to the 2017 AGM and related shareholder feedback, we also note certain compensation-related changes implemented earlier in 2017 which are relevant to the more recent engagement discussions.

2018 Proxy Statement	5

GOVERNANCE

Shareholder Engagement

THE BOARD’S COMPREHENSIVE APPROACH TO SHAREHOLDER ENGAGEMENT FOLLOWING 2017 AGM

6	2018 Proxy Statement

GOVERNANCE

Shareholder Engagement

Shareholder Feedback on Executive Compensation, Retention and Succession

• Discuss Board response to 2017 AGM vote • Maintain alignment of executive compensation with shareholder interests	• Shareholders wanted to better understand the rationale for compensation decisions and metrics • Shareholders wanted to better understand the Board’s role in succession planning

Our Board’s Response

•  In August 2017, we refreshed  2⁄3 of the Compensation Committee (and following the 2018 AGM we expect that the Committee will have a third new member, resulting in a complete refreshment)

•  Following the 2017 AGM, we consulted with an independent compensation expert to review and refresh the market analysis of 2017 CEO compensation and re-confirmed that it is in line with peer practices

•  We redesigned the Proxy Statement to further enhance discussion of Mylan’s compensation programs and the rationale for compensation decisions

•  We added in the Proxy Statement disclosure concerning our approach to Board refreshment and management succession planning (see page [•])

•  With respect to relevant compensation decisions and actions prior to the 2017 AGM:

>>    The 2017 executive compensation program reflects a simplified approach from past years, with a streamlined pay mix consisting primarily of salary, annual cash incentives and long-term equity incentives (and the 2018 program is similar) (see pages [•] to [•])

>>    Approximately 67% of 2017 CEO target compensation and 64% of other 2017 named executive officer (“NEO”) target compensation is performance-based, using objective quantifiable metrics that are aligned with shareholder interests and business strategy (see pages [•] to [•])

>>    2017 earned compensation is highly correlated to short- and long-term performance and is commensurate with levels paid to peers (see pages [•] to [•])

>>    As of June 2016, the Chairman is no longer an executive officer and his compensation structure as a non-executive has been significantly simplified and remains substantially aligned with shareholder interests and business strategy

Shareholder Feedback on Board Dynamics

• Further explain the Company’s philosophy regarding Board composition, refreshment and interaction with management

Our Board’s Response

•   We enhanced the discussion in this Proxy Statement regarding Board diversity, tenure and experience, as well as the Board’s interaction with management and division of responsibility (see pages [•] to [•])

•   As noted above, we refreshed  2⁄3 of the Compensation Committee (and following the 2018 AGM, we expect that the Committee will have a third new member, resulting in a complete refreshment)

•   We described how the Board has continued to refresh itself over the past decade, adding seven of its current eleven directors during that time-frame, including four in the past five years and one last year

•   As part of its refreshment efforts, the Board nominated Pauline van der Meer Mohr, who has governance expertise in compensation and risk management, among other areas, and Harry A. Korman, who has a unique understanding of Mylan’s business and significant operational expertise, for election at the 2018 AGM

•   Mark Parrish was appointed as Vice Chairman and Lead Independent Director in August 2017

•   JoEllen Lyons Dillon was appointed as Chair of the Governance and Nominating Committee and Dr. Randall Vanderveen was appointed as Chair of the Science and Technology Committee

•   Board refreshment over the past decade has further enhanced the depth of its collective experience (see page [•])

•   36% of current Board members are women (33% if all nominees are elected)

•   The Board expressed its continuing commitment to refreshment and will continue to seek highly qualified candidates

•   In April 2018, Mylan’s Board adopted a diversity policy with respect to Board composition, considering characteristics such as nationality, age, gender, education and professional background, among others.

2018 Proxy Statement	7

GOVERNANCE

Shareholder Engagement

Shareholder Feedback on Risk Oversight

• Shareholders wanted to better understand the Board’s governance structure and oversight of risk

Our Board’s Response

•   In the first quarter of 2018, the Board formed a new Risk Oversight Committee to assist in its oversight of the Company’s enterprise risk framework (see page [●])

•   Risk Oversight Committee responsibilities include review of Mylan’s enterprise risk framework

•   We enhanced the discussion in this Proxy Statement regarding how the Board and its committees are organized to oversee Mylan, including with respect to strategy and risk management and controls implemented by management to help identify, assess, manage and monitor material risks (see pages [●] to [●])

•   We updated the Compliance Committee Charter to reflect oversight responsibility with respect to policies relating to pricing and commercialization of the Company’s products and services

Shareholder Feedback on Corporate Strategy

• Increase communication about the Company’s success and strategy going forward

Our Board’s Response

•   We hosted an Investor Day on April 11, 2018, during which we highlighted what we have achieved and our strategy, which is discussed further in the Introduction to this Proxy Statement (and posted the Investor Day materials to Mylan.com)

•   Continued engagement on how we are “Built to Last” and made related presentations, available online, which discuss facts relating to Mylan’s transformation, success, platform, stable and durable cash flows and sustainability

•   The Board is committed to continued engagement with current and potential investors, analysts and others to further enhance communication of Mylan’s success and other matters of interest to shareholders

•   We discussed with shareholders the Board’s focus, under Mr. Coury’s leadership, on developing new strategies for the next decade and beyond

8	2018 Proxy Statement

GOVERNANCE

Shareholder Engagement

Shareholder Feedback on Social Responsibility

• Further communication regarding the Board’s and management’s views regarding Corporate Social Responsibility initiatives

Our Board’s Response

•   Commencing in 2017 and during the first half of 2018, we have undertaken a comprehensive Global Social Responsibility program review and materiality assessment. For more information, see Global Social Responsibility on page [●]

•   We established and filled an executive-level Head of Global Sustainability role

•   In early May 2018, we are publishing an updated and enhanced Global Social Responsibility Report pursuant to our 2017 commitment to the United Nations Global Compact

•   We began submitting data to CDP Worldwide, formerly the Carbon Disclosure Project, which runs the global disclosure system through which companies may measure and manage their environmental impact.

Shareholder Feedback on Opioids

• Shareholders wanted to better understand the Company’s role in the manufacture and sale of opioid products

Our Board’s Response

• We have included discussion in this Proxy Statement regarding our minimal role in the manufacture and sale of opioid products and our commitment to helping to fight the opioid crisis (see page [●])

2018 Proxy Statement	9

GOVERNANCE

Shareholder Engagement

GLOBAL SOCIAL RESPONSIBILITY

Mylan’s mission, fundamental values and business practices are aligned with the sound management of environmental, social and governance (“ESG”) issues. Global social responsibility is intrinsically woven into Mylan’s commitment to achieve our mission and deliver better health for a better world. It is what drives our enduring passion to improve access and serve unmet needs across all geographies, while respecting our environment and positively impacting our stakeholders.

Our organization has grown significantly over the past few years. Acquisitions have transformed the company from a U.S.-based generics firm to a global pharmaceutical company with a commercial presence in more than 165 countries and territories. As a natural consequence of our expansion, we have a larger and more diverse organization, operations in more countries and more stakeholders with different expectations.

We are committed to our work to better understand and monitor the potential impact of our growing global operations. We also recognize the changing societal expectations of our stakeholders, including the evolving perspectives and focus related to social responsibility. We are aware of the role we can play and the voice we can have in the global community to help solve some of today’s most pressing challenges. We will strive to do so in ways that continue to build trust and loyalty and deliver value.

In 2018, we are continuing work begun in 2017 to analyze our relevant ESG practices and data, as well as to better understand the context of our stakeholders’ evolving expectations about a broad range of ESG topics.

To harness this knowledge and incorporate it into the capabilities and insights of our global organization, we have created an executive role of Head of Global Sustainability, along with a cross-functional team. This role is part of our CEO’s Executive Governance Team. Our efforts are designed not only to establish and drive our goals and objectives, but also to serve as an additional channel for engaging with our stakeholders.

Throughout 2018 and 2019 our Head of Global Sustainability will lead our efforts to:

•	Identify and prioritize the most relevant ESG topics for our business, including identifying their potential impact on stakeholders;

•

Conduct an analysis of relevant policies and activities throughout the organization to identify opportunities to improve our processes, performance and communication related to the ESG topics most relevant to Mylan and its key stakeholders. This analysis will help determine a performance baseline and inform the establishment of relevant ESG goals, key performance indicators and metrics;

•	Engage with a cross-section of stakeholders to understand expectations regarding Mylan and applicable ESG topics; and

•	Expand our ESG disclosures around topics of highest overall relevance as well as those of interest to the investment community and other stakeholder groups.

We are committed to working across our company’s global landscape to clearly identify relevant ESG considerations and fully incorporate them into our operations to advance Mylan’s mission and aspiration to deliver better health for a better world.

FIND MORE ONLINE

To learn more about Mylan’s commitment to Global Social Responsibility, please visit [●]

10	2018 Proxy Statement

GOVERNANCE

Shareholder Engagement

THE OPIOID EPIDEMIC

Opioid addiction, abuse and misuse is a national epidemic in the U.S. Mylan recognizes the scope and seriousness of this health crisis and is deeply concerned for those affected by it. Mylan believes it is important for all the Company’s stakeholders to understand the Company’s limited role in the production of opioid products and the actions we are taking to address the opioid epidemic.

Regarding Mylan’s current presence in the U.S. opioid market, the Company supplies approximately 1.1% of opioid-containing drug products sold, ranking it fifteenth among pharmaceutical companies according to IMS data. Mylan’s opioid portfolio, with one exception noted below, consists of generic products for which we do not deploy sales representatives or engage in direct-to-consumer marketing. In contrast, brand manufacturers and distributors of pharmaceutical opioid products have been the main focus of allegations of widespread, abusive sales and marketing practices and/or excessive shipments of these products.

Despite its limited role, Mylan is committed to doing its part to help in the fight against opioid addiction, abuse and misuse, and to be a part of the long-term solution. In 2014, Mylan launched a generic, injectable, single-vial version of naloxone, a product that is indicated for the complete or partial reversal of opioid depression induced by some natural and synthetic opioids, as well as for diagnosis of suspected or known acute opioid over-dosage. In the summer of 2016, Mylan launched a multiple-vial version of its generic naloxone injectable, thereby increasing supply for customers, physicians and other providers seeking additional inventory of this important therapy. Mylan’s injectable naloxone products are primarily used by hospitals. Today, Mylan’s naloxone presentations represent one of the lower priced options in the overall naloxone market, which includes auto-injectors and prefilled syringes. Although Mylan has only a small share of the naloxone market, it stands ready to continue to provide reliable supply and access to this important product, including through a commitment to develop an auto-injector drug-device combination for naloxone.

Mylan is also fighting the opioid epidemic by taking seriously the need to safeguard against diversion and abuse of opioids. We have internal practices designed to detect suspicious orders and prevent the sale of opioid-containing products where there may be a risk of diversion.

In April 2018, the Company announced plans to leverage its world-class scientific platform to develop a novel delivery for Meloxicam, a non-opioid pain medication. Promoting the development of non-opioid pain treatments is one of the many tactics the FDA is focused on as part of its efforts to address this growing public health problem.

Mylan’s portfolio includes the Fentanyl Transdermal System, which is a generic version of Johnson & Johnson’s branded fentanyl patch product, Duragesic™. Mylan’s Fentanyl Transdermal System is indicated for the management of pain in opioid-tolerant patients, severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative options are inadequate. Mylan’s generic patches utilize a matrix technology in which the fentanyl is incorporated into the adhesive layer of the patch. Accordingly, Mylan’s patches have no drug reservoir containing fentanyl gel. Mylan’s matrix patches are among the products containing the least amount of fentanyl needed to deliver the labeled dose. At the time of its approval, Mylan’s matrix technology design represented an important innovation for the product.

Mylan recognizes that fentanyl is a big part of the national opioid crisis. Importantly, however, lawful fentanyl products such as Mylan’s Fentanyl Transdermal System have been broadly acknowledged by federal authorities as not being responsible for the current fentanyl crisis. In its 2016 National Drug Threat Assessment Summary, the U.S. Drug Enforcement Administration concluded that “illicit fentanyl is responsible for the current epidemic; it is manufactured in China and possibly Mexico, and smuggled into the United States” and, that “non-pharmaceutical fentanyl is primarily responsible for the current fentanyl epidemic.”

Mylan has only one branded pharmaceutical opioid product in its portfolio. That product is not part of the national discussion of opioids because it is an intravenous anesthesia medicine administered only by healthcare professionals in a surgery-center setting. Patients do not receive prescriptions for this product.

Mylan is also cooperating with separately disclosed government inquiries that it, like other manufacturers of opioids, has received in an effort to assist the government in its continued fight in the war on opioid abuse. Concerning one of those inquiries, Senator McCaskill issued a report on February 15, 2018, relating to payments by drug manufacturers to third-party advocacy groups and professional societies. This report positively differentiated Mylan, finding that the Company is “[a]t the other end of the spectrum” from the other companies whose payments were examined because Mylan made only de minimis payments, and to only one of the 14 third parties cited in the report.

Mylan remains committed to working with key stakeholders to continue doing its part to contribute to a long-term solution for this national health issue.

2018 Proxy Statement	11

Voting Item 1 – Appointment of Directors

Mylan’s Board currently consists of 11 directors, each of whom is either an executive director or a non-executive director pursuant to applicable Dutch law. On April 29, 2018, the Board voted to increase the size of the Board to 12 directors, effective after the AGM. Ms. Cameron will retire from the Board effective June 29, 2018, and therefore has not been nominated for re-election. On February 22, 2018, the Board nominated Pauline van der Meer Mohr and on April 29, 2018, the Board nominated Harry A. Korman, each to be elected by shareholders at the AGM to serve as a non-executive director for a term ending immediately after the next annual general meeting held after his or her respective election. If each nominated director discussed below is appointed at the AGM, the Board will consist of 12 directors.

Executive directors are responsible for the daily management and operation of the Company, and non-executive directors are responsible for overseeing and monitoring the performance of the executive directors.

Consistent with established Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed by the general meeting from a binding nomination proposed by Mylan’s Board. The proposed candidate specified in a binding nomination shall be appointed, provided that the requisite quorum is present or represented at the general meeting, unless the nomination is overruled by the general meeting (which would result if a majority of at least two-thirds of the votes cast, representing more than half of the issued share capital, vote “against” the appointment of such director, with abstentions, “blank votes” and invalid votes not considered votes cast), in which case he or she will not be appointed. In such event, the Board may propose a new binding nomination to be submitted at a subsequent general meeting. If appointed, each director’s term begins at the general meeting at which he or she is appointed and, unless such director resigns or is suspended or dismissed at an earlier date, his or her term of office lapses immediately after the next annual general meeting held after his or her appointment. In accordance with the recommendation of the Company’s Governance and Nominating Committee, the Board has unanimously adopted resolutions to make the following binding nominations:

1.	Mylan’s Board has nominated Heather Bresch and Rajiv Malik to serve as executive directors for a term ending immediately after the next annual general meeting held after their appointment.

2.

Mylan’s Board has nominated Hon. Robert J. Cindrich, Robert J. Coury, JoEllen Lyons Dillon, Neil Dimick, Melina Higgins, Harry A. Korman, Mark W. Parrish, Pauline van der Meer Mohr, Randall L. (Pete) Vanderveen, Ph.D. and Sjoerd S. Vollebregt to serve as non-executive directors for a term ending immediately after the next annual general meeting held after their appointment.

The Board and the Governance and Nominating Committee have carefully considered the structure, culture, diversity, operation, interactions, collaboration and performance of the current Board; the talents, expertise and contributions of individual directors; the growth and creation of shareholder and other stakeholder value under its leadership; the continued outstanding performance of the Company; the anticipated future challenges and opportunities facing the Company; and the Board’s ongoing commitment to ensuring the long-term sustainability of Mylan to the benefit of shareholders and other stakeholders. Based on these considerations, among others, Mylan’s Board recommends a vote “FOR” the appointment of each director.

Each of the proposed appointments is considered a separate voting item under Dutch law. Information concerning each of the 12 nominated directors is set forth below on pages [●] to [●]. Each nominee is currently on Mylan’s Board, other than Ms. van der Meer Mohr and Mr. Korman, who are each being nominated for the first time this year, and all nominees consented to act as directors if appointed at the AGM. This Voting Item 1 comprises the “explanatory notes” to the agenda of the annual general meeting as referred to in Section 8.02(d) of Mylan’s Articles of Association.

Board Recommendation
Mylan’s Board unanimously recommends a vote “FOR” the appointment of Ms. Bresch and Mr. Malik as executive directors and each of the other nominees discussed above as non-executive directors.

12	2018 Proxy Statement

GOVERNANCE

Board Highlights

Board Highlights

Mylan’s current Board structure enables it to best oversee and empower its management team to support and drive the Company’s outstanding results for shareholders and other stakeholders. The Company’s short- and long-term performance and the ongoing execution of our mission demonstrate the success of this structure. The Company and its stakeholders continue to benefit from the leadership, judgment, vision, experience – and performance – of the Board and management team under the highly active and extraordinary visionary leadership, insight and strategic direction of Mr. Coury as Chairman. Our Board is highly qualified, engaged, experienced and independent. Our executive directors, Ms. Bresch (CEO) and Mr. Malik (President), together with our other outstanding management team members, have worked with the Board to develop a unique vision for the Company and continue to execute on this vision, consistent with the Board’s philosophy.

The Board’s determination that the current Board structure and management team is optimal for Mylan is based on, among other factors: the Company’s consistent long-term performance and durability; the Board’s deep and unique knowledge of the complexity, size and dramatic growth of the Company, as well as the industry and markets in which we operate; senior management’s demonstrated leadership abilities; the respective talents and capabilities of each of the directors and members of management; and the Board’s demonstrated ability to take advantage of opportunities and respond to commercial, competitive, regulatory, industry and other challenges, both anticipated and unanticipated.

The Board’s governance structure provides robust and effective oversight in the following ways:

Providing Effective Oversight

•    Eight independent members;

•    The Board has established robust Corporate Governance Principles;

•    We have a strong Lead Independent Director responsible for, among other things;

>>   Calling and presiding at executive sessions and meetings of the independent directors;

>>   Consulting with the Chairman in determining information to be sent to the Board, meeting agendas and meeting schedules, and separately approving those items;

>>   Serving as a contact person for shareholders and other stakeholders wishing to communicate with the Board; and

>>   Acting as liaison between the Chairman and independent directors;

•    The Audit, Compensation, Compliance, Finance, Governance and Nominating and Risk Oversight Committees all are composed entirely of independent directors (as defined in the applicable NASDAQ listing standards and within the meaning of the Dutch
Corporate Governance Code (the “DCGC”));

•    All Board committees operate pursuant to written charters and conduct annual self-assessments;

•    In early 2018, the Board formed a Risk Oversight Committee to assist in its oversight of the Company’s enterprise risk framework;

•    Approval of any appointment of members to the Audit, Compensation, Compliance, Governance and Nominating and Risk
Oversight Committees must include at least a majority of the independent directors;

•    The independent directors on Mylan’s Board and its committees receive extensive information and input from multiple layers of management and external advisors, engage in detailed discussion and analysis regarding matters brought before them (including in executive session) and consistently and actively engage in the development and approval of significant corporate strategies;

•    Mylan’s Board and its committees have unrestricted access to management;

•    Mylan’s Board and its committees can retain, at their discretion and at Company expense, any advisors they deem necessary with respect to any matter brought before them (although the Science and Technology Committee retains such advisors in consultation with the Chairman and Lead Independent Director);

•    In 2017, Mylan’s Board held four executive sessions of non-management members, and its committees collectively held 16 executive sessions.

2018 Proxy Statement	13

GOVERNANCE

Our Directors

Our Directors

Consideration of Director Nominees

For purposes of identifying individuals qualified to become members of the Board, and consistent with the Company’s Corporate Governance Principles, the Governance and Nominating Committee considers the following general criteria, among others, in nominating director candidates. These criteria reflect the traits, abilities and experience that the Board looks for in determining candidates for election to it:

•	Directors shall have relevant expertise and experience and be able to offer advice and guidance to the CEO based on that expertise and experience.

•	Directors shall have the ability to exercise sound business judgment.

•

Directors shall represent diverse viewpoints and that the personal backgrounds and qualifications of the directors, considered as a group, should provide the Company with a significant composite mix of experience, knowledge and abilities.

•	Unless otherwise approved by Mylan’s Board, directors shall not be a member of the board of directors or an officer or employee of a competitor (or an affiliate of a competitor) of the Company.

In addition to the criteria set forth above, and any others the Governance and Nominating Committee or Mylan’s Board may consider, a majority of the Board’s members must be “independent,” as that term may be defined from time to time by the applicable NASDAQ listing standards, including that an independent director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As needed, the Governance and Nominating Committee may identify new potential director nominees by, among other means, asking current directors and executive officers and external advisors to notify it if they become aware of persons meeting the criteria described above who would be suitable candidates for service on Mylan’s Board. The Committee also may, as needed, engage firms that specialize in identifying director candidates. The Governance and Nominating Committee also may consider candidates recommended by shareholders in accordance with the procedures outlined in the question titled, “How do I nominate a candidate for director to Mylan’s Board” on page [•]. The Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

As appropriate, the Governance and Nominating Committee will review publicly available information regarding a potential candidate, request information from the candidate, review the candidate’s experience and qualifications, including in light of any other candidates the Committee might be considering, and conduct, together with other members of Mylan’s Board, one or more interviews with the candidate. Committee members also may contact one or more references provided by the candidate or may contact other members of the business community or persons who may have first-hand knowledge of the candidate’s talents and experience.

Ms. van der Meer Mohr and Mr. Korman were each recommended for consideration by the Committee by a current member of the Board.

In April 2018, Mylan’s Board adopted a diversity policy with respect to Board composition, considering characteristics such as nationality, age, gender, education and professional background, among others.

For more information about Mylan’s Board and committee structure, please see page [•].

14	2018 Proxy Statement

GOVERNANCE

Our Directors

Board Nominee Overview

Each of our 12 director nominees possess the relevant qualifications and experience to provide the Company with the judgment, business skills and leadership needed to guide it in a complex and evolving healthcare environment. Although the Governance and Nominating Committee has not set specific targets with respect to diversity, the Committee and the Board as a whole believe that it is important for Board members to represent diverse viewpoints. In addition, we are confident that the personal backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities. Mylan’s Board also seeks to combine the skills and experience of its long-standing members with the fresh perspectives, insights, skills and experiences of new ones. In April 2018, Mylan’s Board adopted a diversity policy with respect to Board composition, considering characteristics such as nationality, age, gender, education and professional background, among others. The nominees reflect the Board’s continued commitment to these beliefs.

Key Director Nominee Statistics

Number of Directors Nominees with Relevant Skill Sets
6
CEO Experience
4
Finance
8
Healthcare Industry
10
Global Business Experience
3
Legal and Regulatory Oversight
9
Public Company Management
12
Strategy and M&A

25%
>10 years
25%
0-2 years
Average Tenure
7*
years
25%
6-10 years
25%
3-5 years

Average Age
60**
years

Gender Diversity
33%
women

* Includes service as a director of Mylan Inc. for any periods prior to February 27, 2015

** All ages as of [•], 2018

The following pages provide additional background information on each of our director candidates.

2018 Proxy Statement	15

GOVERNANCE

Director Nominees

Heather Bresch

Director since 2011 Age: 48 Board Committees: Science and Technology Other Public Company Boards: None Executive Director

Ms. Bresch has served as Mylan’s CEO since January 1, 2012. Throughout her 26-year career with Mylan, Ms. Bresch has held roles of increasing responsibility in more than 15 functional areas. Prior to becoming CEO, Ms. Bresch served as the Company’s President, where she was responsible for its day-to-day operations. Before that, she served as Chief Operating Officer and Chief Integration Officer, leading the successful integration of two international acquisitions – Matrix Laboratories and Merck KGaA’s generics business – which more than doubled Mylan’s size and transformed it from a purely U.S. company to a global one.

As CEO, Ms. Bresch has been leading the next chapter of Mylan’s growth and performance, pursuing a strategy that already has produced a sustainable organization that is making great strides in its mission of delivering better health for a better world by providing 7 billion people access to high quality medicine. In continuing to execute on this strategy, Ms. Bresch is focused on further diversifying the Company in terms of products, markets and channels, a process proven to expand access and generate durable cash flows that can be reinvested to further differentiate Mylan and position it to support the transformation of outdated healthcare systems.

To achieve Mylan’s goals, Ms. Bresch emphasizes a collaborative company culture focused on leading, learning, teaching and performing to inspire innovation and help set new standards in healthcare. She also remains a vocal champion of initiatives and policy changes aimed at removing access barriers. Among her policy priorities is increasing generic utilization, driving biosimilars interchangeability, stemming the tide of HIV/AIDS, ensuring a fair and a level competitive playing field, and strengthening the global supply chain to make it safer.

Ms. Bresch served as chair of the U.S. Generic Pharmaceutical Association’s board of directors in 2016, 2005, and 2004, and as vice chair in 2003 and 2006. She is a frequent speaker on issues such as affordable healthcare and global competitiveness, and has testified before the U.S. Congress and FDA on issues related to access to medicine. Ms. Bresch is the pharmaceutical industry’s first female CEO of a Fortune 500 company and has been named by Fortune magazine as one of its “50 Most Powerful Women.” Ms. Bresch’s qualifications to serve on Mylan’s Board, include, among others, her leadership and unique and deep knowledge of the Company, its businesses, markets and strategies, as well as its global research, supply chain, manufacturing and commercial platforms; her knowledge and experience regarding issues, risks and opportunities in the global healthcare industry; and her knowledge and expertise regarding political and public policy healthcare-related matters, public company management and leadership and international business transactions and integration.

Hon. Robert J. Cindrich

Director since 2011

Age: 74

Board Committees:

Compliance; Governance and Nominating; Risk Oversight (Chair); Science and Technology

Other Public Company Boards:

Alllscripts Healthcare
Solutions, Inc.

Non-Executive Director

Since February 2011, Judge Cindrich has been serving as president of Cindrich Consulting, LLC, a business and healthcare consulting company that advises clients on corporate governance, compliance and business strategies. From October 1, 2013, through January 31, 2014, he served as interim general counsel for United States Steel Corporation (“U.S. Steel”) (NYSE: X), an integrated steel producer of flat-rolled and tubular products. Judge Cindrich joined Schnader Harrison Segal & Lewis (“Schnader”), a law firm, as legal counsel in April 2013 and took a temporary leave of absence on October 1, 2013, to join U.S. Steel as interim general counsel, returning to Schnader after his time there and remaining until December 2017. In May 2012, he joined the board of directors of Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX), which provides healthcare information technology solutions, where he served until April 2015. From 2011 through 2012, Judge Cindrich served as a senior advisor to the Office of the President of the University of Pittsburgh Medical Center (“UPMC”), an integrated global health enterprise. From 2004 through 2010, Judge Cindrich was a senior vice president and the chief legal officer of UPMC. From 1994 through January 2004, Judge Cindrich served as a judge on the U.S. District Court for the Western District of Pennsylvania. Prior to that appointment, he was active as an attorney in government and private practice, including positions as the U.S. Attorney for the Western District of Pennsylvania and as the Allegheny County Assistant Public Defender and Assistant District Attorney. Judge Cindrich’s qualifications to serve on Mylan’s Board include, among others, his knowledge and expertise regarding legal and regulatory matters, compliance, corporate governance, issues affecting the healthcare industry and public company risk management oversight and strategy.

16	2018 Proxy Statement

GOVERNANCE

Director Nominees

Robert J. Coury

Chairman Director since 2002 Age: 57 Board Committees: Executive (Chair) Other Public Company Boards: None Non-Executive Director

Robert J. Coury is the Chairman of Mylan N.V. Under his continuing visionary leadership and strategic direction, Mylan has transformed from the third largest generics pharmaceutical company in the U.S. into one of the largest pharmaceutical companies in the world in terms of revenue, earning spots on both the S&P 500 and, prior to the Company’s reincorporation outside of the U.S. in 2015, the Fortune 500. Mr. Coury first was elected to Mylan’s Board in February 2002, having served since 1995 as a strategic advisor to the Company. He became the Board’s Vice Chairman shortly after his election and served as CEO from September 2002 until January 2012. He served as Executive Chairman from 2012 until June 2016, when he ceased to be an employee and became Chairman.

Since 2007, Mr. Coury has led Mylan through a series of transactions totaling approximately $25 billion, which transformed Mylan into a global powerhouse within the highly competitive pharmaceutical industry, with a global workforce of approximately 35,000 and products sold in more than 165 countries. In 2007, Mylan purchased India-based Matrix Laboratories Limited, a major producer of active pharmaceutical ingredients, and the generics and specialty pharmaceuticals business of Europe-based Merck KGaA. Subsequent acquisitions under Mr. Coury’s leadership further expanded Mylan into new therapeutic categories and greatly enhanced its geographic and commercial footprint. In 2010, Mylan acquired Bioniche Pharma (“Bioniche”), a global injectables business in Ireland; in 2013, Mylan acquired India-based Agila Specialties, a global injectables company; and in 2015, Mylan acquired Abbott Laboratories’ (“Abbott”) non-U.S. developed markets specialty and branded generics business (the “EPD Business”) and Famy Care Ltd.’s women’s healthcare businesses. More recently, Mylan acquired Meda AB (publ.) (“Meda”), a leading international specialty pharmaceutical company that sells prescription and over-the-counter products and the non-sterile, topicals-focused business of Renaissance Acquisition Holdings, LLC.

During this period of expansion, Mr. Coury’s vision and leadership led to the building of an unmatched, high quality foundation for the future, supporting Mylan’s mission of providing the world’s 7 billion people with access to high quality medicine and benefiting investors, patients, customers and other stakeholders. Before becoming Executive Chairman, Mr. Coury also executed a successful executive leadership transition after cultivating and developing a powerful leadership team. Grooming executive talent from within and recruiting dynamic leaders from outside Mylan both were key components of the Company’s past, current and future growth strategies.

Mr. Coury’s qualifications to serve on Mylan’s Board include, among others, demonstrated outstanding business acumen and strong business judgment.

JoEllen Lyons Dillon

Director since 2014 Age: 54 Board Committees: Audit; Compensation; Executive; Governance and Nominating (Chair) Other Public Company Boards: None Non-Executive Director

Ms. Dillon served most recently as chief legal officer and corporate secretary of The ExOne Company (“ExOne”) (NASDAQ: XONE), a global provider of three-dimensional printing machines, from March 2013 to August 2017, and as executive vice president from December 2014 to August 2017. Previously, she was a legal consultant on ExOne’s initial public offering. Prior to that, Ms. Dillon was a partner with Reed Smith LLP, a law firm, from 2002 until 2011. She previously had been at the law firm Buchanan Ingersoll & Rooney PC from 1988 until 2002, where she became a partner in 1997. Ms. Dillon is a member of the board of trustees of the Allegheny District chapter of the National Multiple Sclerosis Society and has previously served as chair and audit committee chair. Ms. Dillon’s qualifications to serve on Mylan’s Board include, among others, her knowledge and expertise regarding legal and regulatory matters, financial matters, compliance, corporate governance, public company oversight and international business and strategy.

2018 Proxy Statement	17

GOVERNANCE

Director Nominees

Neil Dimick, C.P.A.*

Director since 2005 Age: 68 Board Committees: Audit (Chair); Executive; Finance; Risk Oversight Other Public Company Boards: Resources Connection, Inc. Non-Executive Director

Currently retired, Mr. Dimick previously served as executive vice president and chief financial officer of AmerisourceBergen Corporation (NYSE: ABC), a wholesale distributor of pharmaceuticals, from 2001 to 2002. From 1992 to 2001, he was senior executive vice president and chief financial officer of Bergen Brunswig Corporation, a wholesale drug distributor. Prior to that, Mr. Dimick served as a partner with Deloitte & Touche LLP (“Deloitte”) for eight years. Mr. Dimick also serves on the board of directors of Resources Connection, Inc. (NASDAQ: RECN). Mr. Dimick also served on the boards of directors of WebMD Health Corp. from 2005 to September 2017, at which time it was purchased by Internet Brands, a portfolio company of investment funds affiliated with Kohlberg Kravis Roberts & Co., LP; Alliance HealthCare Services, Inc. from 2002 to August 2017, at which time it was purchased by Tahoe Investment Group Co., Ltd.; and Thoratec Corporation from 2003 to October 2015, at which time it was purchased by St. Jude Medical, Inc. Mr. Dimick’s qualifications to serve on Mylan’s Board include, among others, his experience and expertise regarding accounting, finance, the healthcare industry, international business, corporate governance, public company management, oversight and strategy, and international business transactions.

*	C.P.A. distinction refers to “inactive” status.

Melina Higgins

Director since 2013 Age: 50 Board Committees: Audit; Compensation; Finance (Chair) Other Public Company Boards: Genworth Financial Inc. Non-Executive Director

Currently retired, Ms. Higgins held senior roles of increasing responsibility at The Goldman Sachs Group, Inc. (NYSE: GS), a global investment banking, securities and investment management firm, including partner and managing director, during her nearly 20-year career at the firm from 1989 to 1992 and 1994 to 2010. During her tenure there, Ms. Higgins served as a member of the Investment Committee of the Principal Investment Area, which oversaw and approved global private equity and private debt investments and was one of the largest alternative asset managers in the world. She also served as head of the Americas and as co-chairperson of the Investment Advisory Committee for GS Mezzanine Partners funds, which managed over $30 billion of assets and were global leaders in their industry. Ms. Higgins also is a member of the Women’s Leadership Board of Harvard University’s John F. Kennedy School of Government. In September 2013, Ms. Higgins joined the board of directors of Genworth Financial Inc. (NYSE: GNW), an insurance company. In January 2016, Ms. Higgins became non-executive chairman of Antares Midco Inc., a private company that provides financing solutions for middle-market, private equity-backed transactions. Ms. Higgins’ qualifications to serve on Mylan’s Board include, among others, her experience and expertise in finance, capital markets, international business and strategy, and international business transactions.

18	2018 Proxy Statement

GOVERNANCE

Director Nominees

Harry A. Korman

Nominated for election for the first time in 2018 Age: 60 Other Public Company Boards: None Non-Executive Director Nominee

Currently retired, Mr. Korman previously held senior executive roles of increasing responsibility at Mylan Inc. and its subsidiaries from 1996 until July 2014. He served as Mylan Inc.’s global Chief Operating Officer from January 2012 until his retirement in July 2014, after which he served in a consultant role with Mylan Inc. for one year. Prior to his service as Chief Operating Officer, he was the President, North America of Mylan Inc. commencing in October 2007. Mr. Korman also served as President of Mylan Pharmaceuticals Inc. from February 2005 to December 2009. During his time as an executive at Mylan, Mr. Korman was instrumental in identifying, evaluating and executing on significant commercial and business development opportunities in the United States and other countries, including the expansion of Mylan’s global generics businesses around the world, among many other important contributions to the Company and its stakeholders. He joined Mylan in 1996 after the Company’s acquisition of UDL Laboratories (n/k/a Mylan Institutional), and served as its president, among other prior responsibilities. Mr. Korman has served as a past director and vice chairman of the Generic Pharmaceutical Association, now known as the Association for Accessible Medicines. He also previously served as a director and vice chairman of the HDMA Foundation, which serves the healthcare industry by providing research and education focused on healthcare supply issues. Mr. Korman’s qualifications to serve on Mylan’s Board include, among others, his extensive industry and leadership experience, his knowledge of healthcare systems and the U.S. and global commercial markets, and his leadership experience in the areas of global strategy, sales and marketing, commercial operations, supply chain and business development, among other areas relevant and important to Mylan’s global business.

Rajiv Malik

Director since 2013 Age: 57 Board Committees: Science and Technology Other Public Company Boards: None Executive Director

Mr. Malik has served as Mylan’s President since January 1, 2012 and has more than 35 years of experience in the pharmaceutical industry. Previously, Mr. Malik held various senior roles at Mylan, including Executive Vice President and Chief Operating Officer from July 2009 to December 2012, and Head of Global Technical Operations from January 2007 to July 2009. Mr. Malik has been integral in developing the strategies for the company’s acquisitions and, more importantly, in the execution and integration of acquisitions, specifically the generics business of Merck KgaA; the injectables business of Bioniche; Agila Specialties, a global injectables company; the EPD Business; Famy Care Ltd.’s women’s healthcare businesses; Meda, a leading international specialty pharmaceutical company that sells prescription and over-the-counter products; and most recently, the non-sterile, topicals-focused business of Renaissance Acquisition Holdings, LLC.

Mr. Malik oversees the day-to-day operations of the Company which includes commercial, scientific affairs, manufacturing, supply chain and quality as well as business development and information technology. Mr. Malik has been instrumental in expanding and optimizing Mylan’s product portfolio, leveraging Mylan’s global research and development capabilities and expanding Mylan’s presence in emerging markets. Previously, he served as chief executive officer of Matrix Laboratories Limited (n/k/a Mylan Laboratories Limited) from July 2005 to June 2008. Prior to joining Matrix, he served as head of global development and registrations for Sandoz GmbH from September 2003 to July 2005. Prior to joining Sandoz GmbH, Mr. Malik was head of global regulatory affairs and head of pharma research for Ranbaxy from October 1999 to September 2003. Mr. Malik’s qualifications to serve on Mylan’s Board include, among others, his leadership and unique and deep knowledge of the Company, its businesses, markets and strategies, as well as its global research, supply chain, manufacturing and commercial platforms; his knowledge and experience regarding issues, risks and opportunities in the global healthcare industry; and his knowledge and expertise regarding global regulatory matters, public company management and leadership, and international business transactions and integration.

2018 Proxy Statement	19

GOVERNANCE

Director Nominees

Mark W. Parrish

Vice Chairman and Lead Independent Director

Director since 2009

Age: 62

Board Committees:

Audit; Compliance (Chair); Executive; Risk Oversight

Other Public Company Boards:

Omnicell, Inc.

Non-Executive Director

Mr. Parrish has served as the Lead Independent Director and Vice Chairman of Mylan’s Board since August 2017. He has served as chief executive officer of TridentUSA Health Services, a provider of mobile X-ray and laboratory services to the long-term care industry, since 2008 and served as chairman from 2008 to 2013. Since January 2013, Mr. Parrish also has served on the board of directors of Omnicell, Inc. (NASDAQ: OMCL), a company that specializes in healthcare technology. Mr. Parrish also serves on the boards of directors of Silvergate Pharmaceuticals, a private company that develops and commercializes pediatric medications, and GSMS, a private company that specializes in meeting unique labeling and sizing needs for its customers and pharmaceutical packaging, serialization and distribution. From 2001 to 2007, Mr. Parrish held management roles of increasing responsibility with Cardinal Health Inc. (NYSE: CAH) and its affiliates, including chief executive officer of Healthcare Supply Chain Services for Cardinal from 2006 to 2007. Mr. Parrish also serves as president of the International Federation of Pharmaceutical Wholesalers, an association of pharmaceutical wholesalers and pharmaceutical supply chain service companies, and as senior adviser to Frazier Healthcare Ventures, a healthcare oriented growth equity firm. Mr. Parrish’s qualifications to serve on Mylan’s Board include, among others, his experience as a chief executive officer; his knowledge and experience regarding issues, risks and opportunities in the global healthcare industry; and his knowledge and expertise regarding compliance, corporate governance, risk management oversight, supply chain, the healthcare industry and technology, public company management and strategy, and international business transactions.

Pauline van der Meer Mohr

Nominated for election for the first time in 2018 Age: 58 Other Public Company Boards (outside the U.S.): HSBC Holdings plc Royal DSM N.V. Non-Executive Director Nominee

Ms. van der Meer Mohr is currently an independent non-executive director of HSBC Holdings plc (LON: HSBA), chairing that company’s Group Remuneration Committee and serving as a member of its Group Risk Committee and Nomination Committee. She also is a member of the supervisory boards of Royal DSM N.V. (AMS: DSM), currently serving as Vice-Chairman, chairing its Remuneration Committee and serving on its Nomination Committee and EY Netherlands LLP, currently serving as Chair. Ms. van der Meer Mohr recently served on the supervisory board of ASML Holding N.V. (NASDAQ and AMS: ASML) until April 2018, and as president of the Executive Board of Erasmus University in Rotterdam from 2010 to 2016. Ms. van der Meer Mohr began her career in the legal profession and previously held several legal and management positions within Royal Dutch Shell Group from 1989 to 2004. In 2004, she was appointed group human resources director at TNT N.V. before becoming senior executive vice president and head of group human resources at ABN AMRO NV in 2006. She served as a member of the Dutch Banking Code Monitoring Commission in the Netherlands from 2010 to 2013, and began her own human capital consulting firm in 2008. Ms. Van der Meer Mohr’s qualifications to serve on Mylan’s Board include, among others, her experience and expertise regarding corporate governance, finance, public company oversight outside of the U.S., legal and regulatory matters, human resources and executive compensation, risk management and oversight, corporate social responsibility and governance and oversight experience with respect to Dutch companies.

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GOVERNANCE

Director Nominees

Randall L. (Pete) Vanderveen, Ph.D.

Director since 2002 Age: 67 Board Committees: Compliance; Science and Technology (Chair) Other Public Company Boards: None Non-Executive Director

Currently retired, Dr. Vanderveen most recently was Professor of Pharmaceutical Policy and Economics, Senior Adviser to the Leonard D. Schaeffer Center of Health Policy and Economics, Director of the Margaret and John Biles Center for Leadership, and Senior Adviser to the Dean for Advancement at the School of Pharmacy, University of Southern California in Los Angeles, California from 2015 to August 2017. Dr. Vanderveen previously served as Dean, Professor and John Stauffer Decanal Chair of the USC School of Pharmacy from 2005 to 2015, where he was named “Outstanding Pharmacy Dean in the Nation” in 2013 by the American Pharmacist Association. From 1998 to 2005, he served as Dean and Professor of Pharmacy of the School of Pharmacy and the Graduate School of Pharmaceutical Sciences at Duquesne University, before which he was Assistant Dean at Oregon State University from 1988 to 1998. Dr. Vanderveen has an extensive pharmaceutical and academic background. In addition, Dr. Vanderveen has invaluable experience and knowledge regarding the business, platforms, strategies, challenges, opportunities and management of Mylan, among other matters. Dr. Vanderveen’s qualifications to serve on Mylan’s Board include, among others, his experience and expertise regarding the healthcare industry, pharmaceuticals and pharmacy practice, public healthcare policy and economics, and scientific matters.

Sjoerd S. Vollebregt

Director since 2017 Age: 63 Board Committees: Compliance; Finance; Governance and Nominating Other Public Company Boards (outside the U.S.): Heijmans N.V.; TNT Express N.V. Non-Executive Director

Mr. Vollebregt has been chairman of the Supervisory Board of Heijmans N.V., a Euronext Amsterdam listed company that operates in property development, residential building, non-residential building, roads and civil engineering, since 2015; chairman of the Advisory Board of Airbus Defence and Space Netherlands B.V., a subsidiary of Airbus SE, a Euronext Paris listed company, that develops solar arrays, satellite instruments and structures for launchers, since 2015; and chairman of the Economic Development Board Drecht Cities, a strategic collaboration between business, education and government in Drecht Cities, Netherlands, since December 2016. Mr. Vollebregt had served as chairman of the Executive Board of Stork B.V. and its predecessor from 2002 to 2014, which was an Amsterdam Stock Exchange-listed industrial group until 2008, consisting of a global provider of knowledge-based maintenance, modification and asset integrity products and services, food and textile equipment manufacturer and chief executive officer of Fokker Technologies Group B.V., an aerospace company and a Stork B.V. subsidiary from 2010 to 2014. Previously, Mr. Vollebregt served as a member of the Supervisory Board of TNT Express N.V., an international courier delivery services company, from 2013 to 2016, and has held various other senior positions at Excel plc, Ocean plc, Intexo Holding and Royal Van Ommeren. Mr. Vollebregt’s qualifications to serve on Mylan’s Board include, among others, his experience as a chief executive officer; his experience and expertise in public company management outside of the U.S. and strategy; his experience and expertise in manufacturing, supply chain, and technology, as well as international business transactions; and his governance and oversight experience with respect to Dutch companies.

Each nominee listed above, other than Mr. Korman, Ms. van der Meer Mohr and Mr. Vollebregt, was a director of Mylan Inc. on February 27, 2015, the date on which Mylan N.V. completed the acquisition of Mylan Inc. and the EPD Business (the “EPD Transaction”), and became a director of Mylan N.V. on such date in connection with the EPD Transaction.

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GOVERNANCE

Board Information

Board Information

Meetings of Mylan’s Board

Mylan’s Board met four times in 2017. In addition to meetings of the Board, directors attended meetings of individual Board committees of which they were members. Each of the directors attended at least 75% of the aggregate of Mylan’s Board meetings and meetings of committees of which they were a member during the periods for which they served in 2017. Directors are expected to attend the annual general meeting of shareholders of Mylan where practicable. All current members of the Board attended Mylan’s 2017 AGM as did Joseph C. Maroon, M.D., who was not nominated for re-election at the 2017 AGM and retired from Mylan’s Board effective June 22, 2017.

As noted, Mark W. Parrish has served as Vice Chairman and Lead Independent Director of Mylan’s Board since August 2017. Mylan’s Corporate Governance Principles require the independent directors of the Board to meet in executive session from time to time, and at least twice annually, without any members of management present. During 2017, non-management members of the Board met in executive session four times. Mr. Parrish presided at such executive sessions after his election as Lead Independent Director. Prior to Mr. Parrish’s election, Rodney L. Piatt, a former director and the Lead Independent Director prior to Mr. Parrish, presided at such sessions during his term as a director, while Mr. Dimick presided at an executive session prior to Mr. Parrish’s election as Lead Independent Director.

Board Education

Mylan’s Board or individual members participate at least annually in director educational seminars, conferences and other director education programs presented by external and internal resources, on matters that may relate to, among other topics, compensation, governance, risk oversight, business, industry, audit and accounting, credit and financial, regulatory and other current issues confronting boards of directors of public companies. Directors may also elect to attend additional third-party educational events at their discretion. The Company reimburses the directors for costs associated with any seminars and conferences, including travel expenses.

Mylan’s Board Committees

The standing committees of Mylan’s Board are the Audit Committee, the Compensation Committee, the Compliance Committee, the Executive Committee, the Finance Committee, the Governance and Nominating Committee, the Risk Oversight Committee and the Science and Technology Committee. Each committee operates under a written charter, a current copy of which, along with our Articles of Association, Rules for the Board of Directors and Corporate Governance Principles, are available on Mylan’s website at http://www.mylan.com/en/company/corporate-governance.

All members of the Audit, Compensation, Compliance, Finance, Governance and Nominating and Risk Oversight Committees are independent directors, as defined in the applicable NASDAQ listing standards, applicable Securities and Exchange Commission (“SEC”) rules and the DCGC. Mylan’s Board has determined that each member of the Audit Committee – Mr. Dimick, Ms. Dillon, Ms. Higgins and Mr. Parrish – is an “audit committee financial expert,” as that term is defined in the rules of the SEC. The Board appoints directors to each committee, provided that the approval of any such appointment to the Audit, Compensation, Compliance, Governance and Nominating and Risk Oversight Committees includes at least a majority of the independent directors (as defined in the applicable NASDAQ listing standards).

Information about each of the committees is provided on the following pages and page [•] provides an additional discussion of committee responsibilities in relation to risk oversight.

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GOVERNANCE

Board Information

AUDIT COMMITTEE

Members Mr. Dimick (Chair) Ms. Dillon Ms. Higgins Mr. Parrish Number of meetings during 2017: 4

KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  Integrity of the Company’s financial statements and its accounting and financial reporting processes

●  The effectiveness of the Company’s internal control over financial reporting

●  Compliance with applicable legal and regulatory requirements

●  The qualifications, independence and performance of the independent registered public accounting firm for U.S. public reporting purposes and the Company’s external auditor for purposes of Dutch law

●  The Internal Audit group

●  The Company’s processes and procedures related to risk assessment and risk management

●  Related party transactions

COMPENSATION COMMITTEE

Members Ms. Cameron (Chair)* Ms. Dillon Ms. Higgins Number of meetings during 2017: 4

KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  CEO and senior management compensation, including the corporate goals and objectives relevant to such compensation and evaluating performance in light of those goals and objectives

●  Board and committee compensation

●  Relationship between the Company’s compensation policies and practices and risk management

●  Compensation and benefits-related disclosures

●  Equity compensation plans in which executives participate

*  As noted above, Ms. Cameron will retire from the Board effective June 29, 2018 and, therefore, has not been nominated for re-election.

COMPLIANCE COMMITTEE

Members Mr. Parrish (Chair) Mr. Cindrich Dr. Vanderveen Mr. Vollebregt Number of meetings during 2017: 4

KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  Chief Compliance Officer’s implementation of Mylan’s corporate compliance program

●  Considering or evaluating significant global compliance-related policies, including with respect to pricing and/or commercialization of Company products

●  Making recommendations to the Board with respect to the formulation, implementation, maintenance and monitoring of Mylan’s corporate compliance program and Code of Business Conduct and Ethics

EXECUTIVE COMMITTEE

Members Mr. Coury (Chair) Ms. Dillon Mr. Dimick Mr. Parrish Number of meetings during 2017: 3

KEY RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  Assisting the Board in fulfilling its fiduciary responsibilities by exercising those powers of the Board not otherwise limited by a resolution of the Board or by law

●  Strategic planning and additional oversight of strategy implementation

2018 Proxy Statement	23

GOVERNANCE

Board Information

FINANCE COMMITTEE

Members Ms. Higgins (Chair) Mr. Dimick Mr. Vollebregt Number of meetings during 2017: 2

KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  Material mergers, acquisitions and combinations with other companies

●  Swaps and derivatives transactions

●  Establishment of credit facilities

●  Financings with commercial lenders

●  Issuance and repurchase of the Company’s debt, equity, hybrid or other securities

GOVERNANCE AND NOMINATING COMMITTEE

Members Ms. Dillon (Chair) Mr. Cindrich Mr. Vollebregt Number of meetings during 2017: 4

KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  Corporate governance matters

●  Nomination or re-nomination of director candidates

●  The Board’s review and consideration of shareholder recommendations for director candidates

●  The annual self-evaluation of the Board and its committees

RISK OVERSIGHT COMMITTEE

Members Mr. Cindrich (Chair) Mr. Dimick Mr. Parrish Newly Formed in February 2018	KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO: ● Mylan’s enterprise risk framework ● Material enterprise risks not allocated to the Board or another committee

SCIENCE AND TECHNOLOGY COMMITTEE

Members Dr. Vanderveen (Chair) Ms. Bresch Mr. Cindrich Mr. Malik Number of meetings during 2017: 2

KEY RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

●  R&D strategy and portfolio from a scientific and technological perspective

●  Significant emerging scientific and technological developments relevant to Mylan

24	2018 Proxy Statement

GOVERNANCE

Succession Planning

Succession Planning

Board Refreshment

Mylan’s Board maintains a robust process for the succession of directors that is aimed at retaining an appropriate balance with respect to the expertise, experience and diversity on the Board. Mylan’s Board continually evaluates its composition with respect to, among other matters, director independence, skills, experience, expertise, diversity and other factors to ensure it is well-qualified to provide effective oversight of the Company and management. The Board and the Governance and Nominating Committee regularly consider Mylan’s strategy, performance, operations and relevant industry and market conditions, among many other factors, to inform these refreshment practices.

Mylan’s Board is committed to continued refreshment, and over the last decade we’ve added seven of our current 11 directors, including four in the past five years and one last year. If each nominated director is appointed at the AGM, the Board will have 12 directors, six of whom were appointed in the past five years.

Further, the Board has nominated Pauline van der Meer Mohr for election at the 2018 AGM. Ms. van der Meer Mohr offers independence, as well as experience and expertise regarding corporate governance, finance, public company oversight outside of the U.S., legal and regulatory matters, human resources and executive compensation, risk management and oversight, corporate social responsibility and governance and oversight experience with respect to Dutch companies.

The Board has also nominated Harry A. Korman for election at the AGM. Mr. Korman offers extensive industry and leadership experience, knowledge of healthcare systems and the U.S. and global commercial markets, leadership experience in the areas of global strategy, sales and marketing, commercial operations, supply chain and business development as well as other areas relevant and important to Mylan’s global business.

The Board also is focused on committee composition and refreshment. Since our 2017 AGM, we have refreshed 2/3 of the Compensation Committee – and following the 2018 AGM, we expect that the Committee will have a third new member upon the retirement of Ms. Cameron, resulting in a complete refreshment. After the 2017 AGM, in August 2017, Ms. Dillon joined the Compensation Committee and Executive Committee and became Chair of the Governance and Nominating Committee; Mr. Dimick joined the Finance Committee; Ms. Higgins joined the Compensation Committee; Mr. Parrish joined the Audit Committee and Executive Committee; Dr. Vanderveen became Chair of the Science and Technology Committee; and Mr. Vollebregt joined the Compliance Committee, Finance Committee and Governance and Nominating Committee. Until August 2017, Ms. Cameron served on the Governance and Nominating Committee; Ms. Dillon served on the Compliance Committee; Mr. Dimick served on the Compensation Committee and Governance and Nominating Committee; and Mr. Parrish served on the Compensation Committee and Finance Committee.

Management Succession

Mylan’s Board works with senior management to ensure that effective plans are in place for management succession to ensure the Company has continuity of leadership in the event of anticipated or unanticipated executive changes. The Board also periodically reviews the skills and experience needed for Mylan’s management leadership team to help inform decisions on and identify executive talent for the future. As part of this process, the CEO regularly reports to the Board on succession planning efforts.

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GOVERNANCE

Risk Oversight

Risk Oversight

Risk Management

Mylan operates in a complex and rapidly changing environment that involves many risks. In addition to general market and economic risks, the Company faces risks related to its industry; information technology and cybersecurity; data privacy; financial controls and reporting; legal, regulatory and compliance; finances and taxation; global operations; environment and social responsibility; and product portfolio and commercialization. As a company committed to operating ethically and with integrity, we proactively manage and, where possible, mitigate risks to help ensure compliance with applicable rules and regulations, maintain integrity and continuity in our operations and business and to protect our assets and reputation. Risk management is an enterprise-wide objective subject to oversight by the Board and its committees. It is the responsibility of Mylan’s management and employees to implement and administer risk-management processes to identify material risks to our business. In addition, management must assess, manage and monitor those risks, all while maintaining flexibility in how we operate. To further embed risk management and compliance into our culture, Mylan implements appropriate policies and procedures and trains employees on how to comply with them.

Mylan’s Board, in turn, directly or through its committees, oversees management’s implementation of risk management. We have approved a robust Code of Business Conduct and Ethics and other related policies, and the Board and its committees rigorously review with management key actual and potential significant risks at least quarterly. Consistent with our proactive approach to risk management, the Board recently formed a Risk Oversight Committee to assist in its oversight of our enterprise risk management framework, in coordination with the respective oversight responsibilities of other Board committees.

Board Committees’ Role in Risk Oversight

•   The Risk Oversight Committee recently was formed to assist the Board in its oversight of Mylan’s enterprise risk  management framework. The Committee reviews the enterprise risk framework, infrastructure and controls implemented by  management to help identify, assess, manage and monitor material risks; reviews management’s exercise of its responsibility to  identify, assess and manage material risks not allocated to the Board or another committee; and reviews Mylan’s efforts to foster a  culture of risk-adjusted decision-making without constraining reasonable risk-taking and innovation.

•   The Audit Committee focuses on financial and disclosure controls and reporting risks as well as oversight of Mylan’s internal  audit function. The Committee oversees, among other matters, Mylan’s processes and procedures relating to risk assessment  and risk management and the quality and adequacy of the Company’s internal control over financial reporting. Mylan’s internal  audit function meets with the Committee at least quarterly to discuss potential risk or control issues. The Committee also meets  quarterly with Mylan’s global independent auditor and Dutch independent auditor.

•   The Compensation Committee focuses on compensation-related risks that may be inherent in our business and the design of  compensation-related plans and programs, and receives reports from management and/or outside advisors and experts  regarding various related matters on at least a quarterly basis.

•   The Compliance Committee is responsible for overseeing the Chief Compliance Officer’s implementation of Mylan’s Corporate  Compliance Program and related policies and procedures. The Committee appoints and replaces this individual, and reviews his  or her performance, responsibilities, plans and resources. The Committee makes recommendations with respect to the Corporate  Compliance Program and Code of Business Conduct and Ethics, including monitoring and evaluating significant reports of actual  or alleged violations by employees and executive officers and third-party risks. The Committee also considers and evaluates  significant global compliance-related policies, including policies related to pricing and/or commercialization of Company products  and services. The Committee receives reports from various levels of management and outside advisors and meets on at least a  quarterly basis.

•   The Finance Committee is responsible for reviewing and providing advice to Mylan’s Board with respect to the Company’s  capital structure, capital management, financing and material business transactions and the risks related to such activities.

•   The Governance and Nominating Committee is responsible for identifying, recruiting and nominating qualified individuals to  become members of Mylan’s Board, recommending committee assignments, overseeing the Board’s annual evaluation of the  independence of directors and other risks related to corporate governance.

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GOVERNANCE

Director Independence and Certain Relationships and Related Transactions

Director Independence

Mylan’s Board has determined that Ms. Cameron, Judge Cindrich, Ms. Dillon, Mr. Dimick, Ms. Higgins, Mr. Parrish, Ms. van der Meer Mohr, Dr. Vanderveen and Mr. Vollebregt are independent directors, and that as of July 2, 2018, Mr. Korman will be an independent director, under the applicable NASDAQ listing standards. In making these determinations, the Board considered, with respect to Ms. Dillon’s independence, that the Mylan Charitable Foundation, a 501(c)(3) organization that is a separate entity from Mylan but funded by the Company, made a grant to a private, non-profit educational institution attended by Ms. Dillon’s minor children. The grant was not requested by Ms. Dillon nor made in the name of her children and Ms. Dillon had no role in the consideration or vote approving the grant. With regard to Ms. Dillon, the Board determined that any such arrangements, transactions or relationships do not interfere with the exercise of independent judgment by Ms. Dillon in carrying out her responsibilities as a director of Mylan. With respect to Mr. Korman’s independence, the Board considered Mr. Korman’s past employment by Mylan Inc. and his prior consulting services for Mylan Inc. until July 1, 2015 pursuant to his previously disclosed Retirement and Consulting Agreement and Release dated August 1, 2014. The Board determined that any such arrangements, transactions or relationships would not interfere with the exercise of independent judgment by Mr. Korman in carrying out his responsibilities as a director of Mylan, and that consistent with applicable NASDAQ listing standards, Mr. Korman would be deemed independent as of July 2, 2018, which is three years after the expiry of the above-noted consulting services.

Ms. Bresch and Mr. Malik are not independent directors due to their current service as Mylan’s CEO and President, respectively. Mr. Coury is not an independent director under applicable NASDAQ listing standards due to his employment by Mylan Inc. during the past three years, most recently as Executive Chairman until June 24, 2016. All non-executive directors of Mylan’s Board other than Mr. Coury are considered to be independent within the meaning of best practice provision 2.1.8 of the DCGC.

As disclosed in the Company’s Proxy Statement for the 2017 AGM (the “2017 Proxy Statement”), Mylan’s Board had previously determined that Joseph C. Maroon, M.D., Douglas J. Leech and Rodney L. Piatt – each of whom served on the Board until June 22, 2017 – were independent directors under the applicable NASDAQ listing standards. In making those prior determinations, the Board considered at the time, with respect to Dr. Maroon’s independence, that his daughter has worked for Mylan during one or more of the past several years. With respect to Mr. Piatt’s independence, the Board considered at the time that in 2016 and earlier years, Mylan paid minimal membership costs for several employees and sponsored events at a facility indirectly owned, in part, by Mr. Piatt. The Board also considered at the time that Mr. Piatt is a prominent member of the Southpointe community, in which Mylan’s headquarters is located, and that he has, and has had in the past, ownership interests in certain properties in the Southpointe community. Mr. Piatt has also been involved in the development of Southpointe and in various routine matters related to the upkeep and maintenance of the neighborhood and associated utilities, as has Mylan. With regard to both Dr. Maroon and Mr. Piatt, the Board had previously determined that any such arrangements, transactions or relationships did not interfere with the exercise of independent judgment by those directors in carrying out their responsibilities as a director of Mylan.

Certain Relationships and Related Transactions

Based on a review of the transactions between Mylan and its directors and executive officers, their immediate family members, and their affiliated entities, Mylan has determined that since the beginning of 2017, it was a party to the following transactions in which the amount involved exceeded $120,000 and in which any of Mylan’s directors, executive officers, or greater than five percent shareholders, or any of their immediate family members or affiliates, have or had a direct or indirect material interest:

As previously disclosed, Mylan has engaged Coury Financial Group, LP (“CFG”), the principals of which are brothers of Robert J. Coury, Chairman, to provide certain services to Mylan. CFG is in the business of providing strategic corporate benefits advice and services, among others. Since approximately 1995,

CFG and, in the past, other affiliated entities of CFG, have served as the broker in connection with several of the Company’s employee benefit programs. Effective January 1, 2015, Mylan’s arrangements with CFG provided for a fixed base fee of $37,500 per month to be paid by Mylan for a period of three years, corresponding to the term of agreements negotiated with certain benefit plan carriers and capping payments over that time period. In August 2017, the parties extended this contract on substantially the same terms for an additional three year period effective January 1, 2018. However, where required by law, CFG will continue to receive commissions directly from certain other benefit plan carriers, and in 2017 and early 2018, received payments totaling approximately $180,000 in commissions for these services directly from the

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GOVERNANCE

Director Independence and Certain Relationships and Related Transactions

insurance carriers (including payments for 2016 business paid in 2017).

As previously disclosed in the 2017 Proxy Statement, as a result of Mr. Coury concluding his service as an executive with the Company in 2016 he became entitled to receive certain benefits that he had earned over his fifteen year tenure with the Company. Based on the contractual terms of Mr. Coury’s 2011 Executive Employment Agreement, as amended, these benefits included, at Mr. Coury’s election on an annual basis, either personal use of the Company’s aircraft for up to 70 hours per year or a cash payment of approximately $1.5 million each year, for three years. With respect to 2017, Mr. Coury used the aircraft for 70 hours, which had an approximate dollar value of $546,000 based on the cost that would have been incurred if such benefit had been provided through a third-party vendor. We believe that this amount also represents a fair estimate of Mr. Coury’s interest in the transaction. We also note that Mr. Coury’s aircraft benefit had already been disclosed in the 2017 Proxy Statement as part of his compensation in 2016 but we are, based on SEC rules, now disclosing it again as a related person transaction because Mr. Coury remains a related person since he has continued to serve as a director of the Company (although his receipt of this benefit is not contingent on that service) and the benefit was provided by Mylan to Mr. Coury since January 1, 2017. We anticipate providing a similar benefit to Mr. Coury for the rest of 2018 and in 2019.

Under the terms of the 401(k) and Profit Sharing Plan and the Restoration Plan (as defined below), Mr. Coury, like other similarly situated participants, was entitled to the five percent profit sharing contribution approved by Mylan’s Compensation Committee in February 2017 to employees who participated in the Company’s U.S. retirement plans in 2016. As a result, in March 2017 Mylan made a $13,250 profit sharing payment to Mr. Coury’s 401(k) account and a $191,850 profit sharing payment to Mr. Coury’s Restoration Plan account. Mr. Coury’s contribution was made in respect of certain compensation earned as an executive with the Company in 2015 and 2016 prior to the conclusion of such service.

Douglas J. Leech served on Mylan’s Board in 2017 from January 1 to June 22, 2017, and Neil Dimick is a current member of our Board and has been a director since 2005. Messrs. Dimick and Leech, like each member of our Board, are parties to indemnification agreements with the Company. The Company has been advised by counsel to each of Messrs. Dimick and Leech that counsel has unbilled fees of approximately $190,000 and $80,000 for services provided to Mr. Dimick and Mr. Leech, respectively, and that counsel currently anticipates billing additional fees of $10,000 and $70,000 for ongoing services to be provided to Messrs. Dimick and Leech, respectively, related to providing information in connection with the previously disclosed SEC related party investigation.

Rajiv Malik is an executive officer of the Company and is party to an employment agreement with Mylan Inc., which contains standard indemnification provisions. The Company has made payments to counsel to Mr. Malik of approximately $277,000 in 2017 and $235,000 in 2018 for services provided to Mr. Malik in connection with certain previously disclosed drug pricing matters. The Company anticipates making additional payments of approximately $1.3 million in 2018 for ongoing services to be provided to Mr. Malik in connection with such matters.

Mylan anticipates additional payment, repayment or advancement of these and other expenses during the pendency of the aforementioned matters and anticipates that it will make payments for any such claims.

On February 27, 2015, the EPD Transaction was completed pursuant to which Mylan N.V. issued 110,000,000 ordinary shares (worth approximately $6.31 billion at the time) to various Abbott affiliates and pursuant to which Abbott became a holder of over five percent of Mylan N.V.’s outstanding ordinary shares. On March 24, 2017, Abbott reported that, as a result of a sale transaction on March 23, 2017, it was no longer a holder of over five percent of Mylan N.V.’s outstanding ordinary shares. As previously disclosed, at the closing of the EPD Transaction, Mylan, Abbott, and certain of their affiliates also entered into ancillary agreements providing for transition services, manufacturing relationships and license arrangements. In addition to these ancillary agreements, from January 1, 2017 to March 23, 2017, Abbott and Mylan have entered into or engaged in ordinary course, arm’s length transactions with each other. From January 1, 2017 to March 23, 2017, Mylan received inventory and services from Abbott pursuant to those ancillary agreements, and also received inventory and services pursuant to separate ordinary course, arm’s length transactions, totaling approximately $34 million (substantially all of which related to the ancillary agreements). During this time period, Mylan also provided inventory and services pursuant to those ancillary agreements to Abbott totaling approximately $16 million.

In 2013, Mylan’s Board approved a written related party transactions policy that establishes guidelines for reviewing and approving transactions involving any director or certain executives in which (1) the aggregate amount involved will or may be expected to exceed $25,000; (2) Mylan or an affiliate of Mylan is a participant; and (3) any related party has or will have a direct or indirect interest. The Board also annually reviews certain relationships and related party transactions as part of its assessment of each director’s independence.

28	2018 Proxy Statement

GOVERNANCE

Non-Employee Director Compensation

Non-Employee Director Compensation for 2017

The following table sets forth information concerning the compensation earned by Mylan’s directors who are not employees of the Company or Mylan Inc. (each a “Non-Employee Director,” and, together, the “Non-Employee Directors”) for 2017. Directors who are employees of Mylan Inc. receive no compensation for their Board service. A discussion of the elements of Non-Employee Director compensation follows the table.

Name	Fees Earned or Paid in Cash ($)	RSUs ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Wendy Cameron	129,500	165,043	50,010	—	344,553

Hon. Robert J. Cindrich	124,000	165,043	50,010	—	339,053

Robert J. Coury	1,800,000	—	—	81,133	1,881,133

JoEllen Lyons Dillon	154,500	165,043	50,010	—	369,553

Neil Dimick	174,500	165,043	50,010	—	389,553

Melina Higgins	142,500	165,043	50,010	—	357,553

Douglas J. Leech*	67,500	165,043	50,010	—	282,553

Joseph C. Maroon, M.D.*	64,500	165,043	50,010	—	279,553

Mark W. Parrish	192,500	165,043	50,010	—	407,553

Rodney L. Piatt*	109,500	165,043	50,010	—	324,553

Randall L. (Pete) Vanderveen, Ph.D.	117,500	165,043	50,010	—	332,553

Sjoerd S. Vollebregt**	62,000	165,012	50,012	—	277,024

*	Not nominated for re-election at the 2017 AGM and retired from the Board effective June 22, 2017. Compensation listed reflects amounts paid and equity awarded through June 22, 2017.
**	Elected to Mylan’s Board at the 2017 AGM.
(1)

Represents the grant date fair value of the specific award granted to the Non-Employee Director. Option awards and RSU (as defined below) awards granted in 2017 generally vested on March 3, 2018. For information regarding assumptions used in determining the amounts reflected in the table above, please refer to Note 11 to the Company’s Consolidated Financial Statements contained in the Form 10-K for the year ended December 31, 2017. The aggregate number of ordinary shares subject to stock options held by the Non-Employee Directors, as of December 31, 2017, were as follows: Ms. Cameron, 11,293; Judge Cindrich, 11,293; Mr. Coury, 231,074; Ms. Dillon, 11,293; Mr. Dimick, 11,293; Ms. Higgins, 17,916; Mr. Leech, 11,293; Dr. Maroon, 11,293; Mr. Parrish, 11,293; Mr. Piatt, 67,850; Dr. Vanderveen, 11,293; and Mr. Vollebregt, 3,867. The number of unvested RSUs held by each of the Non-Employee Directors, as of December 31, 2017, were as follows: Ms. Cameron, 3,653; Judge Cindrich, 3,653; Mr. Coury, 1,000,000; Ms. Dillon, 3,653; Ms. Higgins, 3,653; Mr. Parrish, 3,653; Dr. Vanderveen, 3,653; and Mr. Vollebregt, 4,230. The number of unvested performance-based restricted ordinary shares held by Mr. Coury, as of December 31, 2017, was 270,051.

(2)

Because of persistent and serious security concerns, the Board determined that Mr. Coury should be authorized to use Mylan’s aircraft for business and personal purposes. Aggregate incremental cost for personal aircraft usage for 2017 was $33,269, which was calculated in the same manner as described in footnote (b) to the Summary Compensation Table on page [●] of this Proxy Statement. Also reflects costs relating to use of a company vehicle (based on lease value), insurance and ancillary expenses associated with such vehicle ($26,705), and costs relating to attendance at events, security services and tax preparation services related to U.K. tax returns.

Board and Committee Fees

In 2017, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to provide the Committee with a market review of outside director compensation.

Non-Employee Directors, other than Mr. Coury, receive $100,000 per year in cash compensation for their service on Mylan’s Board. Non-Employee Directors also are reimbursed for actual expenses relating to meeting attendance.

In addition, in 2017, the Non-Employee Directors received the following additional fees for their service on Board committees, payable in each case, in four equal quarterly installments (pro-rated for any partial quarter):

•	The Chair of the Audit Committee received an additional fee of $30,000 per year;
•	The Chair of the Compensation Committee received an additional fee of $25,000 per year;

•	The Chair of the Compliance Committee received an additional fee of $30,000 per year;

•	The Chair of the Finance Committee received an additional fee of $20,000 per year;

•	The Chair of the Governance and Nominating Committee received an additional fee of $15,000 per year;

•	The Chair of the Science and Technology Committee received an additional fee of $10,000 per year;

•	Each member of the Executive Committee who is a Non-Employee Director, other than Mr. Coury, received an additional fee of $30,000 per year;

2018 Proxy Statement	29

GOVERNANCE

Non-Employee Director Compensation

•	Each member of the Audit Committee and Compensation Committee received an additional fee of $15,000 per year;

•	Each member of the Compliance Committee received an additional fee of $10,000 per year;

•	Each member of the Governance and Nominating Committee received an additional fee of $9,000 per year;

•	Each member of the Finance Committee and the Science and Technology Committee received an additional fee of $5,000 per year; and

•	The Lead Independent Directors each received an additional fee of $60,000 per year (pro-rated for their respective terms of service).

Mr. Coury does not receive the Non-Employee Director fees described above, and instead receives a quarterly cash retainer of $450,000 and certain perquisites.

Non-Employee Directors are eligible to receive stock options or other grants under Mylan’s Amended and Restated 2003 Long-Term Incentive Plan (the “Amended 2003 Plan”). In March 2017, each Non-Employee Director, other than Messrs. Coury and Vollebregt, was granted an option to purchase 2,928 ordinary shares at an exercise price of $45.18 per share, the closing price per share of Mylan’s ordinary shares on the date of grant, which option, other than as described below, vested on March 3, 2018, and 3,653 restricted stock units (“RSUs”), which also, other than as described below, vested on March 3, 2018. In June 2017, upon election to the Board, Mr. Vollebregt was granted an option to purchase 3,867 ordinary shares at an exercise price of $39.01 per share, the closing price per share of Mylan’s ordinary shares on the date of grant, which option vested on March 3, 2018, and 4,230 RSUs, which also vested on March 3, 2018.

Mr. Coury did not receive any equity awards in 2017. As described in the 2017 Proxy Statement, Mr. Coury received an award of 1,000,000 RSUs in 2016, 75% of which will vest on the third anniversary of the date of grant and 25% of which will vest on the fifth anniversary of the date of grant, or earlier upon certain cessations of Mr. Coury’s services as Chairman or failure to be appointed to Mylan’s Board. Messrs. Leech, Maroon and Piatt were not nominated for re-election and retired from the Board effective June 22, 2017. In recognition of their long and dedicated service to Mylan, the other members of the Board voted to accelerate the vesting of their March 2017 option and RSU awards to their date of retirement. Non-Employee Directors also are eligible to receive tax-equalization payments for incremental tax liabilities, if any, incurred as a result of attendance at board meetings in the U.K.

Ordinary Share Ownership Requirements

Mylan’s Board has adopted ordinary share ownership requirements for Non-Employee Directors, requiring each to hold ordinary shares valued at three times their annual retainer as long as they remain on the Board. Each Non-Employee Director has five years from his or her initial election to the Board to achieve this requirement. The policy was adopted to further demonstrate alignment of directors’ interests with shareholders’ for the duration of their service. As of December 31, 2017, all Non-Employee Directors satisfied this ownership requirement, with the exception of Mr. Vollebregt, who became a director on June 22, 2017, and is required to satisfy the ownership requirements by June 2022. If Ms. van der Meer Mohr and Mr. Korman are elected to Mylan’s Board at the AGM, they will be required to satisfy the ownership requirements by June 2023.

30	2018 Proxy Statement

Security Ownership

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth information regarding the beneficial ownership of ordinary shares of Mylan N.V. as of [●], 2018 by (i) Mylan N.V.’s directors, nominees and NEOs, and (ii) all directors, nominees and executive officers of Mylan N.V. as a group (based on [●] ordinary shares of Mylan N.V. outstanding as of such date). For purposes of this table, and in accordance with the rules of the SEC, shares are considered “beneficially owned” if the person, directly or indirectly, has sole or shared voting or investment power over such shares. A person also is considered to beneficially own shares that he or she has the right to acquire within 60 days of [●], 2018. To Mylan N.V.’s knowledge, the persons in the following table have sole voting and investment power, either directly or through one or more entities controlled by such person, with respect to all the shares shown as beneficially owned by them, unless otherwise indicated in the footnotes below. The address for each beneficial owner listed in the table below is c/o Mylan N.V., Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, England.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Options Exercisable and Restricted Shares Vesting within 60 days	Percent of Class
Heather Bresch	822,042	(1)(7)	252,764	*
Wendy Cameron	72,707		11,293	*
Hon. Robert J. Cindrich	19,079		11,293	*
Robert J. Coury	1,266,279	(2)(7)	231,074	*
JoEllen Lyons Dillon	9,639		11,293	*
Neil Dimick	44,617		11,293	*
Daniel M. Gallagher	4,282		16,416	*
Melina Higgins	83,092	(3)	17,916	*
Harry A. Korman(4)	20,250		25,966	*
Rajiv Malik	784,169	(5)(7)	131,330	*
Anthony Mauro	153,258	(6)(7)	63,745	*
Kenneth S. Parks	5,584		18,059	*
Mark W. Parrish	37,395		11,293	*
Pauline van der Meer Mohr(4)	0		0	*
Randall L. (Pete) Vanderveen, Ph.D.	41,817		11,293	*
Sjoerd S. Vollebregt	4,230		3,867	*
All directors, nominees and executive officers as a group (16 persons)	3,368,440	(7)(8)	828,895	*

*	Less than 1%.
(1)	Includes 1,157 ordinary shares held in Ms. Bresch’s 401(k) account, and 282,231 shares held in grantor retained annuity trusts of which she is the sole trustee.
(2)	Includes 971,115 ordinary shares held in grantor retained annuity trusts of which Mr. Coury is the sole trustee.
(3)	Includes 74,000 ordinary shares held by Ms. Higgins’ spouse.
(4)	Mr. Korman and Ms. van der Meer Mohr are nominated for election to the Board for the first time in 2018.
(5)	Includes 250,000 ordinary shares held in a grantor retained annuity trust of which Mr. Malik is the sole trustee.
(6)	Includes 5,574 ordinary shares held in Mr. Mauro’s 401(k) account.
(7)

Includes performance-based restricted ordinary shares issued on June 10, 2015 upon conversion of stock appreciation rights pursuant to the terms of Mylan’s One-Time Special Performance-Based Five-Year Realizable Value Incentive Program implemented in 2014. The restricted ordinary shares remain subject to forfeiture and additional vesting conditions, including achievement of adjusted EPS of $6.00 and continued service, and the other terms and conditions of the program.

(8)	Includes 6,731 ordinary shares held in the executive officers’ 401(k) accounts.

2018 Proxy Statement	31

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table lists the names and addresses of shareholders known to management to own beneficially more than five percent of the ordinary shares of Mylan N.V. as of [●], 2018 (based on [●] ordinary shares of Mylan N.V. outstanding as of such date):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company LLP and affiliates, 280 Congress Street, Boston, MA 02210	45,480,852	(1)	[●]%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	40,564,099	(2)	[●]%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	35,343,486	(3)	[●]%
Vanguard Specialized Funds – Vanguard Heath Care Fund – 23-2439149, 100 Vanguard Blvd., Malvern, PA 19355	29,844,042	(4)	[●]%

(1)

Based on Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP with the SEC on February 8, 2018, Wellington Management Group LLP has sole voting power over 0 shares, shared voting power over 8,654,058 shares, sole dispositive power over 0 shares and shared dispositive power over 45,480,852 shares; Wellington Group Holdings LLP has sole voting power over 0 shares, shared voting power over 8,654,058 shares, sole dispositive power over 0 shares and shared dispositive power over 45,480,852 shares; Wellington Investment Advisors Holdings LLP has sole voting power over 0 shares, shared voting power over 8,654,058 shares, sole dispositive power over 0 shares and shared dispositive power over 45,480,852 shares; and Wellington Management Company LLP has sole voting power over 0 shares, shared voting power over 7,655,266 shares, sole dispositive power over 0 shares and shared dispositive power over 43,848,488 shares. Based on the Schedule 13G/A, the securities as to which the Schedule 13G/A was filed are owned of record by clients of one or more investment advisers identified therein directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities, except for Vanguard Health Care Fund.

(2)

Based on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 30, 2018, BlackRock, Inc. has sole voting power over 36,615,713 shares, shared voting power over 0 shares, sole dispositive power over 40,564,099 shares and shared dispositive power over 0 shares.

(3)

Based on Schedule 13G/A filed by The Vanguard Group with the SEC on February 8, 2018, The Vanguard Group has sole voting power over 724,044 shares, shared voting power over 98,314 shares, sole dispositive power over 34,556,051 shares and shared dispositive power over 787,435 shares.

(4)

Based on Schedule 13G/A filed by Vanguard Specialized Funds – Vanguard Health Care Fund – 23-2439149 with the SEC on February 2, 2018, Vanguard Specialized Funds – Vanguard Health Care Fund – 23-2439149 has sole voting power over 29,844,042 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) requires all directors and certain executive officers and persons who own more than 10% of a registered class of Mylan’s equity securities to file with the SEC within specified due dates reports of ownership and reports of changes of ownership of Mylan ordinary shares and the Company’s other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on reports and written representations furnished to us by these persons, we believe that all Mylan directors and “officers” (as defined in Rule 16a-1(f) of the Exchange Act) complied with these filing requirements during 2017.

32	2018 Proxy Statement

Executive Officers

The names, ages, and positions of Mylan’s executive officers as of [●], 2018, are as follows:

Heather Bresch	48	Chief Executive Officer (principal executive officer)
Rajiv Malik	57	President
Kenneth S. Parks	54	Chief Financial Officer (principal financial officer)
Daniel M. Gallagher	45	Chief Legal Officer
Anthony Mauro	45	Chief Commercial Officer

Ms. Bresch and Mr. Malik also are members of Mylan’s Board. A discussion of their respective business experience and other relevant biographical information is provided under “Voting Item 1 – Appointment of Directors” on page [●].

Mr. Parks has served as Chief Financial Officer since June 2016. Mr. Parks previously served as chief financial officer for WESCO International, Inc. (“WESCO”), a leading provider of electrical, industrial and communication products, from June 2012 to May 2016, where he led all aspects of the finance function. From June 2012 to December 2013, Mr. Parks also served as a vice president, and starting in January 2014, he served as senior vice president at WESCO. Prior to joining WESCO, Mr. Parks spent the majority of his career at United Technologies Corporation (“UTC”) in a variety of U.S. and international finance roles. He most recently served as vice president, Finance, for the $7 billion UTC Fire & Security division from 2008 to February 2012.

Mr. Gallagher has served as Chief Legal Officer since April 2017. Mr. Gallagher previously served as president of Patomak Global Partners, a financial services consulting firm, from January 2016 to March 2017. From November 2011 to October 2015, he served as a commissioner of the SEC. As commissioner, he called for reform on various corporate governance issues, advocated for conducting a comprehensive holistic review of equity market structure issues, and encouraged building the SEC’s fixed income market expertise. Before being appointed commissioner, Mr. Gallagher also served on the staff of the SEC in several capacities, including as counsel to SEC Commissioner Paul Atkins and Chairman Christopher Cox, working on matters involving the Division of Enforcement and the Division of Trading and Markets. Mr. Gallagher served as deputy director and co-acting director of the Division of Trading and Markets from

2008 to 2010, where he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation. Mr. Gallagher has significant private-sector experience, having been a partner in the Washington, D.C. office of WilmerHale, and senior vice president and general counsel of Fiserv Securities, Inc.

Mr. Mauro has served as Chief Commercial Officer since January 2016. Prior to that date, Mr. Mauro served as President, North America, of Mylan since January 1, 2012. He served as President of Mylan Pharmaceuticals Inc. from 2009 through February 2013. In his 22 years at Mylan, Mr. Mauro has held roles of increasing responsibility, including Chief Operating Officer for Mylan Pharmaceuticals ULC in Canada and Vice President of Strategic Development, North America, and Vice President of Sales, North America for Mylan.

Each executive officer listed above, other than Messrs. Parks and Gallagher, was an executive officer of Mylan Inc. on February 27, 2015, the date on which Mylan N.V. completed the EPD Transaction, and became an officer of Mylan N.V. on such date in connection with the EPD Transaction.

Pursuant to the Rules for the Board of Directors of Mylan N.V., the Board appoints the CEO and may appoint, or delegate authority to the Chairman or the CEO to appoint, a President, a Chief Financial Officer, a Chief Legal Officer, a Secretary and any other Mylan officers as the Board, the Chairman or the CEO may desire. Each officer appointed by Mylan’s Board, the Chairman or the CEO, holds office until his or her successor shall have been appointed, or until his or her death, resignation or removal. Officers of Mylan who are appointed by the Board can be removed by it, and the Board may delegate to the Chairman or the CEO the right to remove any officer the Chairman or the CEO has appointed (though not any officer directly appointed by the Board).

2018 Proxy Statement	33

Voting Item 2 – Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers of the Company

As required by Section 14A of the Exchange Act, Mylan’s shareholders have the opportunity to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with the SEC rules, which we also have referred to herein as the Say-on-Pay vote.

Our executive compensation program is designed to incentivize the continued development of our durable business, as well as outstanding performance and shareholder value creation over the short- and long-term, and align compensation with performance and shareholder and other stakeholder interests. Please see the Compensation Discussion and Analysis beginning on page [●] of this Proxy Statement for additional details, including information about the fiscal year 2017 compensation of our NEOs.

Shareholders have benefitted significantly from the long-term value creation under the leadership of the NEOs, as well as Mylan’s performance in 2017.

Given the Company’s demonstrated, outstanding performance under the leadership of the NEOs, Mylan’s

Board recommends that shareholders vote “FOR” the following resolution at the AGM:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed on pages [●] to [●] of Mylan’s Proxy Statement for the 2018 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, and the other related tables and disclosure.”

Although advisory and not binding, the Compensation Committee and the Board will take into account the outcome of this vote when considering future compensation arrangements for Mylan’s executive officers. In previous years, we have provided our shareholders with an advisory Say-on-Pay vote on an annual basis and, in 2017, the Board determined that the Company will continue to hold future Say-on-Pay votes on an annual basis. It is expected that the next Say-on-Pay vote will occur at the 2019 Annual General Meeting of Shareholders (the “2019 AGM”).

Board Recommendation
Mylan’s Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the NEOs, as stated in the above resolution.

34	2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the compensation of the following NEOs for 2017.

NAMED EXECUTIVE OFFICERS

Heather Bresch Chief Executive Officer

Rajiv Malik President

Kenneth S. Parks Chief Financial Officer

Daniel M. Gallagher Chief Legal Officer

Anthony Mauro Chief Commercial Officer

35	Named Executive Officers

36	Executive Summary
36	Shareholder Engagement and Board Responsiveness
37	Business Performance and How It Aligns to Compensation
39	2017 CEO Compensation Summary
40	Compensation Practices Overview

41	Compensation Philosophy & Process
41	Compensation Philosophy
41	Role of the Compensation Committee
41	Process and Peer Group
42	Consideration of Risk in Company Compensation Policies

43	Components of 2017 Executive Compensation
44	Base Salary
45	Annual Incentive Compensation
47	Long-Term Incentive Compensation
49	Limited Perquisites

50	Other Compensation Matters and Considerations
50	Ordinary Share Ownership Requirements for NEOs
50	Clawback Policy
50	Anti-Hedging and Pledging Policy
50	Employment Agreements
51	Transition and Succession Agreements
51	Retirement Benefits
52	Deductibility Cap on Executive Compensation
52	Compensation Committee Report
52	Compensation Committee Interlocks and Insider Participation

53	Executive Compensation Tables

59	Retirement Programs and Employment Agreements

60	Potential Payments Upon Termination or Change in Control

2018 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Shareholder Engagement and Board Responsiveness

Engaging with our shareholders is a key priority for the Board and it is committed to maintaining this dialogue to ensure we continue to focus on helping shareholders to understand the various facets of our business model and Mylan’s differentiated approach. The dialogue also ensures that we are informed by their perspectives on topics that matter most to them. As we stated in the “Shareholder Engagement” section, the Board was disappointed with the results of the Say-on-Pay vote at the 2017 AGM. Accordingly, following the 2017 AGM and into the second quarter of 2018, five independent directors and the Chairman and, separately, the CEO and other members of management, undertook an extensive shareholder-outreach initiative, meeting with shareholders representing [●]% of shares outstanding, which included [●]% of the shares held by our 50 largest shareholders.

Shareholders expressed support for the members of our management team and for the structure of our ongoing compensation program, including pay mix and metrics used to measure performance for purposes of annual and long-term incentive compensation. Shareholders did, however, express their concerns regarding total reported compensation in the 2017 Proxy Statement as the key reason for votes against the 2017 Say-on-Pay vote. During those discussions, we explained the background on the compensation amounts reported for 2016 and referred shareholders to prior public documents, explaining the basis for compensation (reported in 2016) as well as decisions the Board had already taken in 2017.

The Board further explained its perspective to shareholders and also listened to their feedback. The Board has also proactively taken several additional actions relating to our executive compensation program and the Board’s oversight of the program, which is intended to further address shareholder feedback:

•

We refreshed 2/3 of our Compensation Committee to introduce new perspectives. Following the 2018 AGM, we expect that the Committee will have a third new member upon the retirement of Ms. Cameron, resulting in a complete refreshment.

•	We reaffirmed our intention to rely primarily on a simplified pay mix of salary, annual performance-based incentives and long-term incentives heavily weighted toward performance-based awards.

•

The Compensation Committee’s independent compensation consultant again reviewed market data and confirmed that our program design and 2017 CEO and NEO compensation is in line with peers and market practice.

In fact, we note that our CEO compensation as reported in the Summary Compensation Table has declined in each of the last three years and for 2017 ranks third lowest out of the 14 members of our peer group (including Mylan) that have reported fiscal year 2017 CEO compensation as of April 30, 2018, and fifth lowest out of the 22 members of our 2017 ISS-selected peer group (including Mylan) that have reported fiscal year 2017 CEO compensation as of April 30, 2018.

•

For 2018, we adopted a new metric for performance-based restricted stock units (“PRSUs”) tied to cash flow as a percentage of debt to incentivize prudent balance sheet management, while maintaining return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) as important factors in determining PRSU payouts.

•	We revised our CD&A to further enhance and streamline the disclosure.

We acknowledge the results from our 2017 AGM and the feedback we received from some shareholders regarding our 2016 compensation, and the Committee is confident that our ongoing executive compensation program – and the actions taken both before and after the 2017 AGM to refine the compensation program and the Board’s oversight of it – appropriately address the feedback we have heard from our shareholders. We will continue to engage with shareholders and remain committed to being responsive to their perspectives.

36	2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Performance and How It Aligns to Compensation

Over the last decade, we have continued to transform from a mid-sized U.S. generics company to a highly differentiated global pharmaceutical company capable of delivering better health to customers around the world. Our experienced executive leadership team has led our workforce of approximately 35,000 in building a one-of-a-kind durable, differentiated platform that is capable of withstanding market volatility – something that sets Mylan apart in a rapidly changing industry.

2017 Highlights

Access

•   Filed 184 regulatory submissions demonstrating the depth of our global pipeline

•   Gained approval on several key products, including OgivriTM (U.S.), Glatiramer Acetate (U.S. and Europe) and Generic Estrace® Cream (U.S.)

•   Received FDA acceptance for review of our New Drug Application for Revefenacin and our Biologics License Application for Pegfilgrastim

•   Introduced MyHep AllTM in India to combat hepatitis C

•   Helped stem the tide of HIV by introducing the first Tenofovir Alafenamide-based, fixed-dose combination product to be offered to patients in developing countries

•   Secured marketing authorization for Trastuzumab in 20 emerging markets

•   Launched more than 40 injectable products worldwide, further advancing our strategy

Diversification

•   Generated $11.9 billion in total revenues with more than 50% from outside the U.S., further demonstrating that we are no longer dependent on any one geography or product

•   Advanced our ONE Mylan commercial strategy across our geographies and channels to distinguish us as customers’ partner of choice

•   Enhanced our portfolio through inorganic investments in key areas including OTC, complex and niche active pharmaceutical ingredients, and specialty dermatological products

Durability

•   Increased net cash provided by operating activities to $2.06 billion and adjusted free cash flow to $2.6 billion, reflecting the strength and durability of our portfolio

•   Paid down debt of ~$1.36 billion

•   Leveraged the integration of acquisitions and realized opportunities to optimize our operations

2018 Proxy Statement	37

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive compensation program continues to demonstrate the strong alignment between Company performance – including driving access for patients, building diversification into our business model and enhancing the durability of our results – and how our leaders are rewarded. Company performance has remained strong over an extended period, including in 2017. This is perhaps most impressive given recent periods of turmoil and disruption in the industry and healthcare systems around the world (particularly in the U.S. over the past several years). We did not meet all of our challenging compensation metric targets in 2017 and, as a direct result, the resulting CEO and other executive compensation has been directly impacted.

•	Compensation totals reported in the Summary Compensation Table have generally declined over the last three years; 7.5% for our CEO since 2016.

•	The annual incentive payouts, which are driven solely by Company performance, have declined for three straight years.

•

The recently completed long-term performance period for the PRSUs granted in 2015 achieved 75% of target performance and the value of the shares earned at vesting was 61% of target on the date of the grant.

PAY AND PERFORMANCE AT A GLANCE: 2015-2017

CEO Pay

Reported Pay*
(in millions)

$18.9
$13.8
$12.7
2015
2016
2017

* *Reported pay in the 2017 Summary Compensation Table on page [•]*

Annual Incentive

Payout Results

200%
116.75%
100%
2015
2016
2017

CEO PRSU Payout

Linked to Key Metrics Over The Performance Period (in millions)

Last Performance Period* Certified:

Below Target at 75% of Target

$3.9
$2.4
Grant Date Value 2015
Vest Date Value 2018

* *2016-2017 PRSUs. See page [•] for metrics, targets and results of the completed PRSU performance period*

38	2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2017 CEO Compensation Summary

The following summary describes the compensation for our CEO for the last two years. Please see page [•] for the compensation of all other NEOs.

Chief Executive Officer

		2016	2017

Heather Bresch	Base Salary:	$1,300,000	$1,300,000
	Annual Incentive Payout:	$2,276,625	$1,950,000
	Annual LTI Grant:	$8,996,430	$9,100,045
	Change in Pension Value:	$506,765	—
	All Other Compensation:	$697,300	$394,352

	Summary Compensation Total:	$13,777,120	$12,744,397

2017 Compensation Decisions

•	Base Salary: No change was made to Ms. Bresch’s base salary in 2017. It has remained the same since March 2015.

•

Annual Incentive: $1,950,000 calculated by applying the Company Performance Factor under the plan formula (100% for 2017) (see page [•]). No change was made to Ms. Bresch’s target opportunity in 2017 and it has remained the same since 2015.

•

Long-Term Incentive: Ms. Bresch received a long-term incentive (“LTI”) grant in March 2017 valued at $9,100,045, of which 70% of the total is performance-based. The LTI award was delivered through PRSUs, RSUs and stock options.

CEO Reported and Realizable Pay

The following graph demonstrates that the CEO’s total realizable pay over a three-year period is aligned with Mylan’s TSR relative to the Company’s 2017 peer group.

3-Year CEO Realizable Pay vs TSR*

*

Realizable pay includes cumulative salary and annual incentives paid for the most recent three years for which peer group data was publicly available (2014-2016), plus the current value (as of December 31, 2017) of stock options (intrinsic value) and time-based RSUs granted during the most recent three years, plus the value (as of December 31, 2017) of performance-based LTI awards, other than stock options, earned during the most recent three years, plus the change in pension value and all other compensation for the most recent three years. TSR data derived from the S&P Capital IQ. The 12 peer companies in this chart reflect the current peer group, excluding Teva Pharmaceutical Industries Ltd., for which sufficient information was not publicly available.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Practices Overview

The Compensation Committee oversees the design and implementation of executive compensation programs aligned to industry best practices. It also serves to reinforce our unique, performance-driven culture by incentivizing the right behaviors and values expected of Mylan leaders and encouraging ownership of results. We balance competitive base pay and annual and long-term incentives to attract, retain, motivate and reward outstanding executive talent.

The summary below identifies certain features of our compensation program, which are described throughout the CD&A.

What We Do

✓ Maintain a significant portion of compensation aligned with shareholder interests and tied to ordinary share price or financial and operational business performance
✓ Balance annual and long-term incentives, which are both aligned with performance and broader stakeholder interests
✓ Employ balanced and different metrics for annual and long-term incentives
✓ Base long-term incentives heavily on performance-based metrics
✓ Use double-trigger vesting for annual LTI awards upon a change in control
✓ Consider peer groups and market data in determining compensation
✓ Retain an independent compensation consultant that reports directly to the Compensation Committee
✓ Maintain strong ordinary share ownership guidelines, which our senior management significantly exceeds
✓ Maintain a robust clawback policy
✓ Conduct an annual compensation-related risk review to ensure that compensation is aligned with shareholder interests

What We Don’t Do

✗ No automatic accelerated vesting of stock options, RSUs and PRSUs upon satisfying retirement eligibility (55 years of age with 10+ years of service) effective January 1, 2017
✗ No exercise of positive discretion in determining annual or LTI payouts
✗ No re-pricing of stock options
✗ No hedging or pledging of ordinary shares
✗ No new 280G tax gross-ups
✗ No Company matching contributions to the Restoration Plan for NEOs with Retirement Benefit Agreements

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy & Process

Compensation Philosophy

Mylan’s approach to executive compensation is designed to:

Reinforce Mylan’s unique, performance-driven culture: Our performance metrics align to the creation and sustainability of shareholder value and encourage the behaviors and values expected of Mylan leaders. Our simplified program is weighted more heavily toward long-term incentives to align our executives’ performance with the durability of the business and interests of our stakeholders.

Drive and reward performance: Mylan’s Board has designed programs to ensure continued execution against our strategy to create a leading, robust, sustainable organization, while aligning compensation with Company performance, shareholder value creation and other stakeholder interests.

Attract, retain and reward outstanding executive talent: Mylan provides a highly competitive mix of compensation with an emphasis on long-term incentives to retain talented executives.

Given the disruptions and changes in the management of certain companies in our industry, the hyper-competitive market for outstanding executive leadership talent is becoming increasingly competitive. Recognizing the significant results generated by our current, long-tenured management team, as well as the important contributions of so many others in our organization, we design our compensation programs to help ensure that the Company, shareholders and other stakeholders continue to benefit from the talents of our leadership team and global workforce.

Simplified Primary Components of 2017 Compensation:

•	Base salary

•	Annual incentive

•	Long-term incentive

Role of the Compensation Committee

Our Compensation Committee, comprised solely of independent directors, oversees the design and implementation of our executive compensation programs. The Committee reviews and evaluates the performance of our NEOs and determines their compensation and objectives, or, in the case of our CEO and President, recommends compensation and objectives to the independent, non-executive members of the Board. The

Committee monitors compensation trends and developments periodically and undertakes a comprehensive assessment of our compensation programs at least annually. In fulfilling these responsibilities, the Committee utilizes the support of an independent compensation consulting firm, independent outside counsel and an internal executive compensation team.

In 2017, the Compensation Committee retained Meridian to provide advice and information regarding the design and implementation of Mylan’s executive compensation programs. Meridian also provided information to the Compensation Committee regarding regulatory and other technical developments that may be relevant to Mylan’s executive compensation programs. In addition, Meridian provided the Compensation Committee with competitive market information, analyses and trends on executive base salary, annual incentives, long-term incentives, benefits and perquisites.

The Compensation Committee also receives advice from outside counsel including, but not limited to, Cravath, Swaine & Moore LLP and NautaDutilh N.V.

Additionally, the Compensation Committee receives input from management; however, decisions on NEO compensation matters are made solely by the Compensation Committee and/or the independent directors.

The Compensation Committee performs an annual review of the independence of its outside advisors, consistent with NASDAQ requirements and the Compensation Committee charter.

Process and Peer Group

Compensation Committee Process

Our culture and our success continue to depend on our ability to attract and retain talented leaders in critical roles.

The decisions of the Compensation Committee and the independent directors relating to executive compensation each year reflect a variety of subjective considerations, in addition to quantitative metrics. The Committee’s determinations reflect its members’ individual and collective experience and business judgment, and are based on extensive interactions with, and observations of, management and our assessment of some or all of the following factors, among others:

•	Company performance (relative to peers and budget);

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

•	The tenure and experience of members of our management team;

•	Individual leadership performance and contributions to the success of Mylan;

•	Responsibilities of, and future expectations for, the individual;

•	Short-, medium- and long-term personnel needs of Mylan;

•	The need to reward and retain our uniquely talented NEOs and other key employees;

•

Other qualitative contributions of each executive, including, among others, the actual and potential value and impact of his or her leadership style, strategic vision and execution, talent development, and ability to adapt to and drive the change necessary to our success;

•	Peer group pay levels and published survey data; and

•	Advice from independent external experts and advisors.

We consider these and other qualitative and quantitative factors from time-to-time in assessing our compensation philosophy and approach, in addition to using these factors to make individual compensation decisions. The Compensation Committee and the independent directors believe that the peer group is the right reference point for compensation decisions when coupled with the independent judgment and experience of our independent directors who are intimately familiar with matters that the Board oversees and guides, including the Company’s business, strategies, challenges and opportunities, as well as the unique respective talents, contributions, leadership, responsibilities and future expectations of the executives who drive performance and long-term sustainability.

Peer Group

While the competitive market for our executives is one factor the Compensation Committee considers when making compensation decisions, it does not target the compensation of NEOs within a specific percentile of any set of peer companies. As noted, the Committee considers peer group and industry data along with many other factors when determining compensation programs.

The peer group is used for compensation information for NEOs and for assessing the relative total shareholder return metric applicable to PRSUs. Due to Mylan’s unique position in the market and long-tenured management team, pay is not formulaically tied to a particular percentile of the peer group. In 2017, the Committee restructured the peer group to include 13 companies, six of which were also in the 2016 peer group. The 2016 peer group contained 19 companies from a mix of industries, including pharmaceutical, healthcare equipment and biotech. The 2017 peer group provides a more direct focus on Mylan’s business competitors and the companies Mylan competes with for executive talent. The Committee also believes this group of 13 companies provides a more relevant performance comparison for total shareholder return.

Peer Group

Abbott Laboratories	Novartis AG

Amgen Inc.	Perrigo Company plc

Celgene Corp.	Pfizer Inc.

Endo International plc	Regeneron Pharmaceuticals, Inc.

Gilead Sciences, Inc.	Sanofi

Mallinckrodt Public Limited Company	Teva Pharmaceutical Industries Ltd.

Merck & Co., Inc.

Consideration of Risk in Company Compensation Policies

Our compensation programs are designed to encourage outstanding, consistent business performance over extended periods of time. Management and the Compensation Committee have considered and discussed the risks inherent in our business and the design of our compensation plans, policies and programs that are intended to drive the achievement of our long-term business objectives while avoiding excessive short-term risk-taking. In addition, we utilize a mix of performance measures, so that undue emphasis is not placed on one particular measure, and employ different types of compensation to provide value over the short-, medium- and long-term. These performance measures are reevaluated annually in light of the evolving risk environment facing our business. When making compensation decisions, we also consider qualitative factors to avoid the consequence that an overly formulaic approach may have on excessive risk-taking by management.

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Compensation Discussion and Analysis

Components of 2017 Executive Compensation

Our executive compensation program is designed to incentivize our NEOs to deliver exceptional long-term shareholder value and to fully align the interests of our executives with those of our shareholders and other stakeholders. We pay our NEOs through three primary components of compensation: base salary, an annual incentive and a long-term incentive. In addition, our NEOs receive certain benefits and perquisites. Our program is heavily weighted toward performance-based compensation and annual and long-term incentive outcomes are primarily dependent on the achievement of outstanding performance results.

Pay Element	Performance- Based	Form	2017 Metrics	2017 Performance / Shareholder Alignment
Salary	Fixed	Cash	N/A	Attracts and retains executives through competitive base compensation
Annual Incentive Compensation	Variable	Cash	Adjusted EPS	Reinforces the importance of earnings, which are expected to have a direct relationship to the price of Mylan’s ordinary shares
		Cash	Global Regulatory Submissions

Encourages the approval and commercialization of new products to yield new revenue sources that are essential for Mylan to remain competitive, and as such are fundamental to our short- and long-term sustainable growth strategy

		Cash	Adjusted Free Cash Flow	Captures the potential impact of all types of business transactions on the generation of adjusted operating cash flow
		Cash	U.S. GAAP Revenue	Incentivizes management to focus on top-line growth, essential to Mylan’s ongoing value creation and consistent with our long-term growth strategy
Long-Term Incentive Compensation	Variable	Stock Options	Stock Price	Provides value only if the stock price increases from the grant date
		RSUs	Stock Price	Offers realized value dependent on continued employment and absolute stock performance over time
		PRSUs	ROIC	Focuses executives on earning an appropriate return on investment
		PRSUs	Relative TSR	Incentivizes executives to deliver superior shareholder returns as compared to competitors

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2017 Pay Mix

Base Salary

The Compensation Committee considers a variety of factors in deciding base salary, including, among others: individual performance, responsibilities and expected future performance; Company performance; management structure; marketplace practices; internal pay equity considerations; competitive recruitment for outstanding talent; and the executive’s experience, tenure and leadership. The Compensation Committee also considers, among other factors, what the marketplace would require in terms of the replacement costs to hire a qualified individual to replace an executive, as well as the fact that a new executive would lack the critical knowledge base regarding Mylan as compared to the executive he or she would be replacing.

For 2017, no NEOs received base salary increases except for Mr. Parks. The Compensation Committee increased Mr. Parks’ base salary by 14% effective as of September 1, 2017, to reflect his strong performance and expanded responsibility for the Global Integrated Services function. Ms. Bresch and Mr. Malik’s salaries have not increased since 2015, and Mr. Mauro’s salary has not increased since 2016.

NEO	Position	2016	2017	Change in Base Salary
Heather Bresch	Chief Executive Officer	$1,300,000	$1,300,000	—
Rajiv Malik	President	$1,000,000	$1,000,000	—
Kenneth S. Parks	Chief Financial Officer	$600,000	$685,000	14%
Daniel M. Gallagher	Chief Legal Officer	N/A	$800,000	—
Anthony Mauro	Chief Commercial Officer	$700,000	$700,000	—

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Compensation Discussion and Analysis

Annual Incentive Compensation

Mylan’s annual incentive compensation consists of performance-based annual cash awards that are determined according to the achievement of objective operational and financial measures identified by the Board as critical to the successful execution of Mylan’s business strategy and tied to the continued creation of shareholder value.

For 2017, the Compensation Committee set challenging performance goals based on four key performance indicators of the current and future strength of our business. In addition, the metrics were selected specifically because they are related to the actions and leadership of our management team and measure their ability to extract the greatest value from our assets. U.S. GAAP Revenue was introduced as a new performance metric for the 2017 annual incentive program. This metric was added to further incentivize senior management to focus on top-line growth. The Compensation Committee chose to use adjusted metrics for the other two financial goals (adjusted EPS and adjusted free cash flow) because it believes that these adjusted metrics present the most consistent measure of evaluating Mylan’s financial performance, and the ongoing operations of the Company.

IMPORTANT FACTS ABOUT OUR 2017 ANNUAL INCENTIVE TARGETS

Challenging Targets Based on Past Performance Results and Future Expectations

Adjusted EPS

•	Reinforces the importance of a performance measure of earnings, which are expected to have a direct relationship to the price of Mylan’s ordinary shares

Global Regulatory Submissions

•

Encourages the approval and commercialization of new products to yield new revenue sources that are essential for Mylan to remain competitive, and as such are fundamental to our short- and long-term growth strategy

Adjusted Free Cash Flow

•

Captures the potential impact of all types of business transactions on the generation of net cash provided by operating activities, adjusted for certain special items and capital expenditures, and strengthens our balance sheet

U.S. GAAP Revenue

•	Incentivizes management to focus on top-line growth, essential to Mylan’s ongoing value creation and consistent with our long-term growth strategy

		2017
Goal	Weighting	Threshold	Target	Maximum
Adjusted EPS	30%	$5.15	$5.35	$5.55
Global Regulatory Submissions	25%	120	135	150
Adjusted Free Cash Flow ($ in millions)	25%	$2,000	$2,200	$2,400
U.S. GAAP Revenue ($ in millions)	20%	$12,250	$13,000	$13,750
Payout Opportunity (as % of Target)		50%	100%	200%

No annual incentives are paid with respect to a metric if threshold performance is not achieved. Furthermore, the Compensation Committee has committed to not using its discretion to upwardly adjust annual incentive award amounts generated by the performance metrics.

2017 NEO Target Award Opportunities (Including Maximum Opportunity) Subject to Performance

NEO	Position	Base Salary	Target (% of Salary)	Target Annual Incentive	Maximum Annual Incentive
Heather Bresch	Chief Executive Officer	$1,300,000	150%	$1,950,000	$3,900,000
Rajiv Malik	President	$1,000,000	125%	$1,250,000	$2,500,000
Kenneth S. Parks	Chief Financial Officer	$685,000	115%	$787,750	$1,575,500
Daniel M. Gallagher	Chief Legal Officer	$800,000	115%	$920,000	$1,840,000
Anthony Mauro	Chief Commercial Officer	$700,000	115%	$805,000	$1,610,000

The payout opportunities are one-half (50%) of the target amount for threshold performance and two times (200%) the target amount for maximum performance.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2017 Actual Annual Incentive Compensation

The Company achieved below-threshold performance with respect to the adjusted EPS metric, maximum performance on the global submissions metric, maximum performance on the adjusted free cash flow metric, and below-threshold performance on the U.S. GAAP revenue metric in 2017. As a result, the NEOs received payouts of annual incentive awards for 2017 at 100% of target.

Goal*	Weighting	2017 Target	2017 Actual Results		Weighted Score
Adjusted EPS	30%	$5.35	$4.56	Below Threshold	0%
Global Regulatory Submissions	25%	135	184	Above Maximum	50%
Adjusted Free Cash Flow ($ in millions)	25%	$2,200	$2,627	Above Maximum	50%
U.S. GAAP Revenue ($ in millions)	20%	$13,000	$11,908	Below Threshold	0%
2017 Company Performance					100%

* The adjusted EPS amount is derived from Mylan’s audited financial statements in the same manner as Mylan publicly reports adjusted EPS (which for 2017 is reconciled to the most directly comparable U.S. GAAP measure in Appendix B), but for annual incentive plan purposes is measured on a constant currency basis. Adjusted free cash flow is derived from Mylan’s audited financial statements in the same manner as Mylan publicly reports adjusted free cash flow (which for 2017 is reconciled to the most directly comparable U.S. GAAP measure in Appendix B).

NEO	Position	Base Salary	Target (% of Salary)	Company Performance	Actual Incentive Payout
Heather Bresch	Chief Executive Officer	$1,300,000	150%	100%	$1,950,000
Rajiv Malik	President	$1,000,000	125%	100%	$1,250,000
Kenneth S. Parks	Chief Financial Officer	$685,000	115%	100%	$787,500
Daniel M. Gallagher	Chief Legal Officer	$800,000	115%	100%	$920,000
Anthony Mauro	Chief Commercial Officer	$700,000	115%	100%	$805,000

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Compensation Discussion and Analysis

Long-Term Incentive Compensation

The Compensation Committee believes that the value of long-term incentives should be directly related to the performance of Mylan’s ordinary shares, as well as other measures associated with the growth and success of Mylan. The Compensation Committee has historically approved annual LTI award grants in the first quarter of the fiscal year, with the grant effective following the release of year-end audited financial results with exceptions for new hires (as was the case for Mr. Gallagher in 2017), promotions and other special awards, grants or circumstances.

Long-Term Incentive Structure. For 2017, LTI awards were granted to our NEOs in the form of PRSUs, stock options and RSUs in the proportions shown below.

Vehicle	LTI Mix for all NEOs	Incentive Opportunity	Vesting Schedule
PRSUs Performance	50%	PRSUs provide value based on Mylan’s ROIC and relative TSR performance, strongly linking payouts with long- term value creation.

PRSUs cliff-vest at the end of the three-year performance period based on the achievement of pre-determined performance criteria, generally provided that the NEO remains continuously employed by Mylan.

Stock Options Performance	20%	Stock options provide value only if Mylan’s ordinary share price rises from the grant date price.

Stock options are granted with an exercise price equal to the closing price of Mylan’s ordinary shares on the date of grant. They vest in three equal annual installments, generally provided that the NEO remains continuously employed by Mylan.

RSUs Time	30%	RSU value increases/ decreases with ordinary share price performance and provides a strong retention incentive.	RSUs vest in three equal annual installments, generally provided that the NEO remains continuously employed by Mylan.

This mix of awards provides recipients with a combination of incentive opportunities, aligns our executives with shareholders and ensures each vehicle has its own risk-reward profile with a unique benefit. The mix of the 2017 LTI grant was generally consistent with the mix of the 2016 grant. After a review of peer company practices, the Committee recognized that many peer companies provided a greater proportion of their long-term incentive mix in the form of RSUs. The Committee believes the 2017 long-term incentive mix provides a strong performance alignment, with 70% of the mix in PRSUs or stock options. The RSUs create ownership alignment with shareholders and provide a stable element of long-term compensation to encourage retention of executive talent.

2017- 2019 PRSU Performance Metrics

Metric	Weighting	Threshold	Target	Maximum
ROIC*	50%	8%	10%	12%
Relative TSR**	50%	25th Percentile of Peer Group	50th Percentile of Peer Group	75th Percentile of Peer Group
Payout Opportunity (as % of Target)		50%	100%	150%
*

ROIC is calculated from Mylan’s audited financial statements in the same manner as set forth in the reconciliations provided in Appendix B. Starting in 2016, the definition of ROIC was updated to include intangible assets and goodwill in the denominator to more appropriately reflect the strategic acquisitions Mylan has made.

**

Relative TSR is calculated by comparing the difference between Mylan’s 30-day trailing average closing ordinary share price at the day before the beginning of the performance period and day before the end of the performance period plus any dividends paid during the performance period against the same metric for each company in our peer group.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Each NEO’s 2017 LTI award had a targeted value at grant equal to a percentage of the NEO’s base salary. Values are determined based on a variety of factors, including peer group compensation, individual performance and tenure.

Below are the actual annual LTI award values approved by the Compensation Committee for our NEOs:

		Performance-Based		Time-Based	Total LTI Award
NEO	Position	PRSUs	Stock Options	RSUs
Heather Bresch	Chief Executive Officer	$4,550,033	$1,820,011	$2,730,001	$9,100,045
Rajiv Malik	President	$2,800,031	$1,120,004	$1,680,018	$5,600,053
Kenneth S. Parks	Chief Financial Officer	$900,031	$360,012	$540,037	$1,800,080
Daniel M. Gallagher*	Chief Legal Officer	$1,600,006	$640,009	$960,027	$3,200,042
Anthony Mauro	Chief Commercial Officer	$1,250,040	$500,017	$750,033	$2,500,090

*

Excludes Mr. Gallagher’s Sign-On RSUs and awards under the One-Time Special Performance-Based Five-Year Realizable Value Incentive Program. For details regarding these awards, see “Other Compensation Matters and Considerations – Employment Agreements.”

PRSUs Granted in 2015

Although Mylan typically grants equity awards in the first quarter of the fiscal year, in 2015, PRSU grants to NEOs were postponed until the end of the year because of the EPD Transaction. Due to the timing of the 2015 PRSU grants, the awards were based on performance measured in 2016-2017 rather than the three-year performance period that is typically applied to PRSUs. The Company achieved higher than maximum performance with respect to the ROIC metric and below-threshold performance on the relative TSR metric. As a result, the NEOs received a payout for the PRSUs at 75% of the target number of shares.

2016-2017 Goal	Weighting	2-Year Target	Actual Result	% of Target Achieved	Weighted Score
ROIC*	50%	38%	67%	Above Maximum	75%
Relative TSR of Peer Group	50%	50th percentile of Peer Group	22nd percentile of Peer Group	Below Threshold	0%
Total Payout (as % of Target)					75%

*	ROIC for the PRSUs granted in 2015 is calculated from Mylan’s audited financial statements in the same manner as set forth in the reconciliations provided in Appendix B.

When applying the Mylan closing ordinary share price at vesting of $40.97, the NEOs received approximately 61% of the targeted grant date value of the award.

NEO	Position	Target Shares (#)	Grant Date Value Target	Company Performance	Actual Shares Earned (#)	Actual Award Value at $40.97 per Share
Heather Bresch	Chief Executive Officer	76,984	$3,900,009	75%	57,738	$2,365,526
Rajiv Malik	President	47,375	$2,400,018	75%	35,532	$1,455,746
Kenneth S. Parks*	Chief Financial Officer	N/A	N/A	N/A	N/A	N/A
Daniel M. Gallagher*	Chief Legal Officer	N/A	N/A	N/A	N/A	N/A
Anthony Mauro	Chief Commercial Officer	18,506	$937,514	75%	13,880	$568,664

*	Neither Mr. Parks nor Mr. Gallagher received the 2016-2017 PRSUs as they were not employed by Mylan when the PRSU award was granted in November 2015.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Limited Perquisites

Perquisites include the following:

•	Each NEO receives a car allowance or the use of a leased vehicle and payment of certain ancillary expenses. The NEOs are responsible for paying any taxes incurred relating to this perquisite.

•

Our senior executives take an extraordinarily active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel time due to our diverse set of business centers, manufacturing and other facilities and many client and vendor locations around the world. Mylan provides management with access to corporate aircraft to assist in the management of Mylan’s global platform by providing a more efficient and secure traveling environment, including where sensitive business issues may be discussed or reviewed, as well as maximum flexibility to our executives in the conduct of Company business. For reasons of business efficiency and continued

security-related concerns (including personal security, especially given the global nature of Mylan’s business, as well as privacy of business information and communications), we have required Ms. Bresch to use Mylan aircraft for business and personal purposes. During 2017, other executives from time-to-time also were authorized to have personal use of the corporate aircraft for similar reasons. The Compensation Committee monitors business and personal aircraft usage on a periodic basis. To the extent any travel on the corporate aircraft results in imputed taxable income to an NEO, Mylan does not provide gross-up payments to cover the NEO’s personal income tax obligation due to such imputed income. For a summary of how this perquisite is calculated, see footnote (b) to the Summary Compensation Table on page [●] of this Proxy Statement.

•	Executives will also receive tax equalization payments for incremental tax liabilities, if any, incurred as a result of attendance at meetings of the Board in the U.K.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Other Compensation Matters and Considerations

Ordinary Share Ownership Requirements for NEOs

The ownership requirements are expressed as a multiple of base salary as follows:

Position	Ownership Requirement (Multiple of Base Salary)
CEO	6x
President	4x
Other NEOs	3x

As of December 31, 2017, all NEOs exceeded their ownership requirements. In addition to the NEOs, Mylan’s ordinary share ownership policy covers the most senior employees at Mylan to promote an ownership culture and stronger alignment with the interests of shareholders among the broader leadership team. Each covered employee generally has five years from the date they became subject to the policy to achieve the minimum ownership requirement. Ordinary shares actually owned by the covered employee (including ordinary shares held by the covered employee in Mylan’s 401(k) and Profit Sharing Plan), as well as restricted ordinary shares and unvested RSUs and PRSUs count toward compliance with these requirements. Our NEOs substantially exceed the ownership threshold set forth in the share ownership policy.

Clawback Policy

The Board has approved a clawback policy relating to incentive compensation programs. The provisions of the policy allow Mylan to recoup certain bonus and equity-based incentive compensation gains resulting from specified misconduct that causes Mylan to materially restate its financial statements. The Board considers updates to this policy from time-to-time. In addition, to the extent that the SEC adopts rules for clawback policies that require changes to our policy, we will respond accordingly.

Anti-Hedging and Pledging Policy

The Board has approved a securities trading policy that prohibits directors and certain employees from engaging in any transaction designed to limit or eliminate economic risks associated with the ownership of our equity or debt securities by trading in certain types of hedging instruments relating to any of our securities. Hedging instruments include prepaid variable forward contracts, equity swaps, collars, exchange funds, insurance contracts, short sales, options, puts, calls or other instruments designed to hedge or offset movements in the price of our ordinary shares or debt. The policy also prohibits directors and certain employees from entering into transactions that involve the holding of Mylan securities in margin accounts (other than the “cashless exercise” of stock options) or the pledging of Mylan equity or debt securities as collateral for loans, with certain exceptions approved by the Compensation Committee if the executive demonstrates that he or she has the continuing financial capacity to repay any underlying loan or potential margin call without resorting to Mylan equity or debt securities. To the extent that the SEC adopts rules for anti-hedging and pledging policies that require changes to our policy, we will respond accordingly.

Employment Agreements

We believe it is important to have employment agreements with our executive officers and other key employees. These agreements memorialize certain key terms of employment, including termination rights and obligations, non-competition and other restrictive covenants, and compensation and perquisites, and we believe thereby enhance the stability and continuity of our employment relationships. Each of the NEOs is party to an employment agreement with Mylan Inc.

Appointment of Chief Legal Officer

In connection with his appointment as Chief Legal Officer, on March 24, 2017, Mr. Gallagher and Mylan Inc. entered into an employment agreement effective as of April 1, 2017.

Mr. Gallagher’s employment agreement had an initial term of one year, automatically renews for successive one-year periods unless earlier terminated by Mr. Gallagher or Mylan, and provides for the following during his term of employment:

•	a base salary of $800,000;

•	eligibility for a discretionary annual bonus with a target amount equal to 115% of his base salary;

•	an annual grant of LTI awards under the Amended 2003 Plan with a value equal to 400% of his base salary;

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Compensation Discussion and Analysis

•

a signing bonus of $350,000, which was subject to full or partial repayment in the event Mr. Gallagher had left Mylan prior to the first anniversary of his appointment, except in certain circumstances; and

•

a grant of RSUs (the “Gallagher Sign-On RSUs”) with a grant date value of $650,035 and an award of 40,507 PRSUs with a grant date value of $1,546,152 pursuant to the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program. A description of the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program can be found in the Proxy Statement for Mylan Inc.’s 2014 Annual Meeting of Shareholders.

For a detailed description of the employment agreements entered into with the other NEOs, see the section below entitled “Employment Agreements,” beginning on page [●] of this Proxy Statement.

Transition and Succession Agreements

Mylan Inc. is party to separate Transition and Succession Agreements with each NEO with an aim to assuring that Mylan will have the NEO’s full attention and dedication to Mylan during the pendency of a possible change in control transaction that might optimize shareholder value, and to provide the officer with compensation and benefits in connection with a change in control. The Transition and Succession Agreements are independent of each NEO’s employment agreement. Subsequent to the execution of certain legacy agreements, Mylan adopted a policy that no new Transition and Succession Agreements will provide for an excise tax gross-up for golden parachute payments. Consistent with this commitment, the Transition and Succession Agreements with Messrs. Parks and Gallagher do not contain excise tax gross-ups. For legal and other considerations, the Transition and Succession Agreements currently in effect and executed prior to the new policy are not subject to that policy. Mylan does not have the right to unilaterally abrogate pre-existing binding contracts with its executives, and does not believe it would be in shareholders’ best interests to expend funds to “buy out” the executives from these rights. Since implementation of the new policy, no new or amended Transition and Succession Agreements with excise tax gross-up provisions have been executed and several have expired as executives have ceased to be actively employed with Mylan. The agreements with Messrs. Parks and Gallagher provide that they will, in the event subject to an excise tax on any golden parachute payments, be subject to a “best net” approach, under which they will receive the full amount of such payments or the greatest amount of such payments that will not subject them to the excise tax, whichever would result in the greatest after-tax amount.

For a detailed description of these Transition and Succession Agreements, see the section below entitled “Termination Under Transition and Succession Agreements (Change in Control)” beginning on page [●] of this Proxy Statement.

Retirement Benefits

Mylan previously entered into Retirement Benefit Agreements (“RBAs”) with Ms. Bresch and Mr. Malik in recognition of their service to Mylan, to encourage their retention and to provide a supplemental form of retirement and death benefit. For a detailed description of the RBAs with Ms. Bresch and Mr. Malik, see the section below entitled “Retirement Benefit Agreements” beginning on page [●] of this Proxy Statement.

Mylan also maintains a 401(k) Restoration Plan (the “Restoration Plan”) and an Income Deferral Plan permitting senior-level employees to elect to defer the receipt of a portion of their compensation and, in the case of the Restoration Plan, providing matching contributions to employees who make such an election. However, effective April 1, 2013, Mylan modified the Restoration Plan so that U.S. employees with an RBA would no longer receive matching contributions under the Restoration Plan.

When Mr. Malik joined Mylan in January 2007, Mylan established a nonqualified deferred compensation plan on his behalf. Although Mylan no longer contributes to the plan account, it will be distributed to Mr. Malik upon termination of his employment, or upon other qualifying distribution events, such as his retirement, disability or death or Mylan’s termination of the plan.

The footnotes to the Summary Compensation Table include changes in pension values calculated based on certain actuarial assumptions regarding discount rates. In computing these amounts, we used the same assumptions that were used to determine the expense amounts recognized in our 2017 financial statements. In 2017, the impact of an increase in the applicable discount rates led to a decrease in the present value of accumulated benefits of approximately $198,000 for Ms. Bresch and approximately $110,000 for Mr. Malik.

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Compensation Discussion and Analysis

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect for 2017, restricts the deductibility for federal income tax purposes of the compensation paid to the CEO and each of the other NEOs who was an executive officer at the end of the applicable fiscal year (other than our Chief Financial Officer) for such fiscal year to the extent that such compensation for such executive exceeds $1 million and does not qualify as “qualified performance-based compensation” as defined under Section 162(m) of the Code. The Compensation Committee historically considered available opportunities to deduct compensation paid to NEOs for U.S. federal income tax purposes. The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, eliminated the exception for “performance-based” compensation and expanded the number of executives to which the 162(m) limit may apply. As a result, except to the extent provided in limited transition relief, compensation over $1 million paid to any NEO will no longer be deductible under Section 162(m) of the Code. The Board and the Compensation Committee reserve the right to provide compensation to our executives that is not deductible, including but not limited to when necessary to comply with contractual commitments, or to maintain the flexibility needed to attract talent, promote retention or recognize and reward desired performance.

Compensation Committee Report

We have reviewed and discussed the CD&A with management. Based on such review and discussions, we recommended to the Board that the CD&A be included in this Proxy Statement.

Respectfully submitted,

Wendy Cameron

JoEllen Lyons Dillon

Melina Higgins

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2017 (Ms. Cameron, Ms. Dillon, Mr. Dimick, Ms. Higgins and Mr. Parrish) was an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. During 2017, no executive officer of the Company served on the compensation committee or board of another entity, one of whose executive officers served on the Compensation Committee or the Board.

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Executive Compensation Tables

Executive Compensation Tables

2017 Summary Compensation Table

The following summary compensation table sets forth the cash and non-cash compensation paid or granted to or earned by the NEOs for 2017, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Heather Bresch Chief Executive Officer	2017	1,300,000	—	7,280,034	1,820,011	1,950,000	—	394,352	12,744,397
	2016	1,300,000	—	7,436,421	1,560,009	2,276,625	506,765	697,300	13,777,120
	2015	1,330,769	—	5,200,046	1,300,007	3,900,000	768,216	6,432,030	18,931,068
Kenneth S. Parks Chief Financial Officer	2017	628,115	—	1,440,068	360,012	787,750	—	130,072	3,346,017
	2016	346,154	375,000	2,766,841	300,000	700,500	—	18,498	4,506,993
Rajiv Malik President	2017	1,000,000	—	4,480,049	1,120,004	1,250,000	—	892,077	8,742,130
	2016	1,000,000	—	4,319,120	900,014	1,459,375	616,520	391,373	8,686,402
	2015	1,019,231	—	3,200,041	800,017	2,500,000	970,676	11,411,770	19,901,735
Daniel M. Gallagher Chief Legal Officer	2017	600,000	350,000	4,756,220	640,009	920,000	—	62,958	7,329,187

Anthony Mauro Chief Commercial Officer	2017	700,000	—	2,000,073	500,017	805,000	—	191,921	4,197,011
	2016	700,000	—	2,213,881	490,013	939,838	—	259,102	4,602,834
	2015	634,615	—	1,250,036	312,517	1,437,500	—	1,220,083	4,854,751

(1)

Represents the value of the base salary actually paid to the NEO in 2017, 2016 or 2015. The annual base salary approved by the Compensation Committee for each of the NEOs is payable in accordance with the Company’s normal payroll practices for its senior executives, so that an NEO’s total base salary amount is paid in 26 bi-weekly installments. 2015 included an additional payment date (a total of 27 payments were made in 2015), therefore the amounts shown for 2015 are greater than the applicable NEO’s annual base salary.

(2)

For Mr. Parks, the amount shown for 2016 represents the value of his sign-on bonus, which is subject to full or partial repayment in the event Mr. Parks leaves Mylan prior to the third anniversary of his joining Mylan. For Mr. Gallagher, the amount shown for 2017 represents the value of his sign-on bonus, which was subject to full or partial repayment in the event Mr. Gallagher left Mylan prior to the first anniversary of his joining Mylan (except in certain circumstances).

(3)

Represents the grant date fair value of the stock awards granted to the NEO in 2017, 2016 or 2015, as applicable. The grant date fair value of PRSUs for 2017 is based on the target value and is as follows: Ms. Bresch ($4,550,033), Mr. Parks ($900,031), Mr. Malik ($2,800,031), Mr. Gallagher ($1,600,006) and Mr. Mauro ($1,250,040). If the maximum achievement of performance goals had been assumed, the grant date fair value of the PRSUs for 2017, would have been as follows: Ms. Bresch ($6,825,072), Mr. Parks ($1,350,069), Mr. Malik ($4,200,068), Mr. Gallagher ($2,400,028), and Mr. Mauro ($1,875,060). For Mr. Parks, the amount shown for 2016 also includes the grant date fair value of PRSUs granted to him under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program, which was $1,566,811, which assumes achievement of performance targets at maximum level. For Mr. Gallagher, the amount shown for 2017 also includes the grant date fair value of PRSUs granted to him under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program, which was $1,546,152, which assumes the achievement of performance targets at maximum level. For information regarding assumptions used in determining the expense of such awards, please refer to Note 11 to the Company’s Consolidated Financial Statements contained in the Form 10-K for the year ended December 31, 2017.

(4)

Represents the grant date fair value of the option awards granted to the NEO in 2017, 2016 or 2015, as applicable. For information regarding assumptions used in determining the expense of such awards, please refer to Note 11 to the Company’s Consolidated Financial Statements contained in the Form 10-K for the year ended December 31, 2017.

(5)	Represents amounts paid under the Company’s non-equity incentive compensation plan. For a discussion of this plan, see the CD&A set forth above.
(6)

Represents the aggregate change in present value of the applicable NEO’s accumulated benefit under his or her respective RBA. In computing these amounts, we used the same assumptions that were used to determine the expense amounts recognized in our 2017 financial statements. In 2017, the impact of an increase in the applicable discount rates led to a decrease in the present value of accumulated benefits of approximately $198,000 for Ms. Bresch and approximately $110,000 for Mr. Malik. For further information concerning the RBAs, see the Pension Benefits for 2017 Table set forth below and the section below entitled “Retirement Benefit Agreements,” beginning on page [●] of this Proxy Statement.

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Executive Compensation Tables

(7)	Amounts shown in this column are detailed in the following chart:

	Fiscal Year	Use of Company- Provided Automobile ($)(a)	Personal Use of Company Aircraft ($)(b)	Lodging Reimbursement ($)(c)	Expatriate Benefits ($)(d)	401(k) and Profit Sharing Plan Matching and Profit Sharing Contribution ($)(e)	Restoration Plan Contribution ($)(f)	Transaction- Related Excise Tax Reimbursement ($)(g)	Other ($)(h)
Heather Bresch	2017	20,736	158,038	—	—	24,420	165,331	—	25,827
	2016	20,507	184,020	—	—	29,419	302,790	—	160,564
	2015	19,200	310,312	—	—	28,792	218,454	5,828,995	26,277
Kenneth S. Parks	2017	19,766	10,440	—	—	18,115	73,440	—	8,311
	2016	10,944	—	—	—	6,908	—	—	646
Rajiv Malik	2017	30,170	28,896	—	691,967	24,300	109,469	—	7,275
	2016	30,725	80,295	—	247,421	10,600	—	—	22,332
	2015	23,392	29,557	50,000	6,333,891	—	—	4,859,071	115,859
Daniel M. Gallagher	2017	14,400	—	—	—	18,039	29,700	—	819
Anthony Mauro	2017	19,200	2,595	—	—	24,238	123,285	—	22,603
	2016	19,200	608	—	—	28,335	170,589	—	40,370
	2015	19,200	—	—	—	28,800	131,918	1,020,722	19,443

(a)

In the case of Ms. Bresch and Messrs. Parks, Gallagher and Mauro, these numbers represent a vehicle allowance and ancillary expenses associated with such vehicle. In the case of Mr. Malik, this number represents the cost of a vehicle (based on lease value), insurance and ancillary expenses associated with such vehicle.

(b)

Amounts disclosed represent the actual aggregate incremental costs incurred by Mylan associated with the personal use of the Company’s aircraft. Incremental costs include annual average hourly fuel and maintenance costs, landing and parking fees, customs and handling charges, passenger catering and ground transportation, crew travel expenses, away from home hanger fees, and other trip-related variable costs. Because the aircrafts are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, home-base hangar costs and certain maintenance fees. Aggregate incremental cost as so determined with respect to personal deadhead flights is allocable to the NEO. In certain instances where there are both business and personal passengers, the incremental costs per hour are pro-rated.

(c)	Beginning in 2016, Mr. Malik was no longer eligible to receive a housing allowance or home-leave benefit, both of which he received in prior years.
(d)

Expatriate benefits for Mr. Malik represent income taxes paid by Mylan in connection with Mr. Malik’s expatriate assignment to the United States from India effective January 1, 2012. Specifically, Mr. Malik is responsible for, and has continued to pay taxes equal to those he would have been obligated to pay had he maintained his principal work location and residence in India rather than having transferred, at Mylan’s request, to the United States, while Mylan generally has responsibility for all additional taxes, including Mr. Malik’s tax obligations on the imputed income associated with Mylan’s payment of taxes on his behalf. Beginning in 2016, Mr. Malik no longer receives a tax equalization benefit in respect of his LTI awards. Amounts shown for 2017, 2016 and 2015 for Mr. Malik are net of Mylan’s estimated tax refunds for each year. Estimated refunds were $15,685 for 2017, and approximately $0.2 million for 2016 and approximately $1.1 million for 2015.

(e)

For 2017, amounts disclosed included, for Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro, a matching contribution of $10,920, $4,615, $10,800, $4,539 and $10,738, respectively, and a profit sharing contribution received in March 2018 in respect of fiscal year 2017 equal to $13,500 for each NEO. In March 2017, the Company made a profit sharing contribution to each NEO, other than Mr. Gallagher, in respect of fiscal year 2016 equal to $13,250. For 2016, amounts disclosed included, for Ms. Bresch and Messrs. Parks, Malik and Mauro, a matching contribution of $10,869, $6,908, $10,600 and $9,785, respectively, and, for Ms. Bresch and Mr. Mauro, a profit sharing contribution from the Company of $18,550. For 2015, amounts disclosed for Ms. Bresch included a matching contribution of $10,592, and a profit sharing contribution from the Company of $18,200. For 2015, amounts disclosed for Mr. Mauro included a matching contribution of $10,600, and a profit sharing contribution from the Company of $18,200. Mr. Malik became eligible to participate in Mylan’s U.S. retirement plans in 2016.

(f)

For 2017, amounts disclosed included, for Messrs. Parks, Gallagher and Mauro, a matching contribution under the Restoration Plan of $20,509, $13,200 and $54,793, respectively, and a profit sharing contribution under the Restoration Plan received in March 2018 in respect of fiscal year 2017 for each of Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro equal to $165,331, $52,931, $109,469, $16,500 and $68,492, respectively. In March 2017, the Company made a profit sharing contribution to each of Ms. Bresch and Messrs. Parks, Malik and Mauro under the Restoration Plan in respect of fiscal year 2016 equal to $246,750, $4,058, $161,750 and $93,740, respectively. Ms. Bresch is no longer eligible to receive a matching contribution under the Restoration Plan. Although he became eligible to participate in Mylan’s U.S. retirement plans in 2016, Mr. Malik is not eligible to receive a matching contribution under the Restoration Plan. See page [●] of this Proxy Statement for further information regarding Restoration Plan contributions.

(g)

Represents the one-time tax reimbursement payment with respect to the excise tax under Section 4985 of the Code that was imposed in connection with the EPD Transaction on the value of certain LTI awards held by the directors and NEOs. Such payment ensured that, on a net after-tax basis, the NEO would be in the same position as if such excise tax had not been imposed. See the Proxy Statement for Mylan’s 2016 Annual Meeting of Shareholders for further discussion of the excise tax imposed in connection with the EPD Transaction and this one-time payment.

(h)

Represents events for all NEOs other than Mr. Gallagher; life insurance retention plan premium for Ms. Bresch and Mr. Mauro; long-term disability premiums; a health insurance premium for Mr. Malik; for 2016 and 2015, only, contributions to the Provident Fund, a statutory plan in India, for Mr. Malik; for 2016 only, matching of certain charitable contributions for Ms. Bresch and Messrs. Malik and Mauro; for 2016 only, certain personal security services for Ms. Bresch; and tax preparation services related to U.K. tax returns for all NEOs other than Mr. Gallagher.

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Executive Compensation Tables

Grants of Plan-Based Awards for 2017

The following table summarizes grants of plan-based awards made to each NEO during 2017.

Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payments Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Heather Bresch			975,000	1,950,000	3,900,000	—	—	—	—	—	—	—
	3/3/2017	2/22/2017	—	—	—	50,355	100,709	151,064	—	—	—	4,550,033
	3/3/2017	2/22/2017	—	—	—	—	—	—	60,425	—	—	2,730,001
	3/3/2017	2/22/2017	—	—	—	—	—	—	—	106,558	45.18	1,820,011
Kenneth S. Parks			393,875	787,750	1,575,500	—	—	—	—	—	—	—
	3/3/2017	2/22/2017	—	—	—	9,961	19,921	29,882	—	—	—	900,031
	3/3/2017	2/22/2017	—	—	—	—	—	—	11,953	—	—	540,037
	3/3/2017	2/22/2017	—	—	—	—	—	—	—	21,078	45.18	360,012
Rajiv Malik			625,000	1,250,000	2,500,000	—	—	—	—	—	—	—
	3/3/2017	2/22/2017	—	—	—	30,988	61,975	92,963	—	—	—	2,800,031
	3/3/2017	2/22/2017	—	—	—	—	—	—	37,185	—	—	1,680,018
	3/3/2017	2/22/2017	—	—	—	—	—	—	—	65,574	45.18	1,120,004
Daniel M. Gallagher			460,000	920,000	1,840,000	—	—	—	—	—	—	—
	5/2/2017	5/2/2017	—	—	—	20,253	40,507	—	—	—	—	1,546,152
	5/12/2017	5/2/2017	—	—	—	20,545	41,089	61,634	—	—	—	1,600,006
	5/2/2017	5/2/2017	—	—	—	—	—	—	17,030	—	—	650,035
	5/12/2017	5/2/2017	—	—	—	—	—	—	24,654	—	—	960,027
	5/12/2017	5/2/2017	—	—	—				—	49,247	38.94	640,009
Anthony Mauro			402,500	805,000	1,610,000	—	—	—	—	—	—	—
	3/3/2017	2/22/2017	—	—	—	13,834	27,668	41,502	—	—	—	1,250,040
	3/3/2017	2/22/2017	—	—	—	—	—	—	16,601	—	—	750,033
	3/3/2017	2/22/2017	—	—	—	—	—	—	—	29,275	45.18	500,017

(1)	The performance goals under the annual incentive compensation program applicable to the NEOs during 2017 are described above in the CD&A.
(2)

Consists of PRSUs awarded under the Amended 2003 Plan. The vesting terms applicable to these awards are described above in the CD&A and below following the Outstanding Equity Awards at the End of 2017 table.

(3)	Consists of RSUs awarded under the Amended 2003 Plan. The vesting terms applicable to these awards are described below following the Outstanding Equity Awards at the End of 2017 table.
(4)

Represents the grant of 10-year stock options awarded under the Amended 2003 Plan. Stock options were granted with an exercise price equal to the closing price of the Company’s ordinary shares on the date of grant. The vesting terms applicable to these awards are described below following the Outstanding Equity Awards at the End of 2017 table.

(5)

Represents the grant date fair value of the specific award granted to the NEO. For information regarding assumptions used in determining such value, please refer to Note 11 to the Company’s Consolidated Financial Statements contained in the Form 10-K for the fiscal year ended December 31, 2017.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

Outstanding Equity Awards at the End of 2017

The following table sets forth information concerning all of the outstanding LTI awards held by each NEO as of December 31, 2017.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Heather Bresch	14,196	—	21.13	3/3/2020	—	—	—		—
	4,413	—	22.66	3/2/2021	—	—	—		—
	4,266	—	23.44	2/22/2022	—	—	—		—
	3,236	—	30.90	3/6/2023	—	—	—		—
	65,502	—	55.84	3/5/2024	—	—	—
	45,106	22,553	50.66	11/17/2025	—	—	—		—
	28,986	57,971	46.27	2/17/2026	—	—	—		—
	—	106,558	45.18	3/3/2027	—	—	—		—
	—	—	—	—	—	—	378,071	(4)	15,996,184
	—	—	—	—	8,554	361,920	76,984	(5)	3,257,193
	—	—	—	—	48,333	2,044,969	101,146	(5)	4,279,487
	—	—	—	—	60,425	2,556,582	100,709	(5)	4,260,998
Kenneth S. Parks	5,517	11,032	46.52	6/6/2026	—	—	—		—
	—	21,078	45.18	3/3/2027	—	—	—		—
	—	—	—	—	4,299	181,891	19,347	(5)	818,572
	—	—	—	—	—	—	40,507	(4)	1,713,851
	—	—	—	—	11,953	505,731	19,921	(5)	842,858
Rajiv Malik	34,389	—	55.84	3/5/2024	—	—	—		—
	27,758	13,879	50.66	11/17/2025	—	—	—		—
	16,723	33,445	46.27	2/17/2026	—	—	—		—
	—	65,574	45.18	3/3/2027	—	—	—		—
	—	—	—	—	—	—	324,061	(4)	13,711,021
	—	—	—	—	5,264	222,720	47,375	(5)	2,004,436
					28,508	1,206,173	58,354	(5)	2,468,958
	—	—	—	—	37,185	1,573,297	61,975	(5)	2,622,162
Daniel M. Gallagher	—	49,247	38.94	5/12/2027	—	—	—		—
	—	—	—	—	—	—	40,507	(4)	1,713,851
	—	—	—	—	24,654	1,043,111	41,089	(5)	1,738,476
	—	—	—	—	17,030	720,539	—		—
Anthony Mauro	4,757	—	22.66	3/2/2021	—	—	—		—
	4,266	—	23.44	2/22/2022	—	—	—		—
	3,236	—	30.90	3/6/2023	—	—	—		—
	12,009	—	55.84	3/5/2024	—	—	—		—
	10,844	5,421	50.66	11/17/2025	—	—	—		—
	9,105	18,209	46.27	2/17/2026	—	—	—		—
	—	29,275	45.18	3/3/2027	—	—	—		—
	—	—	—	—	—	—	67,512	(4)	2,856,433
	—	—	—	—	2,056	86,989	18,506	(5)	782,989
					12,545	530,779	31,771	(5)	1,344,231
	—	—	—	—	16,601	702,388	27,668	(5)	1,170,633

(1)

Vesting dates applicable to unvested stock options are as follows, in each case generally subject to continued employment with Mylan: on March 4, 2018, the unvested options at the $50.66 exercise price for Ms. Bresch and Messrs. Malik and Mauro vested; on February 17, 2018, one-half of the unvested options at the $46.27 exercise price for Ms. Bresch and Messrs. Malik and Mauro vested and one half of the

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Executive Compensation Tables

unvested options at the $46.52 exercise price for Mr. Parks vested, and, in each case, the remaining one-half will vest on February 17, 2019; the unvested options at the $45.18 exercise price for Ms. Bresch and Messrs. Malik, Mauro and Parks and at the $38.94 exercise price for Mr. Gallagher will vest in three equal annual installments beginning on March 3, 2018. Subject to applicable employment agreement provisions, following termination of employment, vested stock options will generally remain exercisable for 30 days following termination, except that (i) in the case of termination because of disability, 100% of options become vested and vested options will remain exercisable for two years following termination; (ii) in the case of a termination due to a reduction in force, vested options will remain exercisable for one year following termination; (iii) in the case of death, including within two years following termination because of disability, or, in the case of options granted prior to January 1, 2017, retirement, 100% of options become vested and vested options will remain exercisable for the remainder of the original term; and (iv) in the case of an involuntary termination without cause or a voluntary resignation for good reason that occurs within two years following a change in control, 100% of options become vested (double-trigger awards). In the case of options granted in 2013, 2014, 2015, 2016 or 2017 to Ms. Bresch, and in 2014, 2015, 2016 or 2017 to Mr. Malik, and, solely with respect to options granted to Mr. Gallagher in 2017, following termination of employment without “cause” or resignation for “good reason” as defined in the applicable employment agreement, 100% of options become vested and vested options will remain exercisable for one year following termination.

(2)

On March 4, 2018, 8,554 RSUs for Ms. Bresch, 5,264 RSUs for Mr. Malik and 2,056 RSUs for Mr. Mauro vested. Of the 48,333 RSUs for Ms. Bresch, 11,239 vested on February 17, 2018 and 37,094 will vest on February 17, 2019, of the 28,508 RSUs for Mr. Malik, 6,484 vested on February 17, 2018 and 22,024 will vest on February 17, 2019, and of the 12,545 RSUs for Mr. Mauro, 3,530 vested on February 17, 2018 and 9,015 will vest on February 17, 2019. 60,425 RSUs for Ms. Bresch, 11,953 RSUs for Mr. Parks, 37,185 RSUs for Mr. Malik, 24,654 RSUs for Mr. Gallagher and 16,601 RSUs for Mr. Mauro vest in three equal annual installments beginning on March 3, 2018. 17,030 RSUs for Mr. Gallagher, which represent the Gallagher Sign-On RSUs, vest 50% on April 1, 2019 and 50% on April 1, 2020. In accordance with their terms, all of these awards would vest upon an involuntary termination without cause or a voluntary resignation for good reason that occurs within two years following a change in control (double-trigger awards) or upon the executive’s death or disability. In the case of awards granted to Ms. Bresch and Messrs. Malik and Gallagher (for Mr. Gallagher, solely with respect to RSUs granted in 2017), the awards would also vest upon the executive’s termination without “cause,” or resignation for “good reason” as defined in the applicable employment agreement.

(3)	The market value of restricted ordinary shares, RSUs and PRSUs was calculated using the closing price of the Company’s ordinary shares as of December 31, 2017, $42.31.
(4)

These awards consist of restricted ordinary shares under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program. The restricted ordinary shares remain subject to forfeiture and additional vesting conditions, including achievement of adjusted EPS of $6.00 for full vesting and continued service through December 31, 2018, or, in the case of Mr. Gallagher only, April 1, 2020, and the other terms and conditions of the program. The One-Time Special Five-Year Performance-Based Realizable Value Incentive Program is described in detail in the Proxy Statement for Mylan Inc.’s 2014 Annual Meeting of Shareholders. In accordance with their terms, the restricted ordinary shares would vest upon a change in control. In the case of awards granted to Ms. Bresch and Mr. Malik, the restricted ordinary shares would also vest upon the executive’s termination due to death or disability or without “cause” or resignation for “good reason” as defined in the applicable employment agreement, subject to the achievement of the applicable performance goals.

(5)

The vesting of these PRSUs is subject to the attainment of performance goals. On March 4, 2018, Ms. Bresch vested in 57,738 ordinary shares or 75% of the target 76,984 PRSUs, Mr. Malik vested in 35,532 ordinary shares or 75% of the target 47,375 PRSUs and Mr. Mauro vested in 13,680 ordinary shares or 75% of the target 18,506 PRSUs. On February 17, 2019, Ms. Bresch is expected to vest in PRSUs relating to 101,146 ordinary shares, Mr. Parks is expected to vest in PRSUs relating to 19,347 ordinary shares, Mr. Malik is expected to vest in PRSUs relating to 58,354 ordinary shares and Mr. Mauro is expected to vest in PRSUs relating to 31,771 ordinary shares. On March 3, 2020, Ms. Bresch is expected to vest in PRSUs relating to 100,709 ordinary shares, Mr. Parks is expected to vest in PRSUs relating to 19,921 ordinary shares, Mr. Malik is expected to vest in PRSUs relating to 61,975 ordinary shares, Mr. Gallagher is expected to vest in PRSUs relating to 41,089 ordinary shares and Mr. Mauro is expected to vest in PRSUs relating to 27,668 ordinary shares. The PRSUs are expected to vest upon the earliest to occur of (i) February 17, 2019 or March 3, 2020, as applicable, provided that the performance goals have been satisfied, (ii) an involuntary termination without cause or a voluntary resignation for good reason within two years following a change in control, (iii) the executive’s death or disability and (iv) in the case of awards granted to Ms. Bresch and Messrs. Malik and Gallagher (for Mr. Gallagher, solely with respect to PRSUs granted in 2017), the executive’s termination without “cause,” or resignation for “good reason” as defined in the applicable employment agreement. Any outstanding ordinary shares subject to the award that remain unvested as of February 17, 2019, or March 3, 2020, as applicable, will be forfeited.

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Executive Compensation Tables

Option Exercises and Stock Vested for 2017

The option awards and ordinary share awards reflected in the table below were exercised or became vested for the NEOs during 2017.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Heather Bresch	—	—	19,793	859,070
Kenneth S. Parks	—	—	2,150	90,408
Rajiv Malik	—	—	11,748	510,480
Daniel M. Gallagher	—	—	—	—
Anthony Mauro	—	—	5,587	241,369

Pension Benefits for 2017

The following table summarizes the benefits accrued by Ms. Bresch and Mr. Malik as of December 31, 2017, under the RBA (or Executive Plan, in the case of Mr. Malik) in effect during 2017. The Company does not sponsor any other defined benefit pension programs covering the NEOs.

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Heather Bresch	Retirement Benefit Agreement	13	6,735,866	—
Kenneth S. Parks	N/A	N/A	—	—
Rajiv Malik	The Executive Plan for Rajiv Malik(3)	N/A	360,874	—
Rajiv Malik	Retirement Benefit Agreement	11	4,191,581	—
Daniel M. Gallagher	N/A	N/A	—	—
Anthony Mauro	N/A	N/A	—	—
(1)	Messrs. Parks, Gallagher and Mauro are not party to a defined benefit pension arrangement.
(2)	See page [●] of this Proxy Statement for further information on the value of the accumulated pension benefit.
(3)	This is a deferred compensation plan established for the benefit of Mr. Malik. The Company is no longer contributing to this plan.

Nonqualified Deferred Compensation

The following table sets forth information relating to the Restoration Plan for 2017. There was no NEO participation in the Mylan Executive Income Deferral Plan in 2017.

Name	Aggregate Balance at Last FYE ($)	Executive Contributions in Last FY ($)	Company Profit Sharing and Match Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)
Heather Bresch	3,022,352	—	246,750	516,098	—	3,785,200
Kenneth S. Parks	—	20,509	24,567	3,000	—	48,076
Rajiv Malik	—	—	161,750	13,719	—	175,469
Daniel M. Gallagher	—	13,200	13,200	994	—	27,394
Anthony Mauro	1,338,426	54,793	148,534	184,247	—	1,726,000
(1)

These amounts include earnings (losses), dividends and interest provided on account balances, including the change in value of the underlying investments in which our NEOs are deemed to be invested. These amounts are not reported in the Summary Compensation Table.

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Retirement Programs and Employment Agreements

Restoration Plan

The Restoration Plan permits employees (including NEOs) who earn compensation in excess of the limits imposed by Section 401(a)(17) of the Code to (i) defer a portion of base salary and bonus compensation, (ii) be credited with a Company matching contribution in respect of deferrals under the Restoration Plan and (iii) be credited with Company non-elective contributions (to the extent so made by Mylan), in each case, to the extent that participants otherwise would be able to defer or be credited with such amounts, as applicable, under Mylan’s 401(k) and Profit Sharing Plan if not for the limits on contributions and deferrals imposed by the Code. Company matching contributions immediately vest and Company profit sharing contributions are subject to an initial three-year vesting period. Upon a change in control (as defined in the Restoration Plan), a participant will become 100% vested in any unvested portion of his or her profit sharing contributions. Distributions of a participant’s vested account balance will be made in a lump sum within 60 days following a participant’s separation from service (or such later date as may be required by Section 409A of the Code).

Ms. Bresch and Mr. Malik are no longer eligible to receive matching contributions under the Restoration Plan because they are party to RBAs with Mylan Inc.

Retirement Benefit Agreements

Mylan Inc. entered into RBAs with Ms. Bresch and Mr. Malik in August 2009. Pursuant to the RBAs of Ms. Bresch and Mr. Malik, upon retirement following completion of 10 or more years of service, each executive would be entitled to receive a lump sum retirement benefit equal to the present value of an annual payment of 20% and 15%, respectively, of the sum of their base salary and target annual bonus on the date of retirement, for a period of 15 years, discounted to the executive’s current age from age 55 (“retirement benefit”). Having completed at least 10 years of continuous service as an executive, Ms. Bresch and Mr. Malik are each 100% vested in their retirement benefit under the RBAs.

Each of the RBAs provide that the executive is prohibited for one year following termination from engaging in activities that are competitive with the Company’s activities, provided that this provision will have no effect if, after the occurrence of a change in control, Mylan refuses, fails to make or disputes any payments to be made to the executive under the RBA, whether or not the executive actually receives payments under the RBA.

Each of the RBAs provide that during the five-year period following termination, except for any termination occurring following a change in control, Mylan may request that the executive provide consulting services for the Company, which services will be reasonable in scope, duration and frequency, and not to exceed 20 hours per month. The hourly rate for such consulting services will be determined by the parties at the time, but may not be less than $500 per hour, payable monthly. The executive would also be entitled to reimbursement of all out-of-pocket expenses incurred in the course of providing these services.

Information concerning the estimated value of benefits under Ms. Bresch’s and Mr. Malik’s RBAs assuming retirement as of December 31, 2017, is in the section below entitled “Potential Payments Upon Termination or Change in Control,” beginning on page [●] of this Proxy Statement.

In 2007, Mylan established a nonqualified deferred compensation plan for Mr. Malik, who was then living outside the U.S. and therefore unable to participate in Mylan’s 401(k) and Profit Sharing Plan. Although Mylan no longer contributes to the account, the plan account will be distributed to Mr. Malik upon termination of the plan, the termination of Mr. Malik’s employment or other qualifying distribution events, such as his retirement, disability or death.

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Employment Agreements

Mylan Inc. was party to employment agreements with each of the NEOs in 2017. The information below is based on the employment agreements in effect as of December 31, 2017. For a further description of the employment agreement with Mr. Gallagher, see “Other Compensation Matters and Considerations – Employment Agreements” on page [●] of this Proxy Statement.

Mylan Inc. entered into amended and restated employment agreements with Ms. Bresch and Mr. Malik in February 2014, each effective January 1, 2014 (through December 31, 2018, unless earlier terminated or extended in accordance with its terms); entered into an employment agreement with Mr. Parks in April 2016, effective June 6, 2016; entered into an employment agreement with Mr. Gallagher in March 2017, effective April 1, 2017; and entered into an amended and restated employment agreement with Mr. Mauro in October 2011, effective January 1, 2012, which was further amended on April 10, 2015 and January 8, 2016. Each of these agreements provides for the payment of a minimum base salary, as of December 31, 2017, of $1,300,000; $685,000; $1,000,000; $800,000

and $700,000, with respect to Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro, respectively, subject to reduction only in the event of similar decreases among Mylan’s executives. Each employment agreement also provides for the executive’s eligibility to receive fringe benefits of employment as are customarily provided to senior executives of Mylan.

The agreements provide for a target bonus equal to 150%, 115%, 125%, 115% and 115% of base salary with respect to Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro, respectively. Each of the agreements also provide that throughout the term of the agreement and for a period of one year following the executive’s termination of employment for any reason, the executive may not engage in activities that are competitive with the Company’s activities and may not solicit the Company’s customers or employees.

For a description of the termination provisions under these agreements for Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro, please see immediately below, at “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

The following discussion summarizes the termination and change in control-related provisions of the employment agreements, RBAs and Transition and Succession Agreements entered into between Mylan Inc. and the applicable NEO and in effect as of December 31, 2017, and termination of employment and change in control provisions under the Amended 2003 Plan. In the discussions that follow, all amounts payable upon termination or change in control that include the value of LTI awards, include the value, if any, attributable to awards granted under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program.

Termination Under Employment Agreements

Ms. Bresch. Under Ms. Bresch’s employment agreement in effect as of December 31, 2017, if Ms. Bresch were to resign for “good reason” or be terminated by Mylan without “cause” (each as defined in her employment agreement in effect as of December 31, 2017), or if her employment had been terminated due to death or disability, in each case, prior to a change in control, she would have been entitled to a lump sum payment equal to two times her annual base salary, two years of health benefits at Mylan’s cost and a pro rata bonus based upon the actual bonus she would have been entitled to receive for the fiscal year in which the termination occurs. Such payments and benefits would have been reduced by Company-provided death or disability benefits in the event of termination of Ms. Bresch’s employment due to death or disability. Pursuant to the applicable individual award agreements and Ms. Bresch’s employment agreement, if Ms. Bresch’s employment had been terminated without cause, for good reason or due to death or disability, all outstanding LTI awards granted to Ms. Bresch, including awards granted under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program, would have fully vested (with any performance-based equity awards deemed achieved at “target” level performance). Pursuant to the terms of Ms. Bresch’s employment agreement in effect as of December 31, 2017, if Mylan does not offer to extend or renew the term on substantially similar terms and conditions, she would be entitled to the same payments and benefits as if she had been terminated without cause. If Mylan offers to renew Ms. Bresch’s term of employment on substantially similar terms and conditions, and Ms. Bresch rejects

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such offer, she would be entitled to a lump sum payment equal to her annual base salary and one year of health benefits at Mylan’s cost.

If Ms. Bresch’s employment had been terminated on December 31, 2017, by Mylan without cause or by Ms. Bresch for good reason prior to a change in control or because of Ms. Bresch’s death or disability, she would have been entitled to cash severance and other benefits under her employment agreement and LTI award agreements having an estimated aggregate value of $37,338,204 (with any performance-based equity awards deemed achieved at “target” level performance).

Mr. Parks. Under Mr. Parks’ employment agreement as in effect on December 31, 2017, if Mr. Parks were to resign for “good reason” or be terminated by Mylan without “cause” (each as defined in his employment agreement in effect as of December 31, 2017), or if his employment had been terminated due to death or disability, in each case, prior to a change in control, he would have been entitled to a lump sum payment equal to his annual base salary, 12 months of health benefits at Mylan’s cost and a pro rata bonus equal to the bonus he would have been entitled to receive for the fiscal year in which the termination occurs. Such payments and benefits would have been reduced by Company-provided death or disability benefits in the event of termination of Mr. Parks’ employment due to death or disability.

If Mr. Parks’ employment had been terminated on December 31, 2017, by Mylan without cause or by Mr. Parks for good reason prior to a change in control, he would have been entitled to cash severance and other benefits under his employment agreement having an estimated aggregate value of $1,492,500. If Mr. Parks’ employment with Mylan had been terminated on December 31, 2017, because of his death or disability, he would have been entitled to cash severance and other benefits under his employment agreement and LTI award agreements in effect on such date having an aggregate value of $3,841,552 (with any performance-based equity awards deemed achieved at “target” level performance).

Mr. Malik. Under Mr. Malik’s employment agreement in effect as of December 31, 2017, if Mr. Malik were to resign for “good reason” or be terminated by Mylan without “cause” (each as defined in his employment agreement in effect as of December 31, 2017), or if his employment had been terminated due to death or disability, in each case, prior to a change in control, he would have been entitled to a lump sum payment equal to one-and-one-half times his annual base salary, 18 months of health benefits at Mylan’s cost and a pro rata bonus based upon the actual bonus he would have been entitled to receive for the fiscal year in which the termination occurs. Such payments and benefits would have been reduced by Company-provided death or disability benefits in the event of termination of Mr. Malik’s employment due to death or disability. Pursuant to the applicable individual award agreements and Mr. Malik’s employment agreement, if Mr. Malik’s employment had been terminated without cause, for good reason or due to death or disability, all outstanding LTI awards granted to Mr. Malik, including his awards granted under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program, would have fully vested (with any performance-based equity awards deemed achieved at “target” level performance). Pursuant to the terms of Mr. Malik’s employment agreement in effect as of December 31, 2017, if Mylan does not offer to extend or renew the term on substantially similar terms and conditions, he would be entitled to the same payments and benefits as if he had been terminated without cause. If Mylan offers to renew Mr. Malik’s term of employment on substantially similar terms and conditions, and Mr. Malik rejects such offer, he would be entitled to a lump sum payment equal to his annual base salary and one year of health benefits at Mylan’s cost.

If Mr. Malik’s employment had been terminated on December 31, 2017, by Mylan without cause or by Mr. Malik for good reason prior to a change in control or because of Mr. Malik’s death or disability, he would have been entitled to cash severance and other benefits under his employment agreement and LTI award agreements having an estimated aggregate value of $26,581,386 (with any performance-based equity awards deemed achieved at “target” level performance).

Mr. Gallagher. Under Mr. Gallagher’s employment agreement as in effect on December 31, 2017, if Mr. Gallagher were to resign for “good reason” or be terminated by Mylan without “cause” (each as defined in his employment agreement in effect as of December 31, 2017), or if his employment had been terminated due to death or disability, in each case, prior to a change in control, he would have been entitled to a lump sum payment equal to his annual base salary, 12 months of health benefits at Mylan’s cost and a pro rata bonus equal to the bonus he would have been entitled to receive for the fiscal year in which the termination occurs. Such payments and benefits would have been reduced by Company-provided death or disability benefits in the event of termination of Mr. Gallagher’s employment due to death or disability. In addition, if Mr. Gallagher were to resign for good reason or be terminated by Mylan without cause prior to the full

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vesting of the Gallagher Sign-On RSUs or other equity awards granted in 2017 (other than those granted pursuant to the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program), any unvested portion of such equity awards would immediately vest as of the date of Mr. Gallagher’s separation from Mylan, with any performance-based equity awards deemed achieved at “target” level performance.

If Mr. Gallagher’s employment had been terminated on December 31, 2017, by Mylan without cause or by Mr. Gallagher for good reason prior to a change in control, he would have been entitled to cash severance, and other benefits under his employment agreement having an estimated aggregate value of $5,409,853 (with any performance-based equity awards deemed achieved at “target” level performance). If Mr. Gallagher’s employment with Mylan had been terminated on December 31, 2017, because of his death or disability, he would have been entitled to cash severance payments and other benefits under his employment agreement and LTI award agreements having an aggregate value of $5,409,853 (with any performance-based equity awards deemed achieved at “target” level performance).

Mr. Mauro. Under Mr. Mauro’s employment agreement in effect on December 31, 2017, if Mr. Mauro were to be discharged by Mylan without “cause” (as defined in his employment agreement in effect on December 31, 2017) or if his employment had been terminated due to death or disability, in each case, prior to a change in control, he would have been entitled to a lump sum payment equal to his annual base salary, 12 months of health benefits at Mylan’s cost and a pro rata bonus equal to the bonus he would have been entitled to receive for the fiscal year in which the termination occurs. Such payments and benefits would have been reduced by Company-provided death or disability benefits in the event of termination of Mr. Mauro’s employment due to death or disability. If the term of employment in Mr. Mauro’s employment agreement in effect on December 31, 2017, was not extended or renewed, he would have been entitled to the same payments and benefits as if he had been terminated without cause.

If Mr. Mauro’s employment had been terminated on December 31, 2017, by Mylan without cause, he would have been entitled to cash severance and other benefits under his employment agreement having an estimated aggregate value of $1,519,717. If Mr. Mauro’s employment with Mylan had been terminated on December 31, 2017, because of his death or disability, he would have been entitled to cash severance and other benefits under his employment agreement and LTI award agreements having an aggregate value of $6,137,726 (with any performance-based equity awards deemed achieved at “target” level performance).

Retirement Benefit Agreements

If the employment of Ms. Bresch or Mr. Malik had been terminated for any reason on December 31, 2017, each of the executives would have been entitled to an estimated lump sum payment under their RBA equal to their vested balances of $6,735,866 and $4,191,581, respectively.

Termination Under Transition and Succession Agreements (Change in Control)

The Transition and Succession Agreements with Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro provide that if the executive’s employment is terminated other than for cause (including death or disability) or if the executive terminates his or her employment for good reason, in each case prior to a change in control under certain circumstances (such as in the event the termination arose in connection with the change in control) or within two years following the occurrence of a change in control, or, under certain circumstances, for any reason within 90 days following the first anniversary of a change in control, the executive would become entitled to receive a lump sum severance payment, equal to, in the case of Ms. Bresch and Messrs. Parks, Malik and Gallagher, the higher of (i) the compensation and benefits payable under his or her employment agreement as if the change in control were deemed to be a termination without cause under the employment agreement and (ii) a lump sum severance payment in an amount equal to three times the sum of base salary and highest bonus paid to the executive under the employment agreement or the Transition and Succession Agreement, or, in the case of Mr. Mauro, a lump sum severance payment in an amount equal to three times the amount of base salary and cash bonus paid to Mr. Mauro by Mylan as reflected on Mr. Mauro’s W-2 in (a) the tax year immediately preceding the year in which the date of termination occurs or (b) the year in which the change in control occurs, whichever is greater. Such payments and benefits would be reduced by Company-provided death or disability benefits in the event of the executive’s termination due to death or disability. Each executive would additionally be entitled to continuation of health and other benefits for a period of three years. The Transition and Succession Agreements for each of Ms. Bresch and Messrs. Malik and Mauro also provide for a gross-up payment for any excise tax on “excess parachute payments.” Consistent

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with Mylan’s policy of not providing for gross-up payments in newly entered into agreements, Messrs. Parks’ and Gallagher’s Transition and Succession Agreements instead contain a “best net” provision in the event either would receive any “excess parachute payments,” as described above.

If a change in control had occurred on December 31, 2017, and the employment of each of Ms. Bresch and Messrs. Parks, Malik, Gallagher and Mauro had been terminated on such date under circumstances entitling them to payments under their Transition and Succession Agreements, the executives would have been entitled to cash severance and other benefits (which includes the vesting of LTI awards and the valuation of other perquisites and are in addition to the retirement benefit which they would receive as described above) having an estimated aggregate value as follows: for Ms. Bresch, $50,823,915; for Mr. Parks, $9,678,311; for Mr. Malik, $36,093,392; for Mr. Gallagher, $11,742,230; and for Mr. Mauro, $15,073,290. Mr. Mauro would also have been entitled to a gross-up payment for excise taxes estimated at $5,833,816. Based on the assumptions above, Ms. Bresch and Mr. Malik would not have been subject to the 280G excise tax if a change in control had occurred on December 31, 2017, and therefore no value is attributable to their contractual gross-up obligation for purposes of this disclosure.

As described above, subsequent to the execution of the Transition and Succession Agreements with Ms. Bresch and Messrs. Malik and Mauro, Mylan adopted a policy that no new Transition and Succession Agreements will provide for an excise tax gross-up for golden parachute payments. For legal and other considerations, the Transition and Succession Agreements currently in effect and executed prior to the new policy are not subject to that policy. Mylan does not have the right to unilaterally abrogate pre-existing binding contracts with its executives, and does not believe it would be in shareholders’ best interests to expend funds to “buy out” the executives from these rights. Since implementation of the new policy, no new or amended Transition and Succession Agreements with excise tax gross-up provisions have been executed. Consistent with this commitment, the Transition and Succession Agreements with Mr. Parks and Mr. Gallagher do not contain excise tax gross-ups. In addition, several of the contracts with excise tax gross-ups have expired as executives have ceased service with Mylan.

2003 Long-Term Incentive Plan, as Amended

The Amended 2003 Plan provides that, unless otherwise provided in an award agreement, at the time of a change in control (as defined in the Amended 2003 Plan), (i) each stock option and stock appreciation right outstanding will become immediately and fully exercisable, (ii) all restrictions applicable to awards of restricted stock and RSUs will terminate in full, (iii) all performance awards (with certain limited exceptions) will become fully payable at the maximum level and (iv) all other stock-based awards will become fully vested and payable.

Annual LTI awards contain “double trigger” vesting provisions that provide for accelerated vesting only if (i) there has been a change in control and (ii) an involuntary termination without cause or a voluntary resignation for good reason occurs within two years following the change in control, unless otherwise specifically determined by the Compensation Committee.

A description of the material terms that apply to the LTI awards held by the NEOs, including the awards granted under the One-Time Special Five-Year Performance-Based Realizable Value Incentive Program, may be found in the footnotes to the Outstanding Equity Awards at the End of 2017 Table.

If a change in control and qualifying termination had occurred on December 31, 2017, the intrinsic value of vesting LTI awards held by the NEOs would have equaled approximately: for Ms. Bresch, $32,757,332; for Mr. Parks, $4,062,903; for Mr. Malik, $23,808,767; for Mr. Gallagher, $5,381,939; and for Mr. Mauro, $7,474,442.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the relationship of the annual total compensation of the Company’s employees and the annual total compensation of the Company’s CEO. The pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2017, our total number of U.S. employees was approximately 6,308 and our total number of non-U.S. employees was approximately 25,520. We excluded from this employee population a total of 1,589 employees from:

Hungary (662)	Malaysia (58)	Albania (11)	Bahrain (2)
China (226)	Serbia (56)	Algeria (9)	Oman (2)
Russia (169)	Ukraine (50)	Armenia (7)	Ivory Coast (1)
Turkey (125)	Belarus (13)	Azerbaijan (5)	Kenya (1)
Thailand (97)	Bosnia and Herzegovina (12)	Qatar (3)
Mexico (66)	Kazakhstan (11)	Zambia (3)

The total number of employees from these non-U.S. jurisdictions was less than 5 percent of our total employee population.

To determine our median employee, we chose base salary as our consistently applied compensation measure. We then calculated an annual base salary for each employee, annualizing pay for those employees who commenced work during 2017 and for any employees who were on leave for a portion of 2017. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay. We used a clustered sampling methodology to identify the median base salary within this employee population.

Our median employee is a packaging operator located in Ireland, which reflects the true global nature of our organization and the fact that we are a diversified company within our peer group whose employees participate in all aspects of bringing our products to market, from R&D to manufacturing. This diversification should be considered by readers who would compare our CEO Pay Ratio to those within our peer or industry group and reflects differences in pay demographics among those groups.

Total annual compensation for the median employee was $40,270 and total annual compensation for the CEO was $12,763,539, resulting in a ratio of median employee total annual compensation to CEO total annual compensation of 317 to 1. Total annual compensation for the median employee and the chief executive officer is calculated according to the disclosure requirements of Item 402(u) of Regulation S-K under the Exchange Act and includes base salary, annual incentive, equity awards, change in pension values and other compensation such as perquisites and medical benefits.

64	2018 Proxy Statement

Voting Item 3 – Adoption of Dutch Annual Accounts for Fiscal Year 2017

At the AGM, shareholders will be asked to adopt the Company’s Dutch statutory annual accounts for the fiscal year ended December 31, 2017, which are prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”). The report of Deloitte Accountants B.V. for the fiscal year ended December 31, 2017, is included in these accounts.

As a public limited liability company incorporated under the laws of the Netherlands, Mylan is required by Dutch law to prepare the accounts and submit them to shareholders for adoption. The Company’s Dutch statutory annual accounts are different from the consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2017, which were prepared in accordance with U.S. GAAP and filed with the SEC.

A copy of the Dutch statutory annual accounts is available free of charge on our website at http://www.mylan.com/en/company/corporate-governance and at our office address at Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL England.

A representative of Deloitte Accountants B.V. is expected to be present at the AGM and will be available to respond to appropriate questions from shareholders, and will be given an opportunity to make a statement if he or she wishes.

Board Recommendation
Mylan’s Board unanimously recommends a vote “FOR” the adoption of our Dutch statutory annual accounts for fiscal year 2017.

2018 Proxy Statement	65

Voting Item 4 – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2018

The Audit Committee has approved Deloitte as Mylan’s independent registered public accounting firm to audit the Company’s U.S. GAAP consolidated financial statements for the fiscal year ending December 31, 2018, and has directed that management submit the selection of Deloitte as that firm for ratification by the shareholders at the AGM. A representative of Deloitte is expected to be present at the AGM, will be available to respond to appropriate questions from shareholders and will be given an opportunity to make a statement if he or she wishes.

Shareholder ratification of the selection of Deloitte is not required by Mylan’s Articles of Association or otherwise. However, if shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Board Recommendation
Mylan’s Board unanimously recommends a vote “FOR” ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2018.

Principal Accounting Fees and Services

Deloitte served as Mylan’s independent registered public accounting firm during 2017 and 2016, and no relationship exists other than the usual relationship between such a firm and its client. Details about the nature of the services provided by, and fees Mylan paid to, Deloitte and affiliated firms for such services during 2017 and 2016 are set forth below.

	In Millions
	2017	2016
Audit Fees(1)	$9.6	$9.2
Audit Related Fees(2)	0.5	0.6
Tax Fees(3)	0.1	0.1
All Other Fees(4)	—	—

Total Fees	$10.3	$9.9

(1)

Represents fees for professional services provided for the audit of Mylan’s annual consolidated financial statements and the Dutch Annual Accounts; the audit of Mylan’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; reviews of Mylan’s quarterly condensed consolidated financial statements; audit services provided in connection with other statutory or regulatory filings; and accounting, reporting and disclosure matters.

(2)

Represents fees for assurance services related to the audit of Mylan’s annual consolidated financial statements, including the audit of the Company’s employee benefit plans, comfort letters, certain SEC filings and other agreed-upon procedures.

(3)	Represents fees primarily related to tax-return preparation, tax planning and tax-compliance support services.
(4)	Represents fees related primarily to advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee has a policy regarding pre-approval of audit, audit-related, tax and other services that the independent registered public accounting firm may perform for Mylan. Under the policy, the Committee must pre-approve on an individual basis any requests for audit, audit-related, tax and other services not covered by certain services pre-approved by the Committee up to certain amounts. All services performed by Deloitte during 2017 and 2016 were pre-approved by the Committee in accordance with its policy.

66	2018 Proxy Statement

Report of the Audit Committee of Mylan’s Board

Report of the Audit Committee of Mylan’s Board

The following Report of the Audit Committee of the Board does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

April 29, 2018

The Audit Committee is currently comprised of four directors, each of whom is independent as required by and as defined in the audit committee independence standards of the SEC and the applicable NASDAQ listing standards and within the meaning of the DCGC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at Mylan.com/en/company/corporate-governance.

Management is responsible for the preparation and integrity of the Company’s financial statements. Management is also responsible for implementing and maintaining appropriate accounting and financial reporting policies, procedures, and internal controls designed to ensure compliance with applicable accounting standards and laws and regulations. The independent registered public accounting firm (the “independent auditor”) is responsible for auditing and reviewing the Company’s financial statements and auditing the Company’s internal control over financial reporting, in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue their reports thereon. One of the Audit Committee’s responsibilities is to oversee these processes.

In this context, the Audit Committee met a total of four times in 2017, and has reviewed and discussed with management, including Mylan’s internal auditor, and with the independent auditor Mylan’s audited consolidated financial statements and its internal control over financial reporting. These discussions covered the quality, as well as the acceptability, of Mylan’s financial reporting practices and the completeness and clarity of the related financial disclosures as well as the effectiveness of Mylan’s internal control over financial reporting and its disclosure controls and procedures. Management represented to the Audit Committee that Mylan’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 16 (as codified, AS 1301).

Mylan’s independent auditor also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the PCAOB’s Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning the independent auditor’s independence, and the Audit Committee discussed these matters with the independent auditor. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to Mylan is compatible with the firm’s independence. Deloitte & Touche LLP, Mylan’s independent auditor, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Mylan’s Annual Report on Form 10-K for 2017, which was filed with the Securities and Exchange Commission.

BY THE AUDIT COMMITTEE:

Neil Dimick, Chairman

JoEllen Lyons Dillon

Melina Higgins

Mark W. Parrish

2018 Proxy Statement	67

Voting Item 5 – Instruction to Deloitte Accountants B.V. for the Audit of the Company’s Dutch Statutory Annual Accounts for Fiscal Year 2018

Pursuant to Dutch law, the general meeting is authorized to instruct an auditor to audit Mylan’s Dutch statutory annual accounts, which are presented pursuant to IFRS. Based on the recommendation of the Audit Committee of Mylan’s Board, the Board proposes to the general meeting that Deloitte Accountants B.V. be instructed to serve as the auditor that will audit the Company’s Dutch statutory annual accounts as required by Dutch law for the year ending December 31, 2018.

Board Recommendation
Mylan’s Board unanimously recommends a vote “FOR” the instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2018.

68	2018 Proxy Statement

Voting Item 6 – Authorization of Mylan’s Board to Acquire Shares in the Capital of the Company

With effect from June 22, 2017, the general meeting authorized the Board to repurchase Company shares for a maximum period of 18 months, with such authorization expiring on December 22, 2018 (the “Share Repurchase Authorization”). Under that authorization, Mylan completed a share repurchase plan originally announced in 2015, returning more than $932 million to shareholders in the form of share repurchases in December 2017 and January 2018.

Mylan now is asking shareholders to renew and thereby effectively extend the Share Repurchase Authorization for a period of 18 months from June 29, 2018 (the date of the AGM). If shareholders grant the Share Repurchase Authorization, it will expire on December 29, 2019. Adoption of this voting item will allow the Board to have the flexibility to repurchase Company shares after December 22, 2018, without the expense of calling an extraordinary general meeting of shareholders. If shareholders do not grant the renewed and extended Share Repurchase Authorization, it will expire on December 22, 2018.

More specifically, the general meeting is being asked to authorize Mylan’s Board to repurchase (i) up to 10% of the ordinary shares issued and outstanding at the end of the trading day on the date of the AGM, for a period of 18 months, at prices as to be determined by the Board, one or more its members or the Chief Financial Officer (the “CFO”) in their discretion, either on the open market (including block trades that satisfy the safe-harbor provisions of Rule 10b-18 pursuant to the Exchange Act), through privately negotiated transactions or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of the ordinary shares on NASDAQ (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by Mylan’s Board or one or more its members or the CFO) and (ii) the maximum number of preferred shares allowed under Dutch law from Stichting Preferred Shares Mylan (a Dutch foundation (stichting)) for a period of 18 months against the nominal value of the preferred shares.

At the AGM, as is typical for Dutch listed companies, Mylan shareholders will be asked to resolve on the above renewal of the authority of Mylan’s Board to repurchase Company shares. This authority to repurchase shares is similar to that generally afforded under state law to public companies domiciled in the U.S. Under Dutch law, a company may not subscribe for newly issued shares in its own capital. Subject to certain provisions of Dutch law and the Company’s Articles of Association, Mylan is permitted to acquire fully paid up shares in its own share capital for such consideration as the Board may determine (but within the boundaries set by the general meeting), to the extent that (i) the shareholders’ equity less the acquisition price is not less than the sum of the paid-up and called-up part of Mylan’s capital and the reserves that the Company is required to maintain pursuant to Dutch law, (ii) the nominal value of the shares to be acquired in Mylan’s capital, which the Company holds or holds in pledge or which are held by a subsidiary, does not exceed 50% of the issued capital and (iii) the acquisition of such shares has been authorized by the general meeting. Such authorization is valid for a maximum of 18 months (subject to further authorizations). Authorization is not required for the acquisition of Mylan’s ordinary shares listed on NASDAQ for the purpose of transferring the shares to employees under its equity incentive plans.

Board Recommendation
Mylan’s Board unanimously recommends a vote “FOR” authorization of Mylan’s Board to acquire shares in the capital of the Company.

2018 Proxy Statement	69

Appendix A – Questions and Answers

The following questions and answers are intended to address questions that you, as a shareholder of Mylan N.V., may have regarding the AGM and provide information with respect to the AGM, proxy materials and voting. Mylan urges you to carefully read this entire Proxy Statement in addition to these questions and answers.

Unless the context expressly provides otherwise, these questions and answers and the Proxy Statement describe the rights of Mylan ordinary shareholders to attend and, if relevant, vote at the AGM, including the procedures for convening the AGM and for Mylan ordinary shareholders exercising voting and other rights at such meeting. Generally similar rights apply in respect of Mylan preferred shareholders.

Q.	What is this Proxy Statement, and why am I receiving it?

A:

This Proxy Statement is part of a solicitation of proxies by Mylan’s Board for use at the AGM and is being furnished to Company shareholders and beneficial owners of Mylan ordinary shares on or about [●], 2018. This Proxy Statement provides Mylan’s shareholders with information relating to their decisions to vote, grant a proxy to vote, attend and, if relevant, instruct their vote to be cast at the AGM.

You are receiving this Proxy Statement because you were a Mylan shareholder or beneficial owner of Mylan shares on June 1, 2018 (the “Record Date”). This Proxy Statement contains important information about the Proposals (as defined in the following question and answer) and the AGM; you should read it carefully and in its entirety. You may cast your vote in person at the AGM or by using one of the advance voting methods described in the Notice of 2018 Annual General Meeting of Shareholders on page [●]. For detailed information, see the questions below entitled, “How do I vote if my ownership of Mylan ordinary shares is reflected directly on the Register as of the Record Date” or “How do I vote if my Mylan ordinary shares are held in “street name”?”, as appropriate.

Q:	What is the purpose of the AGM?

A:	The AGM is being held for Mylan shareholders to vote on the following items (each a “Proposal” and, together, the “Proposals”):

1.	To appoint two executive directors and ten non-executive directors to the Board

2.	To approve, on an advisory basis, the compensation of the Company’s NEOs
3.	To adopt the Dutch annual accounts for fiscal year 2017

4.	To ratify the selection of Deloitte as Mylan’s independent registered public accounting firm for fiscal year 2018

5.	To instruct Deloitte Accountants B.V. for the audit of Mylan’s Dutch statutory annual accounts for fiscal year 2018

6.	To authorize Mylan’s Board to acquire shares in the capital of the Company

Q:	When and where will the AGM be held?

A:	The AGM will be held at [●] on June 29, 2018, at [●] Central European Summer Time (CEST).

Persons attending the AGM will not be permitted to use cameras, recording devices and other similar electronic devices during the meeting.

Q:	How does Mylan’s Board recommend I vote?

A:

Mylan’s Board unanimously recommends that the Company’s shareholders vote “FOR” the appointment of each director; “FOR” approval, on an advisory basis, of the compensation of Mylan’s NEOs; “FOR” the adoption of the Dutch annual accounts for fiscal year 2017; “FOR” ratification of the selection of Deloitte as Mylan’s independent registered public accounting firm for fiscal year 2018; “FOR” instruction to Deloitte Accountants B.V. for the audit of Mylan’s Dutch statutory annual accounts for fiscal year 2018; and “FOR” authorization of Mylan’s Board to acquire shares in the capital of the Company.

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APPENDIX A

Q:	How can I attend the AGM?

A:

If you wish to attend the AGM in person, please so inform Mylan in writing by sending notice to the attention of Mylan’s Corporate Secretary at Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, England (the “Corporate Address”) or by e-mail to [●], in each case prior to [●] Central European Summer Time (CEST) on [●], 2018 (the “Cut-Off Time”).

Beneficial owners of Mylan ordinary shares that are held through a broker, bank, trust company or other nominee (“street name”) may not vote the underlying ordinary shares at the AGM unless they first obtain (where appropriate, through the relevant broker, bank, trust company or other nominee) a signed proxy card from the relevant shareholder who is registered in Mylan’s shareholder register (the “Register”) as the holder on the Record Date of the underlying ordinary shares. In addition, beneficial owners of Mylan ordinary shares must provide proof of ownership, such as a recent account statement or letter from a brokerage firm, bank nominee or other institution proving ownership on the Record Date.

Proper identification, such as a driver’s license or passport, must be presented at the meeting.

Failure to comply with such notification and identification requirements may result in not being admitted to the meeting.

Q:	Who is entitled to vote at the AGM and how many votes do they have?

A:

Dutch law provides that the record date for the AGM must be 28 days prior to the date of the AGM; thus, the Record Date is June 1, 2018. Mylan ordinary shareholders who on the Record Date are registered in the Register may attend the AGM and, if relevant, vote in person or authorize a third-party to attend and, if relevant, vote at the meeting on their behalf through use of a proxy card.

Mylan ordinary shareholders and others with meeting rights with respect to Mylan ordinary shares who are not registered in the Register may request, if eligible for registration, to be registered in the Register no later than the Record Date by means of a request sent to Mylan in writing to the attention of Mylan’s Corporate Secretary at the Company’s Corporate Address or by sending an e-mail to corporatesecretary@mylan.com.

If you are a beneficial owner of Mylan ordinary shares and hold your shares in street name, the relevant institution will send you instructions describing the procedure for instructing the institution how to vote the Mylan ordinary shares you beneficially own.

If you wish to vote the Mylan ordinary shares you beneficially own directly either in person at the AGM or by proxy, you first must obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your Mylan ordinary shares.

Mylan preferred shareholders who on June 29, 2018 are registered in the Register may attend the AGM and, if relevant, vote in person or authorize a third-party to attend, and, if relevant, vote at the meeting on their behalf by proxy.

As of the close of business on [●], 2018 (the last practicable date prior to the Record Date and the mailing of the Proxy Statement), there were [●] Mylan ordinary shares and no Mylan preferred shares outstanding and entitled to vote. Each Mylan share is entitled to one vote on each matter properly brought before the AGM. Shareholders do not have cumulative voting rights.

Unless the context otherwise requires, references to (a) “Mylan ordinary shareholders” refer to both (i) shareholders who on the Record Date are registered in the Register as holders of Mylan ordinary shares and (ii) others with meeting rights under Dutch law with respect to Mylan ordinary shares, who on the Record Date are registered as such in the Register, (b) “Mylan preferred shareholders”, if any, refer to both (i) shareholders who on June 29, 2018 are registered in the Register as holders of Mylan preferred shares and (ii) others with meeting rights under Dutch law with respect to Mylan preferred shares who, on June 29, 2018, are registered as such in the Register and (c) “Mylan shareholders” refer to Mylan ordinary shareholders and Mylan preferred shareholders.

Q:	What vote is required to adopt each of the Proposals?

A:

Consistent with established Dutch law and Mylan’s Articles of Association, executive directors and non-executive directors are appointed by the general meeting from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the general meeting, unless the nomination is overruled by the general meeting (which would result if a majority of at least

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APPENDIX A

two-thirds of the votes cast, representing more than half of the issued share capital, vote “against” the appointment of such director, with abstentions, “blank votes” and invalid votes not considered votes cast), in which case he or she will not be appointed. In such event, Mylan’s Board may propose a new binding nomination to be submitted at a subsequent general meeting.

Other than for the appointment of directors, each Proposal requires the affirmative vote of an absolute majority of the valid votes cast on that Proposal at the AGM. A quorum of at least one-third of the issued share capital is separately required for the adoption of each Proposal. If a quorum of at least one-third of the issued share capital is not present or represented with respect to any Proposal, such Proposal cannot be validly adopted at the AGM.

Abstentions and failures to vote (as described below) are not considered to be votes cast for purposes of determining if a Proposal has been adopted.

Q:	What constitutes a quorum?

A:

At least one-third of the issued Mylan shares must be separately represented at the AGM with respect to a Proposal to constitute a quorum with respect to that Proposal. Abstentions, “blank votes” and invalid votes will be counted for purposes of determining the presence of a quorum (although they are considered to be votes that were not cast). If you are a beneficial owner who holds ordinary shares in street name and do not give instructions to your broker, bank, trust company or other nominee, the broker, bank, trust company or other nominee will nevertheless be entitled to vote your ordinary shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the ordinary shares in its discretion on such matters. In such an instance, your shares will be counted for purposes of determining the presence of a quorum at the AGM with respect to such Proposal. If your broker, bank, trust company or other nominee does not vote your ordinary shares in its discretion on routine matters, your shares will not be counted for purposes of determining the presence of a quorum with respect to such Proposal. Failures to vote (which, as described below, include instances where you fail to instruct your broker, bank, trust company or other nominee to vote on a non-routine matter) on a Proposal will not be counted for purposes of determining the presence of a quorum with respect to that Proposal.

Q:	How do I vote if my ownership of Mylan ordinary shares is reflected directly on the Register as of the Record Date?

A:

Mylan ordinary shareholders whose ownership is reflected directly on the Register as of the Record Date may cast their votes at the AGM, by internet or telephone or by submitting a proxy card. See page [●] for additional information about how to vote.

If you plan to attend the AGM, ownership of your Mylan ordinary shares is reflected directly on the Register as of the Record Date, and you wish to vote in person, you will be given a ballot at the AGM. In addition, if you plan to attend the AGM, please be prepared to provide proper identification, such as a driver’s license or passport.

If you do not plan to attend the AGM in person and ownership of your Mylan ordinary shares is reflected directly on the Register as of the Record Date, you may cast your vote, after the Record Date but no later than the Cut-Off Time, by internet or telephone or by submitting a proxy card. Mylan requests that you mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope, or submit your proxy for ordinary shares by telephone or internet.

If the ownership of your Mylan ordinary shares is reflected directly on the Register as of the Record Date and you vote by proxy, the individuals named on the enclosed proxy card will vote your Mylan ordinary shares in the manner you indicate. All ordinary shares represented by properly executed proxies received after the Record Date but no later than the Cut-Off Time will be voted at the meeting in the manner specified by the Mylan ordinary shareholder giving those proxies. If the proxy is returned without an indication as to how the Mylan ordinary shares represented are to be voted with regard to a Proposal (and without expressly indicating to abstain or to cast a “blank vote”), the Mylan ordinary shares represented by the proxy will be voted in accordance with the recommendation of Mylan’s Board, as described in the Proxy Statement.

Q:	How do I vote if I am a beneficial owner of Mylan ordinary shares and hold them in street name?

A:	If you are a beneficial owner of Mylan ordinary shares and hold your shares in street name, the relevant institution will send you instructions

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APPENDIX A

describing the procedure for instructing the institution how to vote the Mylan ordinary shares you beneficially own. See page [●] for additional information about how to vote.

If you are a beneficial owner of Mylan ordinary shares and hold your shares in street name, plan to attend the AGM, and wish to vote in person, you will be given a ballot at the AGM. Please note, however, that you must bring to the AGM a legal proxy executed in your favor from the relevant shareholder who is registered in the Register as the holder on the Record Date of the underlying shares (through your broker, bank, trust company or other nominee) authorizing you to vote at the AGM. You must also provide proof of ownership, such as a recent account statement or letter from your brokerage firm, bank nominee or other institution proving ownership on the Record Date. In addition, if you plan to attend the AGM, please be prepared to provide proper identification, such as a driver’s license or passport.

If you are a beneficial owner of Mylan ordinary shares and hold your shares in street name, see “If my shares are held in street name by my broker, will my broker automatically vote my shares for me?” below for more information on giving instructions to your broker, bank, trust company or other nominee.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:

If you are a beneficial owner of Mylan ordinary shares and hold your shares in street name, your broker, bank, trust company or other nominee cannot vote your shares on non-routine matters without instructions from you. Each of the Proposals is considered a non-routine matter, other than adoption of the Dutch statutory annual accounts for fiscal year 2017, the ratification of the selection of Deloitte as Mylan’s independent registered public accounting firm for fiscal year 2018, the instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2018 and authorization of Mylan’s Board to acquire shares in the capital of the Company (each of which is considered a routine matter). You should instruct your broker, bank, trust company or other nominee as to how to vote your Mylan ordinary shares, following the directions from your broker, bank, trust company or other nominee provided to you.

Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not give instructions to your broker, bank, trust company or other nominee, the broker, bank, trust company or other nominee will nevertheless be entitled to vote your ordinary shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the ordinary shares in its discretion on such matters. In such an instance, your shares will be counted for purposes of determining the presence of a quorum with respect to such Proposal. If you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy with respect to a Proposal (either because it is non-routine or such broker, bank, trust company or other nominee does not give its discretion with respect to a routine Proposal), your shares will not be counted for purposes of determining the presence of a quorum with respect to that Proposal.

As discussed above, beneficial owners of Mylan ordinary shares held through a broker, bank, trust company or other nominee may not vote the underlying ordinary shares at the AGM unless they first obtain (where appropriate, through the relevant broker, bank, trust company or other nominee) a signed proxy card from the relevant shareholder who is registered in the Register as the holder on the Record Date of the underlying ordinary shares.

Q:	What will happen if I fail to vote, I abstain from voting or I return my proxy card without indicating how to vote?

A:

If you do not exercise your vote because you do not submit a properly executed proxy card to Mylan, and do not vote by telephone or internet in a timely fashion or by failing to attend the AGM to vote in person or fail to instruct your broker, bank, trust company or other nominee how to vote on a non-routine matter (a “failure to vote”), it will have no effect on the Proposal. If you mark your proxy or voting instructions expressly to abstain or to cast a “blank vote” for any Proposal, it will also have no effect on such Proposal. If you do not give instructions to your broker, bank, trust company or other nominee, the broker, bank, trust company or other nominee will nevertheless be entitled to vote your ordinary shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the ordinary shares in its discretion on such matters.

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APPENDIX A

If a Mylan shareholder returns a properly executed proxy card in a timely fashion without indicating how to vote on one or more of the Proposals (and without indicating expressly to abstain or to cast a “blank vote”), the Mylan ordinary shares represented by such proxy will count for the purposes of determining the presence of a quorum with respect to such Proposal(s), will be voted in favor of each such Proposal in accordance with the recommendation of Mylan’s Board, and it will not be considered a failure to vote with respect to such Proposal(s).

Q:	May I change my vote or revoke my proxy or voting instructions after I have returned a proxy card or voted?

A:

Yes. You may change your vote of your Mylan shares as indicated on your proxy card or revoke your proxy at any time prior to the Cut-Off Time. You can do this by (a) voting again by telephone or internet or (b) submitting another properly executed proxy card, dated as of a later date (but prior to the Cut-Off Time), in writing (to be sent to Mylan’s Corporate Address to the attention of Mylan’s Corporate Secretary as indicated in the question “How may I communicate with Mylan’s directors?”). Alternatively, you may give notice of your attendance at the meeting (prior to the Cut-Off Time in the manner described above) and vote in person.

If your shares are held through and/or in street name by your broker, bank, trust company or other nominee, you should contact your broker, bank, trust company or other nominee to change your vote or revoke your voting instructions.

Q:	What happens if I transfer my Mylan ordinary shares before the AGM?

A:	The Record Date for the AGM is earlier than the date of the AGM. If you transfer your Mylan ordinary shares after the Record Date, you will retain your right to attend and vote at the AGM.

Q:	Who tabulates the votes?

A:

The inspector of election will, among other matters, determine the number of shares represented at the AGM to confirm the presence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on the Proposals.

Q:	Where can I find the voting results of the AGM?

A:

Mylan expects to announce the preliminary voting results at the AGM. In addition, within four business days following certification of the final voting results, Mylan intends to report the final voting results in a Current Report on Form 8-K filed with the SEC.

Q:	How are proxies solicited and what is the cost?

A:

Mylan will bear all expenses incurred in connection with the solicitation of proxies including the costs associated with the filing, printing and publication of the Proxy Statement. Mylan has retained Innisfree M&A Incorporated to assist in its solicitation of proxies and has agreed to pay them a fee of approximately $[●], plus reasonable expenses, for these services. Mylan will reimburse brokerage firms, bank nominees and other institutions for their costs in forwarding proxy materials to beneficial owners of Mylan ordinary shares. Our directors, officers and employees, some of whom may be considered participants in the solicitation, may also solicit proxies by mail, telephone or personal contact without additional remuneration.

Q:	What is householding?

A:

In accordance with notices previously sent to street name shareholders who share a single address, we are sending only one copy of the Proxy Statement and annual report to that address unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement, Mylan will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement or annual report to any shareholder residing at an address to which only one copy was mailed. If you would like to request additional copies of this Proxy Statement or annual report (or in the future would like to receive separate copies or the Proxy Statement or annual report) or if you are receiving multiple copies of this Proxy Statement and would like to request that only a single copy be mailed in the future, you can request householding by contacting the Corporate Secretary as described under “How may I communicate with Mylan’s Directors” below.

2018 Proxy Statement	A-5

APPENDIX A

Q:	How can I view or request a copy of Mylan’s Annual Report on Form 10-K?

A:

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”), as amended, has been mailed to all shareholders entitled to notice of, and to vote at, the AGM. The Form 10-K is not incorporated into this Proxy Statement and shall not be deemed to be solicitation materials. A copy of the Form 10-K is also available without charge from the Company’s website at http://investor.mylan.com or upon written request to Investor.Relations@mylan.com or by contacting Investor Relations at the Company’s Corporate Address.

Q:	How may I communicate with Mylan’s Directors?

A:

Mylan’s Board has established a process for any interested parties to contact any individual director, the Board, the non-executive directors as a group or any other group or committee of directors, at:

Mylan N.V.

Attn: Corporate Secretary

Building 4, Trident Place

Mosquito Way, Hatfield,

Hertfordshire, AL10 9UL England

Phone: +44 (0) 1707-853-000

Communications regarding accounting, internal accounting controls or auditing matters may be reported to the Audit Committee using the above address. All communications received as set forth above shall be opened by the office of the Secretary for the purpose of determining whether the contents represent a message to the Company’s Directors. Materials that are not in the nature of advertising or promotions of a product or service or patently offensive shall be forwarded as appropriate to the Board or to each Director who is a member of the group or committee to which the envelope is addressed.

Q:	Could matters other than those stated in the notice of the meeting be considered at the AGM?

A:

The Dutch Civil Code does not permit any business to be voted on at the AGM other than as stated in the notice of meeting unless the matter is unanimously approved by all votes cast and all issued shares are present or represented at the meeting.

Q:	What is the deadline to propose actions for consideration at the 2019 AGM?

A:

Because Mylan is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Mylan shareholders at the 2019 AGM. Under Dutch law and Mylan’s Articles of Association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2019 AGM, the shareholder must fulfill the requirements set forth in Dutch law and Mylan’s Articles of Association, including satisfying both of the following criteria:

•

Mylan must receive the proposed agenda item (supported by reasons) or proposed resolution in writing (excluding e-mail and other forms of electronic communication) no later than 60 days before the date of the 2019 AGM (which date has not yet been declared by the Board); and

•	The number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of Mylan’s issued share capital.

Consistent with established Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed by the general meeting from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the general meeting, unless the nomination is overruled by the general meeting voting against the appointment of the candidate by a resolution adopted with a majority of at least two-thirds of the votes cast, representing more than half of the issued share capital.

Pursuant to U.S. federal securities laws, if a shareholder wishes to have a proposed agenda item or a proposed resolution within the authority of shareholders included in Mylan’s Proxy Statement for the 2019 AGM, then in addition to the above requirements, the shareholder also needs to follow the procedures outlined in Rule 14a-8 of the Exchange Act. If you wish to submit a proposal intended to be presented at the 2019 AGM pursuant to Rule 14a-8, your proposal must be received by us no later than [●], and must otherwise comply with the requirements of

A-6	2018 Proxy Statement

APPENDIX A

Rule 14a-8 and Dutch law to be considered for inclusion in the 2019 proxy statement and proxy.

Any proposed agenda item or proposed resolution within the authority of shareholders under our Articles of Association or pursuant to Rule 14a-8 for our 2019 AGM should be sent to our principal executive offices at the following address:

Mylan N.V.

Attn: Corporate Secretary

Building 4, Trident Place

Mosquito Way, Hatfield,

Hertfordshire, AL10 9UL England

Q:	How do I nominate a candidate for director to Mylan’s Board?

A:

The Governance and Nominating Committee will consider for nomination by Mylan’s Board potential director candidates properly recommended by shareholders, subject to the discretion of the Board and to Mylan’s Articles of Association. In considering candidates recommended by shareholders, the Governance and Nominating Committee will take into consideration, among other matters, the needs of the Board and Mylan and the qualifications of the candidate, including, among other things, those traits, abilities and experiences described above.

Any submission to the Governance and Nominating Committee of a recommended candidate for consideration must include, among other information, the name of the recommending shareholder and evidence of such person’s ownership of Mylan shares, and the name of the recommended candidate, his or her resume or a statement of his or her principal occupation or employment, and the recommended candidate’s signed consent to be named as a director if recommended by the Governance and Nominating Committee and nominated by the Board. Any shareholder recommendations for director must be sent to Mylan’s Corporate Secretary not later than 120 days prior to the anniversary date of Mylan’s most recent annual general meeting of shareholders at the following address:

Mylan N.V.

Attn: Corporate Secretary

Building 4, Trident Place

Mosquito Way, Hatfield,

Hertfordshire, AL10 9UL England

Q:	What do I need to do now?

A:

Carefully read and consider the information contained in this Proxy Statement and vote your shares either in person or by telephone, the Internet or the use of a proxy card, as described in these questions and answers and this Proxy Statement.

Q:	Who can help answer my questions?

A:

If you have questions about the Proposals or the AGM, need assistance in completing your proxy card, or if you desire additional copies of this Proxy Statement or additional proxy cards, you should contact:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

+1 (877) 750-9499 (toll free)

+1 (212) 750-5833 (banks and brokers)

2018 Proxy Statement	A-7

Appendix B

Forward-Looking Statements

This Proxy Statement and Shareholder Letters contain “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about Mylan’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and targets for future periods. These may often be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “pipeline,” “intend,” “continue,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: actions and decisions of healthcare and pharmaceutical regulators; failure to achieve expected or targeted future financial and operating performance and results; uncertainties regarding future demand, pricing and reimbursement for our products; any regulatory, legal, or other impediments to Mylan’s ability to bring new products to market, including, but not limited to, where Mylan uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); success of clinical trials and Mylan’s ability to execute on new product opportunities, including but not limited to products in our biosimilar pipeline; any changes in or difficulties with our manufacturing facilities, supply chain or inventory or our ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on our financial condition, results of operations and/or cash flows; the ability to meet expectations regarding the accounting and tax treatments of acquisitions, including the EPD Transaction; changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any significant breach of data security or data privacy or disruptions to our information technology systems; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; the impact of competition; identifying, acquiring and integrating complementary or strategic acquisitions of other companies, products, or assets being more difficult, time-consuming or costly than anticipated; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with strategic acquisitions or restructuring programs within the expected time-frames or at all; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan’s business activities, see the risks described in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and our other filings with the SEC. You can access Mylan’s filings with the SEC through the SEC website at www.sec.gov or through our website, and Mylan strongly encourages you to do so. Mylan routinely posts information that may be important to investors on our website at investor.mylan.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated by reference in this Proxy Statement or Shareholder Letters and shall not be deemed “filed” under the Exchange Act. Mylan undertakes no obligation to update any statements herein for revisions or changes after the filing date of this Proxy Statement.

2018 Proxy Statement	B-1

APPENDIX B

Reconciliation of Non-GAAP Financial Measures

This Proxy Statement and Shareholder Letters include the presentation and discussion of certain financial information that differs from what is reported under U.S. GAAP. These non-GAAP financial measures, including, but not limited to, adjusted EPS, adjusted free cash flow and ROIC, are presented in order to supplement investors’ and other readers’ understanding and assessment of Mylan’s financial performance. Management uses these measures internally for forecasting, budgeting, measuring its operating performance and incentive-based awards. In addition, primarily due to acquisitions, Mylan believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using the adjusted metrics included herein, along with other performance metrics. Management’s annual incentive compensation is derived, in part, based on the adjusted EPS metric and the adjusted free cash flow metric. This Appendix B contains reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth in this Appendix B, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP.

B-2	2018 Proxy Statement

APPENDIX B

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions except per share amounts and percentages)

	Year Ended December 31,		Year Ended December 31,
	2017		2016
U.S. GAAP net earnings and U.S. GAAP diluted earnings per share	$696	$1.30	$480	$0.92
Purchase accounting related amortization (primarily included in cost of sales)	1,530		1,412
Litigation settlements and other contingencies, net	(13)		673
Interest expense (primarily related to clean energy investment financing)	20		23
Interest expense related to the accretion of contingent consideration liabilities	28		43
Clean energy investments pre-tax (income) loss	47		92
Acquisition related costs (primarily included in SG&A and cost of sales)	70		335
Restructuring related costs	188		150
Other special items included in:
Cost of sales	64		45
Research and development expense	118		121
Selling, general and administrative expense	14		36
Other expense, net	14		(18)
Tax effect of the above items and other income tax related items	(330)		(844)

Adjusted net earnings and adjusted EPS(a)	$2,445	$4.56	$2,547	$4.89

Weighted average diluted ordinary shares outstanding	537		521

(a)	Adjusted EPS for the years ended December 31, 2017 and 2016 had a favorable foreign currency impact of $0.03 and $0.04, respectively.

	Year Ended December 31,
	2017	2016
U.S. GAAP net cash provided by operating activities	$2,065	$2,047
Add:
Payment of litigation settlements	533	69
Restructuring related costs	152	—
Financing related expense	—	67
Contingent consideration	50	—
Acquisition related costs	30	244
R&D expense	55	123
Income tax items	—	(26)

Adjusted net cash provided by operating activities	$2,884	$2,524

Add/(deduct):
Capital expenditures	(276)	(390)
Proceeds from sale of certain property, plant and equipment	19	—

Adjusted free cash flow	$2,627	$2,134

2018 Proxy Statement	B-3

APPENDIX B

	Year Ended December 31,
	2017	2016
Adjusted net earnings attributable to Mylan N.V.	$2,445	$2,547
Add/(Deduct):
Tax effect of non-GAAP adjustments and other income tax related items	330	844
U.S. GAAP reported income tax (benefit) provision	207	(358)

Adjusted pre-tax income	$2,982	$3,033

	Year Ended December 31,
	2017	2016
U.S. GAAP interest expense	$535	$455
Deduct:
Interest expense related to clean energy investments	(12)	(14)
Accretion of contingent consideration liability	(28)	(41)
Acquisition related costs	(0)	(46)
Other special items	(7)	(10)

Adjusted interest expense	$487	$343

B-4	2018 Proxy Statement

APPENDIX B

Return on Invested Capital

	Year Ended December 31,
	2017	2016
Adjusted pre-tax income	$2,982	$3,033
Adjusted interest expense	487	343

Adjusted income before interest and tax	3,469	3,376
Estimated adjusted income tax expense(a)	(624)	(540)

Adjusted net operating profit after tax	$2,845	$2,835

		As of December 31,
		2016	2015
Total assets		$34,726	$29,003
Cash and near cash items		(999)	(2,211)
Short-term investments		(113)	(98)
Deferred income taxes		(633)	(460)
Forward starting swaps		—	40
Clean energy investments		(333)	(363)
Restricted cash		(148)	(215)

Total invested assets		$32,500	$25,697
Accounts payable		(1,348)	(1,161)
Other current liabilities		(3,259)	(2,472)
Income taxes payable		(98)	(104)

Total invested capital		$27,796	$21,959

Intangible assets		14,448	10,456
Goodwill		9,232	7,128

Operational invested capital		$4,116	$4,375

	2017	2016
Cash Return on Total Invested Capital(b)	10%	13%
Cash Return on Operational Invested Capital(c)	69%	65%

(a)	Estimated adjusted income tax expense is the adjusted income tax rate multiplied by adjusted income before interest and tax.
(b)	Calculated using current year adjusted net operating profit after tax/prior year total invested capital. This is the ROIC metric used for awards granted in 2016 and 2017.
(c)	Calculated using current year adjusted net operating profit after tax/prior year operational invested capital. This is the ROIC metric used for awards granted before 2016.

2018 Proxy Statement	B-5

Mylan Better Health for a Better world
Copyright 2018 Mylan N.V. All Rights Reserved
The Mylan Better Health Better World logo is a registered trademark of Mylan Inc.

YOUR VOTE IS IMPORTANT

Please take a moment prior to the Cut-Off Time specified in the proxy statement

([●] Central European Summer Time (CEST) / [●] Eastern Time (ET) on June [●], 2018)

to vote your ordinary shares of Mylan N.V. for the upcoming annual general meeting of shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-242-2716, on a touch-tone phone. If outside the U.S. or Canada, call 1-646-880-9092. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.

Vote by Internet — Please access https://www.proxyvotenow.com/myl, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.

Vote by Mail — If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Mylan N.V., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

To vote, mark blocks below in blue or black ink as follows
THE MYLAN N.V. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR IN ITEM 1 AND “FOR” ITEMS 2, 3, 4, 5 AND 6.

Company Proposals (Items 1 through 6)

1.	Appointment of the following 12 directors, each for a term until immediately after the next annual general meeting:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
A.	Heather Bresch	☐	☐	☐	G.	Harry A. Korman	☐	☐	☐
B.	Hon. Robert J. Cindrich	☐	☐	☐	H.	Rajiv Malik	☐	☐	☐
C.	Robert J. Coury	☐	☐	☐	I.	Mark W. Parrish	☐	☐	☐
D.	JoEllen Lyons Dillon	☐	☐	☐	J.	Pauline van der Meer Mohr	☐	☐	☐
E.	Neil Dimick, C.P.A.	☐	☐	☐	K.	Randall L. (Pete) Vanderveen, Ph.D.	☐	☐	☐
F.	Melina Higgins	☐	☐	☐	L.	Sjoerd S. Vollebregt	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval, on an advisory basis, of the compensation of the named executive officers of the Company	☐	☐	☐
3.	Adoption of the Dutch annual accounts for fiscal year 2017	☐	☐	☐
4.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018	☐	☐	☐
5.	Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2018	☐	☐	☐
6.	Authorization of the Board to acquire shares in the capital of the Company	☐	☐	☐

Date:	, 2018

Signature

Signature (if held jointly)

Title

NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on [●]
The Notice of the Meeting, Proxy Statement, Proxy Card, Annual Report on Form 10-K (as amended) and the Dutch Board Report are available at investor.mylan.com

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

Preliminary Copy

MYLAN N.V.

PROXY FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on [●] at [●] p.m. Central European Summer Time (CEST)

at [●]

This Proxy is Solicited on Behalf of the Board of Directors of Mylan N.V.

(the “Board”)

PROXY VOTING DEADLINE: [●] CENTRAL EUROPEAN SUMMER TIME (CEST) /

[●] EASTERN TIME (ET), [●], 2018

The undersigned hereby appoints [●] and [●], and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all ordinary shares of MYLAN N.V. (“Mylan” or the “Company”) which the undersigned is entitled to vote and act at the Annual General Meeting of Shareholders of Mylan to be held on [●], with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted “FOR” each director in Item 1 and “FOR” Items 2, 3, 4, 5 and 6 if no choice is specified. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment prior to [●] Eastern Time (ET) on June [●], 2018 to vote your ordinary shares of Mylan N.V. for the upcoming annual general meeting of shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-598-8805, on a touch-tone phone. If outside the U.S. or Canada, call 1-646-880-9093. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.

Vote by Internet — Please access https://www.proxyvotenow.com/myl-plans, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.

Vote by Mail — If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Mylan N.V., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

To vote, mark blocks below in blue or black ink as follows
THE MYLAN N.V. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR IN ITEM 1 AND “FOR” ITEMS 2, 3, 4, 5 AND 6.

Company Proposals (Items 1 through 6)

1.	Appointment of the following 12 directors, each for a term until immediately after the next annual general meeting:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
A.	Heather Bresch	☐	☐	☐	G.	Harry A. Korman	☐	☐	☐
B.	Hon. Robert J. Cindrich	☐	☐	☐	H.	Rajiv Malik	☐	☐	☐
C.	Robert J. Coury	☐	☐	☐	I.	Mark W. Parrish	☐	☐	☐
D.	JoEllen Lyons Dillon	☐	☐	☐	J.	Pauline van der Meer Mohr	☐	☐	☐
E.	Neil Dimick, C.P.A.	☐	☐	☐	K.	Randall L. (Pete) Vanderveen, Ph.D.	☐	☐	☐
F.	Melina Higgins	☐	☐	☐	L.	Sjoerd S. Vollebregt	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval, on an advisory basis, of the compensation of the named executive officers of the Company	☐	☐	☐
3.	Adoption of the Dutch annual accounts for fiscal year 2017	☐	☐	☐
4.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018	☐	☐	☐
5.	Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch statutory annual accounts for fiscal year 2018	☐	☐	☐
6.	Authorization of the Board to acquire shares in the capital of the Company	☐	☐	☐

Date:	, 2018

Signature

Signature (if held jointly)

Title

NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on Friday, June 29, 2018
The Notice of the Meeting, Proxy Statement, Proxy Card, Annual Report on Form 10-K (as amended) and the Dutch Board Report are available at investor.mylan.com

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

Preliminary Copy

MYLAN PROFIT SHARING 401(K) PLAN

MYLAN PUERTO RICO PROFIT SHARING EMPLOYEE SAVINGS PLAN

VOTING INSTRUCTION FORM

For The Annual General Meeting of Shareholders of Mylan N.V.

To Be Held on [●]

This Voting Instruction Form is Solicited on Behalf

of the Board of Directors of Mylan N.V. (the “Board”)

PLAN VOTING DEADLINE: [●] Eastern Time (ET), [●], 2018

The undersigned hereby directs Bank of America, N.A., as trustee for the Mylan Profit Sharing 401(k) Plan, and Banco Popular de Puerto Rico, as trustee for the Mylan Puerto Rico Profit Sharing Employee Savings Plan (together, the “Trustees”), to appoint [●] and [●], and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the Trustees to vote and act with respect to all ordinary shares of MYLAN N.V. (“Mylan” or the “Company”) credited to the accounts of the undersigned under the above-named plans which the Trustees are entitled to vote and act on behalf of the undersigned at the Annual General Meeting of Shareholders of Mylan to be held on [●], with all the powers the Trustees would possess if personally present, and particularly, but without limiting the generality of the foregoing:

IF PROPERLY EXECUTED AND RECEIVED BY THE RELEVANT TRUSTEE PRIOR TO THE PLAN VOTING DEADLINE, THIS VOTING INSTRUCTION FORM WILL BE VOTED “FOR” EACH DIRECTOR IN ITEM 1 AND “FOR” ITEMS 2, 3, 4, 5 AND 6 UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

(Continued and to be signed on the reverse side)